Exhibit 10.14

SECOND LIEN CREDIT AGREEMENT

dated as of

August 20, 2013,

among

TRINET HR CORPORATION,

as Borrower,

TRINET GROUP, INC.,

the LENDERS from time to time party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

MORGAN STANLEY SENIOR FUNDING, INC.,

BANK OF AMERICA, N.A., and

DEUTSCHE BANK SECURITIES INC.,

as Co-Syndication Agents,

KEYBANK NATIONAL ASSOCIATION,

as Documentation Agent

J.P. MORGAN SECURITIES LLC,

MORGAN STANLEY SENIOR FUNDING, INC.,

BANK OF AMERICA, N.A., and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Bookrunners

i

SECTION 9.16. No Fiduciary Relationship	142
SECTION 9.17. Non-Public Information	142

SCHEDULES:

Schedule 1.01B	—	Disqualified Lenders
Schedule 2.01	—	Commitments
Schedule 5.15	—	Post-Closing Matters

EXHIBITS:

Exhibit A-1	—	Form of Assignment and Assumption
Exhibit A-2	—	Form of Affiliated Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Auction Procedures
Exhibit D	—	Form of Second Lien Guarantee and Collateral Agreement
Exhibit E	—	Form of Compliance Certificate
Exhibit F	—	Form of Intercompany Note
Exhibit G-1	—	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit G-2	—	Form of Pari Passu Second Lien Intercreditor Agreement
Exhibit H	—	Form of Interest Election Request
Exhibit I-1	—	Form of Perfection Certificate
Exhibit I-2	—	Form of Supplemental Perfection Certificate
Exhibit J	—	Form of Solvency Certificate
Exhibit K-1	—	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-2	—	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-3	—	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-4	—	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit L	—	Form of Promissory Note

SECOND LIEN CREDIT AGREEMENT dated as of August 20, 2013, among TRINET HR CORPORATION, as Borrower, TRINET GROUP, INC., the LENDERS from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” has the meaning set forth in Section 2.23(a).

“ACH Indebtedness” means Indebtedness incurred by Holdings or its Subsidiaries in the ordinary course of business in respect of automated clearinghouse obligations.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. Notwithstanding the foregoing, the Adjusted LIBO Rate will be deemed to be 1.00% per annum on any day when it would otherwise be less than 1.00% per annum.

“Administrative Agent” means Wilmington Trust, National Association, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 6.09, the term “Affiliate” shall also include any Person that, directly or indirectly through one or more intermediaries, owns 5% or more of any class of Equity Interests of the Person specified (other than, in the case of Equity Interests of Holdings, any such Person that first acquired such 5% ownership after an IPO) or that is an officer or director of the Person specified.

“Affiliated Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A-2.

“Agreement” means this Second Lien Credit Agreement, as the same may be modified, amended and/or supplemented from time to time.

“AIG Contract” means the documents listed on Schedule 6.10A to the Disclosure Letter evidencing the service and financial relationship among AIG and its Affiliates, the Borrower, Archimedes and the Reinsurance Captive Asset Management Program, pursuant to which collateral is retained for a period of time to secure the workers compensation claims payment and administrative fee obligations of the Borrower and Archimedes, pursuant to the workers compensation program of the Borrower and any of its operating subsidiaries.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum determined in accordance with the definition of “LIBO Rate” herein, as the screen or quoted rate at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Incremental Facility Indebtedness” means any Indebtedness incurred by the Borrower in the form of one or more series of secured bonds, debentures, notes or similar instruments; provided that (a), (i) such Indebtedness shall be secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and shall not be secured by any property or assets of Holdings, the Borrower or any of the other Subsidiaries other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Second Lien Intercreditor Agreement (provided that if the Pari Passu Second Lien Intercreditor Agreement has not previously been executed and delivered, then Holdings, the Borrower, the other Subsidiary Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the Pari Passu Second Lien Intercreditor Agreement) and the First Lien/Second Lien Intercreditor Agreement, (b) such Indebtedness does not mature earlier than the Latest Maturity Date in effect hereunder at the time of incurrence thereof and has a weighted average life to maturity no shorter than that of the Loans with the Latest Maturity Date, (c) such Indebtedness contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, fees and optional prepayment or redemption terms), are substantially identical to, or are not more restrictive to Holdings, the Borrower and the Subsidiaries than, those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect); provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the Borrower of its reasonable objection during such period together with a reasonable description of the basis upon which it objects, (d) such Indebtedness does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness, customary asset sale or event of loss, mandatory offers to purchase and customary acceleration rights after an event of default) prior to the Latest Maturity Date then in effect, and (e) such Indebtedness is not guaranteed by any Person other than Holdings and Subsidiaries that are Subsidiary Loan Parties. Alternative Incremental Facility Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction applicable to Holdings, the Borrower and the Subsidiaries concerning or relating to bribery or corruption.

“Anti-Terrorism Law” means any Requirement of Law relating to money laundering or financing terrorism, including the USA Patriot Act, the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act of 1970”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act of 1917 (50 U.S.C. §1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Applicable Rate” means, for any day, (a) 6.75% per annum, in the case of an ABR Loan, or (b) 7.75% per annum, in the case of a Eurodollar Loan.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Archimedes” means Archimedes Risk Solutions LTD, a Bermuda corporation, and a direct, wholly-owned Subsidiary of the Borrower.

“Arrangers” means J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and Deutsche Bank Securities Inc., in their capacities as joint lead arrangers and bookrunners for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A-1.

“Auction Manager” has the meaning set forth in Section 2.24(a).

“Auction Notice” means an auction notice given by the Borrower in accordance with the Auction Procedures with respect to an Auction Purchase Offer.

“Auction Procedures” means the auction procedures with respect to Auction Purchase Offers set forth in Exhibit C hereto.

“Auction Purchase Offer” means an offer by the Borrower to purchase Loans of one or more Classes pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.24.

“Available Domestic Cash” means, on any date, the amount of Unrestricted Cash held on such date by Holdings, the Borrower or any Subsidiary Loan Party, other than Unrestricted Cash held in accounts outside the United States of America.

“Available ECF Amount” means, as of any time, the excess, if any, of:

(a) the Cumulative Borrower’s ECF Share; over

(b) the sum of all Investments made prior to such time in reliance on Section 6.04(s)(iii), plus all Restricted Payments made prior to such time in reliance on Section 6.08(a)(ix)(B), plus all expenditures in respect of Indebtedness made prior to such time in reliance on Section 6.08(b)(viii)(B), in each case utilizing the Available ECF Amount or portions thereof in effect on the date of any such Investment, Restricted Payment or expenditure.

Under no circumstances will the amounts referred to in clause (b) of this definition exceed the amount of the Cumulative Borrower’s ECF Share, and the aggregate of all Investments, Restricted Payments and expenditures in respect of Indebtedness made on any date in reliance on the Available ECF Amount on such date may not exceed the amount of the Available ECF Amount on such date.

“Bank of America Accounts” means (a) the deposit accounts and securities accounts set forth on Schedule 1 of the Disclosure Letter, and (b) any additional deposit accounts and securities accounts related thereto at Bank of America, N.A. approved at the Administrative Agent’s reasonable discretion.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment.

“Base First Lien Incremental Amount” means $50,000,000, which is the base amount of First Lien Incremental Facility Indebtedness and First Lien Alternative Incremental Facility Indebtedness that can be incurred pursuant to Section 6.01(a)(xiv). For purposes hereof, the Base First Lien Incremental Amount will be deemed to be utilized by the initial $50,000,000 of the First Lien Incremental Facility Indebtedness and First Lien Alternative Incremental Facility Indebtedness incurred under Section 6.01(a)(xiv)

“Base Incremental Amount” means $50,000,000, which is the base amount of Incremental Term Commitments that can be incurred under Section 2.21 and Alternative Incremental Facility Indebtedness that can be incurred under Section 6.01(a)(xiii). For purposes hereof, the Base Incremental Amount will be deemed to be utilized by the initial $50,000,000 of the Incremental Term Commitments incurred under Section 2.21 and Alternative Incremental Facility Indebtedness incurred under Section 6.01(a)(xiii).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means TriNet HR Corporation, a California corporation.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of a written Borrowing Request, substantially in the form of Exhibit B.

“Business Credit Card Indebtedness” means Indebtedness incurred by the Borrower or its Subsidiaries in the ordinary course of business under a commercial credit card or purchasing card program.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to remain closed.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings, the Borrower and the Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital

Lease Obligations incurred by Holdings, the Borrower and the Subsidiaries during such period, but excluding in each case any such expenditure (i) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(b), (ii) made by Holdings, the Borrower or any Subsidiary as payment of the consideration for a Permitted Acquisition and related costs and expenses, (iii) made by Holdings, the Borrower or any Subsidiary to effect leasehold improvements to any property leased by Holdings, the Borrower or such Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord, (iv) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by Holdings, the Borrower or any Subsidiary and (v) made with the Net Proceeds from the issuance of Qualified Equity Interests.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (without giving effect to any subsequent changes in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010 or a substantially similar pronouncement). The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code, including Archimedes (so long as Archimedes is organized under the laws of Bermuda), and (b) each subsidiary of any such controlled foreign corporation.

“CFC Holding Company” means a Subsidiary, including any Pass-Through Foreign Subsidiary, the sole material assets of which are Equity Interests in one or more CFCs.

“Change in Control” means (a) the failure of Holdings to own, directly or indirectly through wholly-owned Subsidiaries, 100% of the outstanding Equity Interest in the Borrower and each Loan Party (other than Holdings and subject to the release of any Loan Party pursuant to Section 9.14); (b) prior to an IPO, (i) the failure by the Permitted Holders to own, directly or indirectly through one or more wholly-owned subsidiaries, beneficially and of record, Equity Interests in Holdings representing at least 50.1% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings or (ii) the inability of the Permitted Holders (including, in the case of General Atlantic, entities within the definition of “General Atlantic” acting collectively) to elect a controlling majority of the board of directors of Holdings; (c) after an IPO (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group”, within the meaning of the Exchange Act and the rules of the

SEC thereunder (other than General Atlantic or any employee benefit plan of Holdings or the Subsidiaries or a Person acting in connection with such acquisition as a trustee, agent, fiduciary or administrator of such an employee benefit plan), of Equity Interests representing more than the greater of (A) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings (or, if applicable, the Qualified IPO Parent) and (B) the percentage of then outstanding Voting Stock of Holdings then owned directly, indirectly or beneficially by the Permitted Holders; (d) after an IPO involving a Qualified IPO Parent, the failure of such Qualified IPO Parent to own 100% of the outstanding Equity Interests of Holdings; (e) after an IPO, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings or any Qualified IPO Parent by Persons who were not (i) directors of Holdings on the date hereof, (ii) nominated by the board of directors of Holdings or General Atlantic (or, in the case of any Qualified IPO Parent, appointed by General Atlantic prior to an IPO) or (iii) appointed by directors who were directors of Holdings on the date hereof or were so nominated as provided in subclause (ii) of this clause (e); or (f) the occurrence of any “change in control” (or similar event, however denominated) with respect to Holdings or the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of, or otherwise relating to, any Material Indebtedness of Holdings, the Borrower or any Subsidiary. For the avoidance of doubt, it is understood that an IPO will not, unless it results in an event or circumstance constituting a Change in Control pursuant to the foregoing definition, constitute a Change in Control.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, any later date on which such Lender initially became a Lender hereunder), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans or Incremental Term Loans of any Series, (b) any Commitment, refers to whether such Commitment is a Commitment or an Incremental Term Commitment of any Series and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class

“Co-Syndication Agents” means each of Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and Deutsche Bank Securities Inc., in its capacity as co-syndication agents for the credit facilities established hereunder.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agreement” means the Second Lien Guarantee and Collateral Agreement among Holdings, the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from Holdings, the Borrower and each Designated Subsidiary (i) either (A) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (B) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with opinions and documents of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Person, and (ii) with respect to any such Person that directly owns Equity Interests of a Significant Foreign Subsidiary, a counterpart of each Foreign Pledge Agreement that the Administrative Agent determines, based on the advice of counsel, to be necessary in connection with the pledge of, or the granting of security interests in, Equity Interests of such Foreign Subsidiary (other than Excluded Equity Interests), in each case duly executed and delivered on behalf of such Person and, to the extent required by applicable law or otherwise reasonably requested by the Administrative Agent, such Foreign Subsidiary;

(b) (i) all outstanding Equity Interests of the Borrower and each Significant Subsidiary (other than Excluded Equity Interests), in each case directly owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement or, in the case of Equity Interests in a Significant Foreign Subsidiary where the Administrative Agent so reasonably requests, a Foreign Pledge Agreement; provided that the Loan Parties shall not be required to pledge (x) more than 65% of the outstanding voting Equity Interests of any first-tier CFC or first-tier CFC Holding Company and no CFC or CFC Holding Company shall be required to pledge any Equity Interests in Subsidiaries of such CFC or CFC Holding Company or (y) any of the outstanding voting Equity Interests of any CFC or CFC Holding Company that are not owned directly by a Loan Party; provided, further, that 100% of the Equity Interests of any Pass-Through Foreign Subsidiary that is a Significant Foreign Subsidiary and that are directly owned by a Loan Party shall be pledged pursuant to the Collateral Agreement or a Foreign Pledge Agreement, and (ii) the Administrative Agent shall, to the extent required by the Collateral Agreement or any such Foreign Pledge Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) all Indebtedness of Holdings, the Borrower or any Subsidiary and (ii) all other Indebtedness (other than Permitted Investments) of any Person in a principal amount of $1,000,000 or more that, in each case, is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement or a supplement to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such surveys, abstracts, appraisals and legal opinions, in each case, as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; and

(f) the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (i) each deposit account maintained by any Loan Party with any depositary bank (other than any Excluded Account) and (ii) each securities account maintained by any Loan Party with any securities intermediary (other than any Excluded Account); provided that the Loan Parties may maintain one or more local depository accounts or securities accounts not subject to a Control Agreement with financial institutions other than the Administrative Agent so long as (x) the balance of any individual deposit account or securities account does not at any time exceed $1,000,000 and (y) the balance of all such deposit and securities accounts does not at any time exceed $3,000,000 in the aggregate; provided, further, that the Loan parties shall have 90 days after the Effective Date or after the formation or acquisition of a new Loan Party, as the case may be, to comply with this paragraph (f).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the Loan Parties shall have the time periods specified in (x) Section 5.15(b) to satisfy the Collateral and Guarantee Requirement with respect to items specified in Schedule 5.15 and (y) Section 5.12 and Section 5.15(b) to satisfy the Guarantee and Collateral Requirement with respect Subsidiaries newly acquired or formed (or which first become Designated Subsidiaries) after the Effective Date and with respect to assets acquired after the Effective Date that do not automatically constitute Collateral under the Collateral Agreement, (b) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, as to which the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings, the Borrower and the Subsidiaries (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (c) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower and (d) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may (but shall not be obligated to), without the consent of any Lender, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it and the Borrower reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means with respect to each Lender such Lender’s Commitment to make a Loan on the Effective Date or such Lenders Incremental Term Commitment of any Series, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender. The amount of each Lender’s

Commitment to make a Loan on the Effective date is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Commitments is $190,000,000.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

“Confidential Information Memorandum” means the confidential information memorandum dated as of August 2013, related to the Transactions.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations);

(ii) provision for taxes based on income, profits or losses, including foreign withholding taxes, and for corporate franchise, capital stock, net worth and value-added taxes, in each case during such period;

(iii) all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash expense that was paid in a prior period);

(iv) any extraordinary losses or charges for such period, determined on a consolidated basis in accordance with GAAP;

(v) any Non-Cash Charges for such period;

(vi) any losses attributable to obligations under any Hedging Agreement (to the extent recognized prior to the occurrence of a termination event with respect thereto) or to early extinguishment of Indebtedness, determined on a consolidated basis in accordance with GAAP for such period;

(vii) expenses incurred during such period that are contemporaneously reimbursed to Holdings, the Borrower or a Subsidiary by a seller pursuant to indemnification provisions in any agreement relating to a Permitted Acquisition;

(viii) non-recurring out-of-pocket transactional fees, costs and expenses relating to Permitted Acquisitions, Investments and Indebtedness

incurred outside the ordinary course of business, securities offerings and Dispositions, including legal fees, advisory fees and upfront financing fees;

(ix) Pro Forma Adjustments in connection with Material Acquisitions consummated during such period;

(x) non-recurring out-of-pocket costs fees, and expenses relating to the Transactions incurred during such period, including legal and advisory fees (so long as not incurred after 120 days following the Effective Date), not in excess of $15,000,000 in the aggregate; and

(xi) non-recurring out-of-pocket fees, costs and expenses relating to the incurrence, refinancing, amendment or modification of Indebtedness prior to the Effective Date;

provided that (A) any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made and (B) the aggregate amount of all amounts under clauses (a)(viii), (a)(ix) and (a)(xi) that increase Consolidated EBITDA in any Test Period shall not exceed, and shall be limited to, 10% of Consolidated EBITDA in respect of such Test Period (calculated after giving effect to such adjustments and with no carryover of unused amounts into any subsequent period); and minus

(b) without duplication and to the extent included (and not deducted) in determining such Consolidated Net Income, the sum of:

(i) any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP;

(ii) any non-cash gains for such period, including with respect to write-ups of assets or goodwill, determined on a consolidated basis in accordance with GAAP;

(iii) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement, determined on a consolidated basis in accordance with GAAP for such period;

provided, further that, Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) (i) the cumulative effect of any changes in GAAP or accounting principles applied by management during such period and (ii) non-cash foreign translation gains and losses.

“Consolidated First Lien Debt” means, as of any date, the aggregate amount of Consolidated Total Debt of Holdings and the Subsidiaries outstanding on such date, including Indebtedness under the First Lien Credit Agreement, Capital Lease

Obligations (excluding Capital Lease Obligations in an aggregate amount not to exceed $1,000,000 at any time outstanding), purchase money indebtedness and other obligations that are properly classified as liabilities on a consolidated balance sheet prepared in accordance with GAAP, that in any case is secured by Liens on any property or assets of Holdings, the Borrower or any of the other Subsidiaries other than Liens on the Collateral (including those under the Security Documents) that are subordinated to the Liens securing the First Lien Loan Document Obligations and other Indebtedness that is afforded a first- priority Lien on the Collateral pursuant to the First Lien/Second Lien Intercreditor Agreement.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings, the Borrower and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than Holdings and the Borrower) that is not a consolidated Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to Holdings, the Borrower or, subject to clauses (b) and (c) of this proviso, any consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) of this proviso paid to, any Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived and (c) the income or loss of, and any amounts referred to in clause (a) of this proviso paid to, any consolidated Subsidiary that is not wholly-owned by Holdings to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary.

“Consolidated Total Debt” means, as of any date of determination, the sum of (a) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Subsidiaries outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Subsidiaries outstanding as of such date (including in respect of letters of credit, but excluding purchase price adjustments and other Indebtedness of the type described in clause (i)of the third sentence of the definition of Indebtedness or Guarantees of obligations of Holdings, the Borrower or any Subsidiary not constituting Indebtedness) that is not required to be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, in each case without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Credit Party” means the Administrative Agent and each other Lender.

“Cumulative Borrower’s ECF Share” means, as of any date of determination, for each fiscal year (commencing with the fiscal year ending December 31, 2014) with respect to which a Compliance Certificate has been delivered in connection with the delivery of annual or quarterly financial statements pursuant to Section 5.01(a), the sum (in no event less than zero) of the amounts shown in such Compliance Certificates as the amounts of Excess Cash Flow for such fiscal year covered by such Compliance Certificates, less in each case the amount of such Excess Cash Flow (including for the avoidance of doubt, but without duplication, all ECF Shortfall Amounts) required to be applied to prepay (a) term loans (including incremental term loans) pursuant to Section 2.11(d) of the First Lien Credit Agreement, (b) Loans pursuant to Section 2.11(c) of this Agreement, (c) any Alternative Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness pursuant to any comparable provision thereof or (d) any Refinancing Indebtedness in respect of this Agreement, the First Lien Credit Agreement or any Alternative Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness pursuant to any comparable provision thereof.

“Debt Fund Affiliate” means any fund managed by, under common management with, or otherwise an Affiliate of, General Atlantic or a portfolio company thereof that is a bona fide diversified debt fund or an investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Debtor Relief Laws” shall mean the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions affecting the rights of creditors generally from time to time in effect.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Disclosure Letter” means the Disclosure Letter dated the date hereof delivered to the Administrative Agent and the Lenders in respect of this Agreement.

“Disposition” has the meaning set forth in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person or that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale”, initial public offering or a “change in control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender” means any Person set forth on Schedule 1.01B.

“Dividend” means (i) one or more payments by the Borrower on the Effective Date, with the proceeds from the Loans and the term loans under the First Lien Credit Agreement, of a dividend or distribution to Holdings in an aggregate amount, of up to $360,000,000 and (ii) one or more payments by Holdings on or after the Effective Date, with the proceeds of such dividend or distribution referred to in clause (i), of one or more dividends or other distributions to holders of its Equity Interests and to fund tax liabilities relating to such dividend or distribution to its option holders.

“Documentation Agent” means KeyBank National Association, in its capacity as documentation agent for the credit facilities established hereunder.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECF Shortfall Amount” has the meaning set forth in Section 2.11(g).

“ECF Sweep Payment Date” has the meaning set forth in Section 2.11(c).

“ECF Year” has the meaning set forth in Section 2.11(c).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Loan” means a Loan made hereunder on the Effective Date.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person, (ii) a Disqualified Lender or (iii) except to the extent permitted under Sections 2.24, 9.04(e) and 9.04(f), Holdings, the Borrower, any Subsidiary or any other Affiliate of Holdings.

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by any Governmental Authority and relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, Release or threatened Release of any Hazardous Material or (d) health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning set forth in Section 7.01.

“Excess Cash Flow” means, for any fiscal year, an amount equal to:

(a) the sum, without duplication, of:

(i) the consolidated net income or loss of Holdings, the Borrower and the consolidated Subsidiaries for such fiscal year, adjusted to exclude (x) net income or loss of any consolidated Subsidiary that is not wholly-owned by Holdings to the extent such income or loss is attributable to the non-controlling interest in such consolidated Subsidiary and (y) any gains or losses attributable to Prepayment Events;

(ii) depreciation, amortization and other non-cash charges, expenses or losses, including the non-cash portion of interest expense, deducted in determining such consolidated net income or loss for such fiscal year; and

(iii) the sum of (x) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (y) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Borrower and the consolidated Subsidiaries increased during such fiscal year and (z) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Borrower and the consolidated Subsidiaries decreased during such fiscal year;

minus

(b) the sum, without duplication, of:

(i) the amount of all non-cash gains included in arriving at such consolidated net income or loss for such fiscal year;

(ii) the sum of (x) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (y) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Borrower and the consolidated Subsidiaries decreased during such fiscal year and (z) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Borrower and the consolidated Subsidiaries increased during such fiscal year;

(iii) the sum of, in each case except to the extent financed with Excluded Sources, of (w) the aggregate amount of Capital Expenditures by Holdings, the Borrower and the consolidated Subsidiaries made in cash for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations), (x) the aggregate amount of cash consideration paid during such fiscal year by Holdings, the Borrower and the consolidated Subsidiaries to make Permitted Acquisitions and other Investments (other than Investments in cash, cash equivalents or Permitted Investments), except to the extent made in reliance on the Available ECF Amount, (y) to the extent not deducted in arriving at net income or loss or pursuant to the other clauses of this definition, the amount of Restricted Payments paid to Persons other than Holdings, the Borrower or any Subsidiaries during such period pursuant to Section 6.08(a), other than Restricted Payments made in reliance on the Available ECF Amount, and (z) payments in cash made by the Borrower and its consolidated Subsidiaries with respect to any noncash charges added back pursuant to clause (a)(ii) above in computing Excess Cash Flow for any prior fiscal year; and

(iv) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid in cash by Holdings, the Borrower and the consolidated Subsidiaries during such fiscal year, whether voluntary, scheduled or mandatory, excluding (u) Indebtedness in respect of revolving loans and letters of credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanies by a permanent reduction in related commitments), (v) term loans under the First Lien Credit Agreement prepaid pursuant to Section 2.11(c), (d) or (e) thereof, (w) Loans prepaid pursuant to Section 2.11(b), (c) or (d), (x) any Alternative Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness prepaid pursuant to any comparable provision thereof, (y) any Refinancing Indebtedness in respect of this Agreement, the First Lien Credit Agreement or any Alternative Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness prepaid pursuant to any comparable provision thereof and (z) repayments or prepayments of Long-Term Indebtedness (A) made under Section 6.08(b)(viii) in reliance on the Available ECF Amount and (B) to the extent financed from Excluded Sources;

Notwithstanding any other provision of this Agreement, amounts expended in connection with (i) acquiring Loans under Section 2.24 or term loans under Section 2.24 of the First Lien Credit Agreement and (ii) assignments of Loans pursuant to Section 9.04(e) or (f) or term loans pursuant to Section 9.04(e) or (f) of the First Lien Credit Agreement, in each case, shall not reduce or be credited against Excess Cash Flow.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Accounts” means (a) deposit and/or securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of Holdings to be paid to the IRS or state or local government agencies within the following two months with respect to employees of any of the Loan Parties or (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (b) all segregated deposit and/or securities accounts established as and constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts, trust accounts and collateral accounts related to obligations not prohibited by this Agreement, (c) the Bank of America Accounts, (d) any deposit accounts maintained with a financial institution, other than the Administrative Agent or a Lender, exclusively established to cash collateralize letters of credit not issued under this Agreement, (e) any deposit or securities accounts established and used solely to cash collateralize obligations in respect of Business Credit Card Indebtedness or ACH Indebtedness permitted by this Agreement or otherwise constituting a Permitted Encumbrance, (f) the transfer agent services account with Registrar and Transfer Company and (g) any foreign deposit or securities accounts of the Loan Parties.

“Excluded Assets” means (a) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law); (b) any leasehold interests; (c) motor vehicles and other assets subject to certificate of title; (d) letter of credit rights (except to the extent perfection can be obtained by the filing of uniform commercial code financing statements) with a value of less than $5,000,000; (e) any contract, lease, instrument, permit, license, authorization or other agreement to the extent that a grant of a security interest therein (other than, in any case, in proceeds or receivables thereof) would violate or invalidate such contract, lease, instrument, permit, license, authorization or other agreement or create a right of termination in favor of any other party thereto (other than Holdings, the Borrower or a Loan Party), in each case only to the extent the relevant provision is not rendered ineffective under the Uniform Commercial Code or other applicable law (provided that the foregoing will not limit the Liens under the Security Documents on monies due or to become due under any such contract, lease, instrument, permit, license, authorization or other agreement); (f) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is deemed ineffective under the Uniform Commercial Code or other applicable law); (g) any intent to use application at the United States Patent and Trademark Office with respect to trademarks for which a statement of use has not been filed; (h) any Excluded Equity Interests; (i) any fee interest in real property with a fair market value of less than $5,000,000; (j) assets held in collateral trust or escrow arrangements maintained with unaffiliated parties under the AIG Contract or otherwise held on behalf of the TEB Trust; (k) any rights under or with respect to any workers compensation fronting agreement to the extent that such agreement by its terms, by contract or by law, prohibits the assignment of, or the granting of a Lien with respect to, the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”); provided that (i) the proceeds of any Restricted Asset shall continue to be deemed to be Collateral and (ii) this provision shall not limit the grant of any lien on or assignment of any Restricted Asset to the extent that the Uniform Commercial Code or any other applicable law provides that such grant of a lien or assignment is effective regardless of any prohibitions on such grant provided in any Restricted Asset (or the underlying documents related thereto); (l) any asset subject to a purchase money security interest, Capital Lease Obligation or Lien under a similar financing arrangement permitted under this Agreement to the extent the grant of a Lien on such asset under the Security Documents would (i) result in a breach or violation of, or constitute a default under, the agreement or instrument governing such purchase money or other financing arrangement or Capital Lease Obligation, (ii) result in the loss of use of such asset or (iii) permit the other party to such arrangement or Capital Lease Obligation to terminate the Borrower’s or any Subsidiary’s right to use such asset; (m) the Equity Interests and assets of the TEB Trust; (n) the assets or Equity Interests of any joint venture permitted under this Agreement to the extent and for so long as the granting of security interests in such assets or Equity

Interests would be prohibited by the Organizational Documents or shareholder agreements or similar contracts between the owners of the Equity Interests of such joint venture, (o) any Commercial Tort Claim with a value of less than $1,000,000 and (p) any assets held by the Borrower in its accounts designated as “Work Site Employee Assets”.

“Excluded Equity Interests” means (a) any Equity Interests that consist of voting stock of a Subsidiary that is a CFC or a CFC Holding Company in excess of 65% of the outstanding voting stock (or 65% of the outstanding Equity Interests in the case of an entity that is not a corporation for U.S. tax purposes) of such Subsidiary (excluding, for the avoidance of doubt Equity Interests in Pass-Through Foreign Subsidiaries directly owned by Loan Parties), (b) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is effectively prohibited by any Requirements of Law; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect, and (c) Equity Interests in joint ventures permitted under this Agreement to the extent and for so long as the granting of security interests in such Equity Interests would be prohibited by the Organizational Documents or shareholder agreements or similar contracts between the owners of the Equity Interests of such joint venture; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect.

“Excluded Lender” means any Lender that has become the subject of a Bankruptcy Event or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be an Excluded Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or its Lender Parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is an Excluded Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be an Excluded Lender upon delivery of written notice of such determination to the Borrower and each other Lender.

“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness, Capital Lease Obligations or Synthetic Lease Obligations, (b) the Net Proceeds of any Disposition of assets made outside the ordinary course of business, and (c) proceeds of any issuance or sale of Equity Interests in Holdings, the Borrower or any Subsidiary, or any capital contributions to Holdings, the Borrower or any Subsidiary (other than, in each case, issuances or sales to, or contributions made by, Holdings, the Borrower or any Subsidiary).

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a wholly-owned Significant Subsidiary, (b) any Subsidiary that is a CFC, a CFC Holding Company or a Pass-Through Foreign Subsidiary (and accordingly, in no event shall a CFC, a CFC Holding Company or a Pass-Through Foreign Subsidiary be required to enter into any Security Document or pledge any assets hereunder), (c) any Subsidiary that is prohibited by Requirements of Law from guaranteeing the Obligations and (d) the TEB Trust; provided that any Subsidiary (other than the TEB Trust) shall cease to be an Excluded Subsidiary at such time as none of clauses (a), (b) or (c) above apply to it.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Borrowing or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 24, 2012, among TriNet HR Corporation and SOI Holdings, Inc., as borrowers, Holdings and certain Subsidiaries, as guarantors, the lenders party thereto and KeyBank National Association, as administrative agent, as amended and in effect on the date hereof.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (including any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a

Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Lien Alternative Incremental Facility Indebtedness” means “Alternative Incremental Facility Indebtedness”, as defined in the First Lien Credit Agreement (as in effect on the Effective Date, without giving effect to any amendment or waiver thereof or of any defined term used therein) incurred pursuant to Section 6.01(a)(xiii) thereof and in compliance with Section 6.01(a)(xiv) hereof.

“First Lien Credit Agreement” means the First Lien Credit Agreement dated as of the date hereof, among the Borrower, Holdings, the financial institutions parties thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

“First Lien Incremental Facility Indebtedness” means Indebtedness incurred pursuant to Section 2.21 of the First Lien Credit Agreement (as in effect on the Effective Date, without giving effect to any amendment or waiver thereof or of any defined term used therein) and in compliance with Section 6.01(a)(xiv) hereof.

“First Lien Loan Document Obligations” means the “Loan Document Obligations” as defined in the First Lien Credit Agreement (as in effect on the Effective Date, without giving effect to any amendment or waiver thereof or of any defined term used therein).

“First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date minus the lesser of Available Domestic Cash as of such date and $50,000,000 to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended on or prior to such date in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b).

“First Lien/Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit G-1.

“First Lien Security Documents” means the collateral agreements, security agreements, pledge agreements, mortgages and each other security agreement or other instrument or document executed and delivered pursuant to the First Lien Credit Agreement to create or perfect Liens that secure the obligations of the Loan Parties under the First Lien Credit Agreement, all of which are Liens subject to the First Lien/Second Lien Intercreditor Agreement.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Pension Plan” means any benefit plan that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Pledge Agreement” means a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary to secure the Obligations, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance necessary to create and perfect in the applicable jurisdiction the Lien of the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“GAAP Working Capital” means, at any date of determination, (a) the consolidated current assets of Holdings and the Subsidiaries as of such date minus (b) the consolidated current liabilities of Holdings and the Subsidiaries as of such date, in each case calculated in accordance with GAAP.

“General Atlantic” means investment entities managed by or that are Controlled Affiliates of General Atlantic LLC.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, or wastes which are regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any Subsidiary shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements.

“Holdings” means TriNet Group, Inc., a Delaware corporation.

“Incremental Facility Amendment” means an amendment to this Agreement among Holdings, the Borrower, the Administrative Agent and one or more Incremental Term Lenders, establishing Incremental Term Commitments of any Series and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Facility” means an incremental term loan facility established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Term Commitments.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.21.

“Incremental Term Loan Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding, for the avoidance of doubt, trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable, deferred compensation arrangements for employees, directors and officers and other accrued obligations, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP; (ii) current accounts payable incurred in the ordinary course of business, (iii) obligations in respect of non-competes and similar agreements, and (iv) licenses and operating leases. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Initial Lender” means each of JPMorgan Chase Bank, N.A, Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Deutsche Bank AG New York Branch and KeyBank National Association.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Holdings or any Subsidiary, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Note” means the Subordinated Intercompany Note substantially in the form of Exhibit F hereto.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, substantially in the form of Exhibit H.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, to the extent made available by all Lenders of the Class participating therein, twelve months thereafter), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, with respect to a specified Person, (i) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (ii) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of another Person or assets constituting a business unit, line of business, division or product line of such other Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date (excluding any portion thereof representing paid-in-kind interest or principal accretion), without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the Borrower in accordance with GAAP) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received in cash, or other property that has been converted into cash or is readily marketable for cash, by such specified Person representing a return of capital of such Investment, but without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Borrower) of such Equity Interests at the time of the issuance thereof. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP;

provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means a bona fide underwritten initial public offering of voting common Equity Interests of Holdings (or of a Qualified IPO Parent) newly issued by Holdings (or such Qualified IPO Parent), pursuant to a registration statement filed with the SEC under the Securities Act of 1933, excluding any such offering effected on Form S-8 or otherwise made with respect to or for the benefit of employee plans.

“IRS” means the United States Internal Revenue Service.

“Latest Maturity Date” means at any date of determination, the latest Maturity Date applicable to any Loan hereunder at such time, including any Maturity Date that has been extended from time to time in accordance with this Agreement.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or on any such successor or substitute page), the “LIBO Rate” shall be determined by reference to such other publicly available service for displaying interest rates for dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan Chase Bank, N.A. in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, if the LIBO Rate determined in accordance with this definition is below zero, the LIBO Rate shall be deemed to be zero.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or Synthetic Lease

Obligations or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any Incremental Facility Amendment, any Refinancing Facility Agreement, any Loan Modification Agreement, the Collateral Agreement, the Intercompany Note, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement (upon the effectiveness thereof) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

“Loan Modification Agreement” means a Loan Modification Agreement among Holdings, the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

“Loan Modification Offer” has the meaning set forth in Section 2.23(a).

“Loan Parties” means Holdings, the Borrower and each Subsidiary Loan Party.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders other than Excluded Lenders holding outstanding Loans of such Class representing more than 50% of the aggregate principal amount of all Loans of such Class outstanding at such time (other than Loans of Excluded Lenders).

“Management Group” means the group consisting of the directors, executive officers and other executive management personnel of Holdings and its Significant Subsidiaries on the Effective Date together with (x) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Holdings was approved by a vote of a majority of the directors of Holdings or the applicable Subsidiary then still in office who were either directors on the Effective Date or whose election or nomination was previously so approved and (y) executive officers of Holdings and such Significant Subsidiaries, as the case may be, hired at a time when the directors on the Effective Date together with the directors so approved constituted a majority of the directors of Holdings or the applicable Significant Subsidiary.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment, as estimated in good faith by the Borrower, but excluding earnout, contingent payment or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $5,000,000.

“Material Adverse Effect” means an event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on (a) the business, assets, operations or financial condition of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) the ability of Holdings, the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by Holdings, the Borrower or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment, as estimated in good faith by the Borrower, but excluding earnout, contingent payment or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $5,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents) or Hedging Obligations, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount of $15,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if the applicable Hedging Agreement were terminated at such time.

“Material Subsidiary” has the meaning set forth in Section 7.01.

“Maturity Date” means, in the case of the Loans made hereunder on the Effective Date, February 20, 2021, and with respect to any Series of Incremental Term Loans made hereunder, the Incremental Term Loan Maturity Date with respect thereto, and any extended maturity date with respect to all or a portion of any Class of Loans hereunder pursuant to a Refinancing Facility Agreement or a Loan Modification Agreement, in each case as the context requires.

“Maximum Incremental Amount” means (a) the Base Incremental Amount plus (b) such additional amount represented by Incremental Term Facility Indebtedness to be established pursuant to Section 2.21 or Alternative Incremental Facility Indebtedness to be incurred pursuant to Section 6.01(a)(xiii), as the case may be, that would not, immediately after giving effect to the establishment or incurrence thereof, cause the Total Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness (excluding the cash proceeds of the incurrence of any such Indebtedness but including the use of proceeds from any such Indebtedness), but including for purposes of such calculation all such Alternative Incremental Facility Indebtedness (and any Refinancing Indebtedness in respect thereof), to exceed 5.00 to 1.00.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Minimum Extension Condition” has the meaning set forth in Section 2.23(a).

“MNPI” means material information concerning Holdings, the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Holdings, the Borrower, the Subsidiaries or any Affiliate of any of the foregoing or any of their securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a book or fair value of $5,000,000 or more, subject to the limitations in the definition of the term “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds (which term, for purposes of this definition, shall include cash equivalents) (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Holdings and the Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset, (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this subclause (B)) attributable to minority interests and not available for distribution to or for the account of Holdings and the Subsidiaries as a result thereof, and (C) the amount of any liabilities directly associated with such asset and retained by Holdings or any Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries (including any taxes paid or payable in connection with transferring or distributing any such amounts to Holdings or the Borrower), and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout, holdback or similar obligations) reasonably estimated to be payable and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced in an aggregate amount equal to or greater than $100,000, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Working Capital” means, at any date of determination, (a) the consolidated current assets of Holdings and the Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings and the Subsidiaries as of such date (excluding current liabilities in respect of Consolidated Total Debt). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Cash Charges” means any noncash charges, including (a) any write-off for impairment of long lived assets (including goodwill, intangible assets and fixed assets such as property, plant and equipment), or of deferred financing fees or investments in debt and equity securities, in each case, pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives to any director, officer or employee of the Borrower or any Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof), (c) any non-cash charges resulting from (i) the application of purchase accounting or (ii)

investments in minority interests in a Person, to the extent that such investments are subject to the equity method of accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable, and (d) the non-cash impact of accounting changes or restatements.

“Non-Compliant Assets” has the meaning set forth in the definition of Permitted Acquisition.

“Non-Compliant Subsidiary” has the meaning set forth in the definition of Permitted Acquisition.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(c).

“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Taxes (other than a connection arising from such Credit Party having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced by, this Agreement).

“Other First Lien Secured Indebtedness” means, at any time, all First Lien Alternative Incremental Facility Indebtedness, all Permitted First Priority Refinancing Indebtedness and all Refinancing Indebtedness in respect thereof that, in each case, is secured by the Collateral on a first lien basis in accordance with the First Lien/Second Lien Intercreditor Agreement.

“Other Second Lien Secured Indebtedness” means, at any time, all Alternative Incremental Facility Indebtedness, all Permitted Second Priority Refinancing Indebtedness and all Refinancing Indebtedness in respect thereof that, in each case, is secured by the Collateral on a pari passu basis with the Obligations in accordance with the Second Lien Pari Passu Intercreditor Agreement.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Pari Passu Second Lien Intercreditor Agreement” means the Pari Passu Second Lien Intercreditor Agreement substantially in the form of Exhibit G-2.

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Pass-Through Foreign Subsidiary” means any Foreign Subsidiary, other than a CFC Holding Company, that (i) is treated as a partnership under the Code or (ii) is not treated as an entity that is separate from (x) a Loan Party that directly holds Equity Interests in such Foreign Subsidiary, (y) any Subsidiary that is treated as a partnership under the Code, or (z) any “United States person”, as defined in Section 7701(a)(30) of the Code (or any successor provision).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means a certificate substantially in the form of Exhibit I-1.

“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by Holdings, the Borrower or any Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a

Person, such Person and each subsidiary of such Person is (except to the extent permitted below in the case of foreign and other Subsidiaries that will not become Loan Parties) organized under the laws of the United States of America, any State thereof or the District of Columbia and, upon the consummation of such acquisition, will be a wholly-owned Subsidiary that is a Domestic Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person) and will be or become a Subsidiary Loan Party as required under the Collateral and Guarantee Requirement or (b) in the case of any purchase or other acquisition of assets other than Equity Interests, such assets will be owned by Holdings, the Borrower or a Subsidiary Loan Party; provided that (i) such purchase or acquisition was not consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of Holdings or any Subsidiary, (ii) all transactions related thereto are consummated in accordance with applicable law, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iii) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (iv) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall be taken within the required time periods for satisfaction of such requirements set forth therein, (v) at the time of and immediately after giving effect to any such purchase or other acquisition, (A) no Default shall have occurred and be continuing or would result therefrom and (B) the Total Leverage Ratio, calculated on a Pro Forma Basis, shall be less than 5.25 to 1.00 and (vi) if such purchase or other acquisition is a Material Acquisition, Holdings and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings and the Borrower, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clauses (v)(B) and (v)(C) above. Any pro forma calculations required in respect of clause (v)(B) or (C) above shall be made as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first delivery of any such financial statements, as of the last day of, or period of four consecutive fiscal quarters ending with the last day of, the most recent fiscal quarter included in the financial statements referred to in Section 3.04(a)). Notwithstanding the foregoing, a Permitted Acquisition of a Person that will become a Loan Party may include the indirect acquisition of Non-Compliant Subsidiaries or Non-Compliant Assets if the consideration allocable to the acquisition of such Non-Compliant Subsidiaries or such Non-Compliant Assets, as applicable (determined in accordance with GAAP and as reasonably estimated by a Financial Officer of Holdings at the time such Permitted Acquisition is consummated) consists of the issuance of Qualified Equity Interests of Holdings; provided that all or any portion of the consideration for the acquisition of any Non-Compliant Subsidiaries and/or any Non-Compliant Assets that cannot be made pursuant to the foregoing provisions of this definition may also be funded in an amount not in excess of the amount, including the Available ECF Amount and the amount of Qualifying Equity Proceeds, then available for Investments under Section 6.04(s). For purposes of this definition, “Non-Compliant Subsidiary” means any Subsidiary of a

Person acquired pursuant to a Permitted Acquisition that will not become a Subsidiary Loan Party in accordance with the requirements of clause (a) of this definition, and “Non-Compliant Assets” means any assets acquired pursuant to a Permitted Acquisition to be held by a Subsidiary that is not a Subsidiary Loan Party.

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.23, providing for an extension of the Maturity Date applicable to the Loans of the Accepting Lenders of a relevant Class and, in connection therewith, may also provide for (a)(i) a change in the Applicable Rate with respect to the Loans of the Accepting Lenders subject to such Permitted Amendment and/or (ii) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders in respect of such Loans, and/or (b) other changes to the terms and conditions in respect of such Loans after the Maturity Date in respect thereof prior to giving effect to any extended maturity date effected pursuant to such Loan Modification Agreement.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c) (i) Liens (including deposits and pledges) arising in the ordinary course of business in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA) and (ii) pledges and deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;

(d) pledges and deposits made (i) to secure the performance of bids, trade and commercial contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above, and (iii) in respect of capital requirements required by the Bermuda Monetary Authority in connection with Holding’s captive insurance program;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section 7.01;

(f) survey exceptions, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and other minor title imperfections with respect to real property, that in any case do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens arising from Permitted Investments described in clause (d) of the definition of the term Permitted Investments;

(h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Holdings, the Borrower or any Subsidiary in excess of those required by applicable banking regulations;

(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by Holdings, the Borrower and the Subsidiaries in the ordinary course of business;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement entered into in the ordinary course of business;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) Liens that are contractual rights of set-off; and

(n) Liens solely on any deposits, advances, contractual payments, including implementation allowances, or escrows made or paid to or with customers or clients or in connection with insurance arrangements, in each case, in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.

“Permitted First Priority Refinancing Indebtedness” has the meaning set forth in the First Lien Credit Agreement.

“Permitted Holders” means General Atlantic and the Management Group.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof or, solely in the case of Investments in amounts and with maturities intended to correspond to obligations that will become payable in connection with workers compensation obligations, maturing not more than three years from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, (i) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P;

(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act, (ii) with (A) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (B) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P and (iii) have portfolio assets of at least $5,000,000,00;

(f) Investments in Indebtedness issued by Persons with (i) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (i) and (ii) with maturities not more than 12 months after the date of acquisition; and

(g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Second Priority Refinancing Indebtedness” means Indebtedness of the Borrower in the form of term loans (other than, for the avoidance of doubt, Incremental Term Loans or other Loans under this Agreement) or bonds, debentures, notes or similar instruments (a) that is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Holdings, the Borrower or any of the other Subsidiaries other than the Collateral, (b) the Net Proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Permitted Second Priority Refinancing Indebtedness (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Borrowings and any reasonable fees, premium and expenses relating to such refinancing), (c) that does not mature earlier than the Latest Maturity Date then in effect, and has a weighted average life to maturity no shorter than the Loans with the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (d) that does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, customary asset sale or event of loss, mandatory offers to purchase and customary acceleration rights after an event of default) prior to the date that is the Latest Maturity Date in effect at the time of incurrence of such Indebtedness, (e) that contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are substantially identical to, or are not more restrictive to Holdings, the Borrower and the Subsidiaries than, those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect); provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the Borrower of its reasonable objection during such period together with a reasonable description of the basis upon which it objects, (f) the security agreements relating to which are substantially the same as the Security Documents, (g) that is not guaranteed by any Persons other than Holdings and Subsidiaries that are Subsidiary Loan Parties and (h) in respect of which a Senior Representative acting on behalf of the holders thereof shall have become party to the First Lien/Second Lien Intercreditor Agreement, if applicable, and the Pari Passu Second Lien Intercreditor Agreement; provided that if the Pari Passu Second Lien Intercreditor Agreement has not previously been executed and delivered, then Holdings, the Borrower, the Subsidiary Loan Parties, the Administrative Agent at such time and the Senior Representative for such Indebtedness shall have executed and delivered the Pari Passu Second Lien Intercreditor Agreement. Permitted Second Priority Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Indebtedness” means Indebtedness of Holdings or the Borrower (i) that is not (and any Guarantees thereof by Subsidiaries or Holdings are not) secured by any collateral (including the Collateral), (ii) that does not mature earlier than the Latest Maturity Date then in effect, and has a weighted average life to maturity no shorter than the Class of Loans with the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (iii) that does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the date that is the Latest Maturity Date, (iv) that contains covenants, events of default, guarantees and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants and that applicable negative covenants shall be incurrence-based to the extent customary for similar Indebtedness) and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not more restrictive to Holdings, the Borrower and the Subsidiaries than those set forth in the Loan Documents; provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive, and (v) that is not guaranteed by any Person other than on an unsecured basis by Holdings and Subsidiaries that are Subsidiary Loan Parties.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Post-Acquisition Period” means, with respect to any Material Acquisition or any Material Disposition, the period beginning on the date such transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such transaction is consummated.

“Prepayment Event” means:

(a) any sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of Holdings, the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b), (c), (d) (but only insofar as it does not relate to non-cash consideration arising out of Dispositions under Section 6.05(l)), (e), (f), (g), (h), (i) and (k) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding (A) $2,500,000 in the case of any single disposition or series of related dispositions and (B) $5,000,000 for all such dispositions during any fiscal year of Holdings;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of Holdings, the Borrower or any Subsidiary with a fair market value immediately prior to such event equal to or greater than $1,000,000;

(c) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01; and

(d) an IPO.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, the pro forma increase or decrease in Consolidated EBITDA (including the portion thereof attributable to any assets (including Equity Interests) sold or acquired) projected by Holdings in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of the assets acquired with the operations of Holdings, the Borrower and the Subsidiaries or the applicable Disposition, provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated EBITDA, that such cost savings will be realizable during the entirety, or such additional costs, as applicable, will be incurred during the entirety of such Test Period, provided further that any such pro forma increase or decrease to Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated EBITDA for such Test Period.

“Pro Forma Basis” and “Pro Forma Compliance” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Material Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or the Borrower or any division, product line, or facility used for operations of Holdings, the Borrower or any of the Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any retirement of Indebtedness, (iii) any Indebtedness incurred or assumed by Holdings, the Borrower or any of the Subsidiaries in connection therewith and (iv) if any such Indebtedness has a floating or formula rate, such Indebtedness shall be deemed to have accrued an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with (and subject to applicable limitations included in) the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrower and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Proposed Change” has the meaning set forth in Section 9.02(c).

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Purchasing Borrower Party” means any of Holdings, the Borrower or any other Subsidiary.

“Purchasing Debt Affiliate” means any Affiliate of Holdings, other than a Purchasing Borrower Party and other than any natural person.

“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.

“Qualified IPO Parent” means an IPO issuer formed for the purpose of an IPO of which Holdings is and at all times remains a wholly-owned subsidiary.

“Qualifying Equity Proceeds” means on any date with respect to any expenditure to make an Investment under Section 6.04(s)(ii) (including in connection with the acquisition of Non-Compliant Subsidiaries and/or Non-Compliant Assets in a Permitted Acquisition), to make a Restricted Payment under Section 6.08(a)(viii) or to make a payment in reliance on Section 6.08(b)(viii)(A), the aggregate amount of Net Proceeds received by Holdings in respect of sales and issuances of its Qualified Equity Interests (other than any equity contribution made in reliance on Section 7.02 of the First Lien Credit Agreement, the issuance of Equity Interests to officers, directors or employees of Holdings or any Subsidiary pursuant to employee benefit or incentive plans or other similar arrangements, and the issuance of Equity Interests to any Subsidiary) during the 365-day period ending on the date of such expenditure, less the amount of all other expenditures for such purposes made during such period and on or prior to such date in reliance on such receipts of Net Proceeds.

“Refinancing” means the refinancing on the Effective Date, with the proceeds of the Loans and the proceeds of the term loans made under the First Lien Credit Agreement, of all Indebtedness, and the payment of all other obligations, of the Borrower and SOI Holdings, Inc., in each case, outstanding under the Existing Credit Agreement immediately prior to the Effective Date.

“Refinancing Facility Agreement” means an amendment to this Agreement among Holdings, the Borrower, the Administrative Agent and one or more Lenders, establishing Refinancing Term Loan Commitments of any Series and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the Latest Maturity Date in effect on the date of such extension, renewal or refinancing, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of Holdings if Holdings shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of the Borrower or such Subsidiary or of Holdings only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Refinancing Term Lender” has the meaning set forth in Section 2.22(a).

“Refinancing Term Loan Commitments” has the meaning set forth in Section 2.22(a).

“Refinancing Term Loans” has the meaning set forth in Section 2.22(a).

“Register” has the meaning set forth in Section 9.04(b).

“Registered Equivalent Notes” means, with respect to any bonds, notes, debentures or similar instruments originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Required Lenders” means, at any time, Lenders having Loans representing more than 50% of the sum of the outstanding Loans at such time (excluding for purposes of any such calculation, Excluded Lenders).

“Requirements of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment under any Hedging Agreement relating to such Equity Interests and providing for payments analogous to such dividends, distributions or other payments on account of Equity Interests in Holdings; provided, that no dividend, distribution or payment made solely with common Equity Interests of Holdings shall constitute a Restricted Payment.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Holdings, the Borrower or any other Subsidiary whereby Holdings, the Borrower or such other Subsidiary sells or transfers such property to any Person and Holdings, the Borrower or any other Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of specially designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, (b) any Person operating, organized or resident in a jurisdiction subject to any Sanctions or (c) any Person Controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) the Arrangers, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (e) the successors and assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Collateral Agreement, the Foreign Pledge Agreements, the Mortgages, the Control Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12, Section 5.15 or the requirements of the Collateral and Guarantee Requirement to secure the Obligations.

“Senior Representative” means, with respect to any series of Permitted Second Priority Refinancing Indebtedness, Alternative Incremental Facility Indebtedness, Indebtedness under the First Lien Credit Agreement, Other First Lien Secured Indebtedness, or Refinancing Indebtedness in respect of any of the foregoing secured by the Collateral, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Series” has the meaning set forth in Section 2.21(b).

“Significant Domestic Subsidiary” means any Domestic Subsidiary that is a Significant Subsidiary.

“Significant Foreign Subsidiary” means any Foreign Subsidiary that is a Significant Subsidiary.

“Significant Subsidiary” means (a) each Subsidiary (i) with total assets (including the value of Equity Interests of its subsidiaries), on any date of determination, equal to or greater than $5,000,000 and/or (ii) the gross revenues (net of payroll, taxes and benefits) of which, for the four preceding fiscal quarters most recently ended, are equal to or greater than $5,000,000, in each case calculated in accordance with GAAP, and (b) each Subsidiary that owns any Equity Interests of any Subsidiary that would be deemed a Significant Subsidiary under clause (a)(i) or (a)(ii) above.

“Specified ECF Percentage” means, with respect to mandatory prepayments under Section 2.11(c) in respect of Excess Cash Flow for any fiscal year of Holdings, (a) 50%, if the Total Leverage Ratio as of the last day of such fiscal year is equal to or greater than 3.75 to 1.0, (b) 25%, if the Total Leverage Ratio as of the last day of such fiscal year is less than 3.75 to 1.0 and equal to or greater than 3.00 to 1.0, and (c)

0%, if the Total Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.0.

“Specified Transaction” means, with respect to any period, any Investment, Permitted Acquisition, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, incurrence of Incremental Facilities or other Indebtedness, or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Specified Uses” means (a) Investments (including to acquire Non-Compliant Subsidiaries in a Permitted Acquisition) made in reliance on Section 6.04(s)(ii), (b) Restricted Payments made in reliance on Section 6.08(a)(viii) and (c) payments or other distributions made in reliance on Section 6.08(b)(viii)(A).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, and (b) any other Person of which Equity representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Subsidiary Loan Party” means each wholly owned Significant Domestic Subsidiary that is a party to the Collateral Agreement. Unless the context requires otherwise, the term “Subsidiary Loan Party” shall include the Borrower. No Pass Through Foreign Subsidiary, CFC or CFC Holding Company shall be a Subsidiary Loan Party.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit I-2.

“Synthetic Lease Obligation” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TEB Trust” means TriNet Employee Benefits Insurance Trust, a revocable grantor trust formed under the laws of the State of California and a wholly-owned Subsidiary of Holdings.

“Test Period” means each period of four consecutive fiscal quarters of Holdings.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date minus the lesser of Available Domestic Cash as of such date and $50,000,000 to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended on or before such date for which financial statements have been delivered under Section 5.01(a) or (b).

“Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the Borrower or any Subsidiary in connection with the Transactions consummated on the Effective Date.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of (i) the Loan Documents (including this Agreement) to which it is to be a party and (ii) the First Lien Credit Agreement and the First Lien Security Documents, in each case, to which it is party, (b) the creation and perfection of the security interests provided for in the Security Documents and the First Lien Security Documents, (c) the Refinancing, (d) the Dividend and (e) the payment of the Transaction Costs.

“TriNet Canada” means TriNet Employer Group Canada, Inc., a corporation duly organized under the laws of Ontario, Canada.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Cash” means, as of any date, unrestricted cash, cash equivalents and Permitted Investments maturing in less than 12 months owned by Holdings, the Borrower and the Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on Holdings, the Borrower or any Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors (other than to secure the Obligations) or designated as “Work Site Employee Assets” on its balance sheet or (b) otherwise segregated from the general assets of Holdings, the Borrower and the Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors (other than to secure the Obligations). It is agreed that cash and cash equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by Holdings, the Borrower or a Subsidiary will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(f)(ii)(B)(3).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Incremental Term Loan” or “Incremental Term Borrowing”) or by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein and (B) any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of the foregoing, any change by the Borrower in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP.

(b) For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Material Acquisition or Material Disposition occurs, Consolidated EBITDA, the Total Leverage Ratio and the First Lien Leverage Ratio and shall be calculated with respect to such period on a Pro Forma Basis, giving effect to such Material Acquisition or Material Disposition.

(c) Notwithstanding anything to the contrary set forth herein, for so long as the First Lien Credit Agreement remains outstanding, all documents and other items to be provided to, or any requirements to be satisfied to the satisfaction of, the Administrative Agent shall be deemed to be satisfactory hereunder if such documents, items and requirements are, except with respect to intercreditor matters, in the substantially same form as, or provided to, the documents, items or requirements provided or satisfactory to the administrative agent under the First Lien Credit Agreement.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Loan to the Borrower on the Effective Date in a principal amount not exceeding its Commitment. All Loans shall be denominated in dollars. Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurodollar Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of

Section 2.16 to Lenders in respect of such Borrowings. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Borrowing in respect of Loans made on the Effective Date or an Incremental Term Borrowing of a particular Series;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved]

SECTION 2.05. [Reserved]

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with JPMorgan Chase Bank, N.A. in New York City and designated by the Borrower in the applicable Borrowing Request. Notwithstanding anything to the contrary contained in this Section 2.06(a), with respect to the Loan to be made on the Effective Date, the Lenders shall make such Loan directly available to the Borrower as specified by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may (but shall not be obligated to), in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Borrowings of the applicable Class. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a

Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date.

(b) The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their individual Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) To the extent not previously paid, all Loans shall be due and payable on the applicable Maturity Date for such Loans, and the Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Effective Date Loan of such Lender on the applicable Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Incremental Term Loan of such Lender on the Maturity Date applicable to such Incremental Term Loans.

(b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of Loans, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form attached hereto as Exhibit L. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.10. [Reserved]

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary (or, in the case of an IPO, any Qualified IPO Parent) in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Borrower shall, not later than the fifth Business Day following the day such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds; provided that the Borrower may use a portion of such Net Proceeds to prepay or repurchase Other Second Lien Secured Indebtedness to the extent any applicable credit agreement, indenture or other agreement governing such Other Second Lien Secured Indebtedness so requires, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Other Second Lien Secured Indebtedness and the denominator of which is the sum of the outstanding principal amount of such Other Second Lien Secured Indebtedness and the outstanding principal amount of Loans; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that the Borrower intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Proceeds to acquire assets to be used or useful in the business of the Borrower or any of the Subsidiary Loan Parties (or any Foreign Subsidiary solely to the extent such Net Proceeds are attributable to a Foreign Subsidiary), or to consummate any Permitted Acquisition in accordance with the provisions hereof of Persons that will become, or assets that will be held by, the Borrower or any of the Subsidiary Loan Parties (or any Foreign Subsidiary, solely to the extent such Net Proceeds are attributable to a Foreign Subsidiary) (but not of or by other Persons), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365-day period, with such Net Proceeds, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(c) Subject to paragraph (g) of this Section, following the end of each fiscal year commencing with the fiscal year ending December 31, 2014 (each such fiscal year, an “ECF Year”), the Borrower shall prepay Loans of each Class in an aggregate amount equal to (i)(x) the Specified ECF Percentage of Excess Cash Flow in respect of such ECF Year plus, commencing with the payment to be made in respect of Excess Cash Flow for the ECF Year ending December 31, 2015, 100% of the ECF Shortfall Amount in respect of such ECF Year multiplied by (ii) the percentage of the aggregate principal amount of the Loans of all Classes outstanding as of the end of such ECF Year represented by the Loans of such Class (but, in each case, disregarding for purposes of determining such percentage any prepayments referred to in the immediately succeeding proviso); provided that such amount shall be reduced by the aggregate amount of prepayments of Loans of such Class made pursuant to paragraph (a) of this Section during such ECF Year, excluding any such prepayments to the extent financed from Excluded Sources. Each prepayment pursuant to this paragraph shall be made on or before the fifth Business Day following the date on which financial statements for such fiscal year are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated, and in any event not later than the fifth Business Day following the last day on which such financial statements may be delivered in compliance with such Section( the date of each such required prepayment, an “ECF Sweep Payment Date”).

(d) In the event and on each occasion that, as a result of the receipt of any cash proceeds by Holdings, the Borrower or any other Subsidiary in connection with any Disposition of any asset or any other event, Holdings, the Borrower or any other Loan Party would be required by the terms of any Indebtedness that is Subordinated Indebtedness with respect to the Obligations (or any Refinancing Indebtedness in respect thereof) to repay, prepay, redeem, repurchase or defease, or make an offer to repay, prepay, redeem, repurchase or defease, any such Subordinated Indebtedness (or such Refinancing Indebtedness) or any other Subordinated Indebtedness, then, prior to the time at which it would be required to make such repayment, prepayment, redemption, repurchase or defeasance or to make such offer, the Borrower shall, if and to the extent it would reduce, eliminate or satisfy any such requirement, (i) prepay Borrowings or (ii) use such cash proceeds to acquire assets in one or more transactions permitted hereby.

(e) Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Loans made at a time when Loans of more than one Class are outstanding, the Borrower shall select Loans to be prepaid so that the aggregate amount of such prepayment is allocated among the Loans and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, the Loans of such Class, pro rata based on the aggregate principal amounts of outstanding Loans of each such Class.

(f) The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a

Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that if a notice of optional prepayment of Loans pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Classes of the contents thereof. Each partial prepayment of any Loans shall be in an amount that would be permitted in the case of an advance of any Loans of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of Loans shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(g) Notwithstanding the provisions of paragraph (c) of this Section 2.11, if, immediately after giving effect to any prepayment required by such paragraph in respect of Excess Cash Flow for any ECF Year and the ECF Shortfall Amount in respect of such ECF Year, the GAAP Working Capital of Holdings (as would be reflected on a consolidated balance sheet prepared in accordance with GAAP as of the prepayment date or as of the last day of the ECF Year in respect of which Excess Cash Flow is being calculated, in each case giving effect to such prepayment) would be less than $10,000,000, then the Borrower may defer payment of such amount of the required repayment to the next following ECF Sweep Payment Date as may be necessary so that such GAAP Working Capital as of each such date (calculated as provided above and giving effect to any prepayment made) will equal at least $10,000,000 (such retained amount in respect of the aggregate prepayment otherwise required to be made pursuant to paragraph (c) of this Section in that fiscal year, the “ECF Shortfall Amount” for such fiscal year, which for the avoidance of doubt will include , to the extent not paid on such payment date, the Excess Cash Flow payment in respect of the immediately preceding ECF Year as well as the ECF Shortfall Amount from such preceding fiscal year). Notwithstanding the foregoing, if on the last day of any fiscal quarter, the GAAP Working Capital of Holdings, taking into account the accrual under GAAP of payment obligations in respect of the ECF Shortfall Amount and the projected Excess Cash Flow prepayment to be made on the next following ECF Sweep Payment Date, would be less than $10,000,000, then only such portion (if any) of such ECF Shortfall Amount and of the Excess Cash Flow prepayment that would otherwise be required to be made on the next following ECF Sweep Payment Date that, if due and payable on such ECF Sweep Payment Date, would not result in such GAAP Working Capital being less than $10,000,000, will be payable on such ECF Sweep Payment Date, and the Borrower’s obligation to pay the remainder of such ECF Shortfall Amount and such Excess Cash Flow prepayment will be automatically extended and deferred to the second following ECF Sweep Payment Date (subject, however, to adjustment in connection with calculations of GAAP Working Capital on subsequent fiscal quarter end dates and, in the case of the next following ECF Sweep Payment Date, pursuant to the first sentence of this paragraph (g)).

(h) If all or any portion of the Loans of any Lender are repaid or prepaid for any reason (other than pursuant to Section 2.11(b) or 2.11(c) (except as a result of the receipt of Net Proceeds from an IPO), or 2.11(d), but including, for the avoidance of doubt, upon acceleration, in connection with the purchase of the Loans of any Lender required by the Borrower pursuant to Section 2.19(b) or 9.02(c), or in connection with any Refinancing Term Loans being made pursuant to Section 2.22), such repayment or prepayment shall be accompanied by a fee paid by the Borrower to such Lender in the case of any such repayment or prepayment (i) prior to the first anniversary of the Effective Date, equal to 2.0% of the aggregate principal amount of the Loans of such Lender so repaid or prepaid, (ii) on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date, equal to 1.0% of the aggregate principal amount of the Loans of such Lender so repaid or prepaid and (iii) on or after the second anniversary of the Effective Date, equal to 0%; provided that if such Loans are prepaid as a result of an IPO Prepayment Event referred to in clause (d) of the definition of such term on or prior to the date that is 120 days after the Effective Date, such fee shall be equal to 1.0%, rather than 2.0%, of the aggregate principal amount of the Loans so prepaid.

(i) Notwithstanding anything in this Section 2.11 to the contrary, unless and until there is no principal, premium, interest, fees or other amounts due or outstanding under the First Lien Credit Agreement and the lending commitments thereunder have been terminated, no mandatory prepayments of outstanding Loans that would otherwise be required under Section 2.11(b), (c), or (d), other than any such prepayment required as the result of an IPO Prepayment Event referred to in clause (d) of the definition of such term, shall be required to be made.

SECTION 2.12. Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to an Effective Date Loan that is an ABR Borrowing. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that, if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing of any Class:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders of such Class by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurodollar Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing and (ii) any Borrowing Request for a Eurodollar Borrowing of such Classshall be treated as a request for an ABR Borrowing.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Credit Party to any Taxes (other than (A) Indemnified Taxes (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or such other Credit Party, the Borrower will pay to such Lender or such other Credit Party, as applicable, such additional amount or amounts as will compensate such Lender or such other Credit Party, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon the request of such Lender, the Borrower will pay to such Lender, as applicable, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Lender or such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Credit Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19(b) or 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17. Taxes. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the Loan Parties shall not be required to indemnify a Credit Party pursuant to this Section to the extent that such Credit Party fails to notify the Loan Parties of its intent to make a claim for indemnification under this Section within 270 days after a claim is asserted by the relevant Governmental Authority.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the

Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph. Any amounts set off by the Administrative Agent pursuant to the preceding sentence shall, to the extent such amounts relate to any Loan Document, be treated as having been paid in accordance with, and for purposes of, such Loan Document.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-3 or Exhibit K-4, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made; and

(D) if a payment made to a Credit Party under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Credit Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Credit Party has complied with such Credit Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) To the extent legally permissible, the Administrative Agent, in the event that the Administrative Agent is a U.S. Person, shall deliver an IRS Form W-9 to the Borrower and if the Administrative Agent is not a U.S. Person, the applicable IRS Form W-8 certifying its exemption from U.S. withholding Taxes with respect to amounts payable hereunder, on or prior to the date the Administrative Agent becomes a party to this Agreement.

Each Credit Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.

(i) The Borrower agrees that it will, to the extent required by applicable law, determine whether or not the Loans are traded on an established market and, if so, will also determine the fair market value of the Loans (which, in such case and for the avoidance of doubt, will be the issue price of the Loans), each within the meaning of Section 1.1273-2(f) of the United States Treasury Regulations. Any such determinations shall be made available to the Lenders as promptly as practicable, and in any case within 90 days, after the Effective Date in a commercially reasonable fashion.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under this Agreement and each other Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Loans at different times as a result of Refinancing Facility Agreements pursuant to Section 2.22), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Eligible Assignee, other than to the Borrower or any Subsidiary or other Affiliate thereof in a transaction that does not comply with the terms of Section 2.24 or Section 9.04(e) or (f), as applicable (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated), in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a) or (b), 2.17(e), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses(i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender has requested compensation under Section 2.15 or (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04(c)), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(h) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(h)) or the Borrower (in the case of all other amounts (including any fee payable pursuant to Section 2.11(h))), (B) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments, and (D) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. [Reserved]

SECTION 2.21. Incremental Facilities. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, request the establishment of Incremental Term Commitments, provided that the sum of the cumulative aggregate original amount of all the Incremental Term Commitments established under this Section and aggregate original amount of all Alternative Incremental Facility Indebtedness incurred under Section 6.01(a)(xiii) shall not, on the date of effectiveness of any Incremental Term Commitments under this Section or the date of issuance of any such Alternative Incremental Facility Indebtedness, as the case may be, exceed the Maximum Incremental Amount in effect on such date. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Term Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Term Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Term Lender, if such Person is not then a Lender, must be an Eligible Assignee.

(b) The terms and conditions of any Incremental Term Facility and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Amendment, identical to those of the Effective Date Term Loans and related Commitments; provided that (i) the upfront fees, interest rates and amortization schedule applicable to any Incremental Term Facility and Incremental Term Loans shall be determined by the Borrower and the Incremental Term Lenders providing the relevant Incremental Term Commitments, (ii) except in the case of an Incremental Term Facility effected as an increase to an existing Class of Loans, the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Loans with the Latest Maturity Date, (iii) if the weighted average yield relating to any Incremental Term Loan exceeds the weighted average yield relating to the Effective Date Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% (to be determined by the Administrative Agent consistent with generally accepted financial practices, after giving effect to margins, upfront or similar fees, or original issue discount, in each case shared with all lenders or holders thereof and applicable interest rate floors (but only to the extent that an increase in the interest rate floor applicable to the Effective Date Loans would result in an increase in an interest rate then in effect for the Effective Date Loans hereunder)), then the Applicable Rate (A) relating to the Effective Date Loans shall be adjusted so that the weighted average yield relating to such Incremental Term Loans shall not exceed the weighted average yield relating to the Effective Date Loans by more than 0.50%; provided that any greater interest rate floor applicable to such

Incremental Term Facility will, if requiring an adjustment hereunder, be reflected as an increase to the interest rate floor applicable to the Effective Date Loans rather than being reflected in an adjustment to the Applicable Rate) and (iv) no Incremental Term Loan Maturity Date shall be earlier than the Latest Maturity Date. Any Incremental Term Commitments established pursuant to an Incremental Facility Amendment that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. Each Incremental Term Facility and all extensions of credit thereunder shall be secured by the Collateral on a pari passu basis with the other Obligations.

(c) The Incremental Term Commitments and Incremental Term Facilities relating thereto shall be effected pursuant to one or more Incremental Facility Amendments executed and delivered by Holdings, the Borrower, each Incremental Term Lender providing such Incremental Term Commitments and Incremental Term Facilities and the Administrative Agent; provided that no Incremental Term Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments and the making of Loans on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) the Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Term Commitments and the related transactions under this Section and (iv) the Borrower shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents in connection with any such transaction, including a certificate of a Financial Officer of the Borrower to the effect set forth in clauses (i) and (ii) above, together with reasonably detailed calculations demonstrating compliance with Section 2.21(a) above. Each Incremental Facility Amendment may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to give effect to the provisions of this Section, provided that to the extent that any term of any such amendment could not be approved as an amendment of this Agreement by the Lenders providing such Incremental Term Commitments voting a single Series without the approval of any other Lender, such amendment will be subject to the approval of the requisite Lenders required under this Agreement.

(d) Upon the effectiveness of an Incremental Term Commitment of any Incremental Term Lender, such Incremental Term Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Amendment, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Amendment.

(f) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.21(a) and of the effectiveness of any Incremental Term Commitments, in each case advising the Lenders of the details thereof.

SECTION 2.22. Refinancing Facilities. (a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”); provided that each Refinancing Term Lender shall be an Eligible Assignee.

(b) The Refinancing Term Loan Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by Holdings, the Borrower, each Refinancing Lender providing such Refinancing Term Loan Commitments and the Administrative Agent; provided that no Refinancing Term Loan Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) Holdings and the Borrower shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents in connection with any such transaction and (iv) substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Borrowings of one or more Classes in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Borrowings and any reasonable fees, premium and expenses relating to such refinancing). The Borrower shall determine the amount of such prepayments allocated to each Class of outstanding Loans.

(c) The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Term Loan Commitments established thereby and the Refinancing Term

Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Term Loan Commitments and Refinancing Term Loans as a new “Class” for all purposes hereof, (ii) the stated termination and maturity dates applicable to the Refinancing Term Loan Commitments or Refinancing Term Loans of such Class; provided that such stated termination and maturity dates shall not be earlier than the Maturity Date applicable to the Class of Loans so refinanced, (iii) any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to the Refinancing Term Loans of such Class, (v) the fees applicable to the Refinancing Term Loan Commitments or Refinancing Term Loans of such Class, (vi) any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loan Commitments or Refinancing Term Loans of such Class (which prepayment requirements may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loan Commitments or Refinancing Term Loans of such Class, and (ix) any financial covenant with which Holdings and the Borrower shall be required to comply, provided that any such financial covenant shall be for the benefit of all Lenders. Except as contemplated by the preceding sentence, the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as the terms of the existing Commitments and the existing Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Term Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Refinancing Term Loan Commitments and Refinancing Term Loans as a new “Class” of Loans and/or Commitments hereunder.

SECTION 2.23. Loan Modification Offers. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all (and not fewer than all) the Lenders of one or more Classes (each Class subject to such an Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Loan Modification Offer and (ii) the date on which such Loan Modification Offer is requested to become effective (which shall not be less than ten Business Days nor more than 60 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and

Commitments of the Affected Class as to which such Lender’s acceptance has been made. With respect to all Permitted Amendments consummated by the Borrower pursuant to this Section, (i) such Permitted Amendments shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) any Loan Modification Offer, unless contemplating a Maturity Date already in effect hereunder pursuant to a previously consummated Permitted Amendment, must be in a minimum amount of $25,000,000 (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion), provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Permitted Amendment that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Commitments or Loans of any or all Affected Classes be extended. If the aggregate principal amount of Commitments or Loans of any Affected Class in respect of which Lenders shall have accepted the relevant Loan Modification Offer shall exceed the maximum aggregate principal amount of Commitments or Loans of such Affected Class offered to be extended by the Borrower pursuant to such Loan Modification Offer, then the Commitments and Loans of such Lenders shall be extended ratably up to such maximum amount based on the relative principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Loan Modification Offer.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Borrower, each Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) Holdings and the Borrower shall have delivered, or agreed to deliver by a date following the effectiveness of such Permitted Amendment reasonably acceptable to the Administrative Agent, to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents (including reaffirmation agreements, supplements and/or amendments to Mortgages or other Security Documents, in each case to the extent applicable) in connection therewith and (iv) any applicable Minimum Extension Condition shall be satisfied (unless waived by the Borrower). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new Class of loans and/or commitments hereunder (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments); provided that all prepayments of Loans shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Loans (i.e., both extended and non-extended), until the repayment of the Loans on the relevant Maturity Date. The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.23. This Section 2.23 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.24. Loan Repurchases. (a) Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, in its discretion (x) effect open market purchases of Loans on a non-pro rata basis and (y) conduct modified Dutch auctions to make Auction Purchase Offers, each such Auction Purchase Offer to be managed by an investment bank of recognized standing selected by the Borrower (in such capacity, the “Auction Manager”) and to be conducted in accordance with the procedures, terms and conditions set forth in this Section and the Auction Procedures, in each case, so long as the following conditions are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Loans or, in the case of clause (y) above, on the date of the delivery of each Auction Notice;

(ii) the assigning Lender and the Purchasing Borrower Party shall execute and deliver to the Administrative Agent an Affiliated Assignment and Assumption in lieu of an Assignment and Assumption;

(iii) the maximum principal amount (calculated on the face amount thereof) of Loans that the Purchasing Borrower Party offers to purchase in any Auction Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent in its reasonable discretion);

(iv) any Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Loans may not be resold (it being understood and agreed that (A) any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA and (B) any assignment of Loans pursuant to this Section shall not constitute a voluntary or mandatory prepayment of Loans for purposes of this Agreement);

(v) if the Loans are rated by S&P and/or Moody’s at the time of any Auction Purchase Offer, prior to commencing such Auction Purchase Offer, the Borrower shall have discussed such proposed Auction Purchase Offer with each (or both, as applicable) of S&P and Moody’s and, based upon such discussions, shall reasonably believe that the proposed purchase of Loans through such Auction Purchase Offer shall not be deemed to be a “distressed exchange”;

(vi) if the Loans are rated by S&P and/or Moody’s at the time of any Auction Purchase Offer, at the time of each purchase of Loans pursuant to such Auction Purchase Offer, neither S&P nor Moody’s shall have announced or communicated to the Borrower that the proposed purchase of Loans through such Auction Purchase Offer shall be deemed to be a “distressed exchange”;

(vii) no more than one Auction Purchase Offer with respect to any Class may be ongoing at any one time and no more than four Auction Purchase Offers (regardless of Class) may be made in any one year;

(viii) any Purchasing Borrower Party shall not have at the time of such assignment (and shall represent and warrant at the time of such assignment that it does not have) any MNPI that either (A) has not been disclosed to the assigning Lender (other than any such Lender that does not wish to receive MNPI) on or prior to the date of any assignment to such Purchasing Borrower Party or (B) if not disclosed to such Lender, could reasonably be expected to have a material effect upon, or otherwise be material to, (1) such Lender’s decision to make such assignment or (2) the market price of the Loans to be assigned to such Purchasing Borrower Party;

(ix) at the time of each purchase of Loans through an Auction Purchase Offer, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Financial Officer of the Borrower certifying as to compliance with preceding clauses (i), (iv), (v), (vi) and (viii);

(x) no Purchasing Borrower Party may use the proceeds, direct or indirect, from revolving loans incurred under the First Lien Credit Agreement to purchase any Loans; and

(xi) the aggregate principal amount of Loans of any Class purchased by any Purchasing Borrower Party in open market purchases pursuant to this Section, when taken together with the aggregate principal amount of Loans of such Class purchased by or assigned to Purchasing Debt Affiliates (other than Debt Fund Affiliates) pursuant to Section 9.04(f), shall not in any event exceed 25% of the initial aggregate principal amount of Loans of such Class (plus, in the event of a subsequent increase in the principal amount of Loans of such Class pursuant to an Incremental Term Facility, 25% of the initial amount of such increase on the date of consummation of such Incremental Term Facility) (it being understood that such 25% limitation will be calculated based on such initial principal amounts and the cumulative principal amounts so purchased, regardless of any cancellation of any Loans purchased (including pursuant to Auction Purchase Offers) or any repayment or prepayment of Loans).

(b) A Purchasing Borrower Party must terminate any Auction Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Loans pursuant to such Auction Purchase Offer. If a Purchasing Borrower Party commences any Auction Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Auction Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Lender for any termination of such Auction Purchase Offer as a result of the failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Auction Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Loans of any Class or Classes made by a Purchasing Borrower Party pursuant to this Section, (x) the Purchasing Borrower Party shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Purchasing Borrower Party and the cancellation of the purchased Loans) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 or any other provision hereof.

(c) The Administrative Agent and the Lenders hereby consent to the Auction Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section (provided that no Lender shall have an obligation to participate in any such Auction Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 will not apply to the purchases of Loans pursuant to and in accordance with the provisions of this Section. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Purchase Offer.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and each Subsidiary (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and each other Loan Document and each other agreement or instrument contemplated thereby to which it is a party and to effect the Transactions and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Due Execution and Delivery; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Holdings, the Borrower or any Subsidiary, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture or agreement governing Indebtedness, any material agreement or any other material instrument binding upon Holdings, the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary, except Liens created under the Loan Documents and the First Lien Security Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) the consolidated balance sheet of Holdings as of December 31, 2012, and the related consolidated statements of operations and income, stockholders’ equity and cash flows of Holdings for the fiscal year ended December 31, 2012, in each case audited by and accompanied by an opinion of Ernst & Young LLP, independent public accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) and (ii) an unaudited consolidated balance sheet of Holdings as at the end of, and related statements of income and cash flows of Holdings for the fiscal quarter and the portion of the fiscal year ended June 30, 2013 (and comparable period for the prior fiscal year), certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings, the Borrower and the Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b) The Borrower has heretofore furnished to the Lenders a pro forma consolidated balance sheet of Holdings as at the end of June 30, 2013, prepared giving effect to the Transactions to be consummated on the Effective Date as if such Transactions had occurred on such date or at the beginning of such period, as the case may be. Such pro forma financial statements (i) have been prepared by the Borrower in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Confidential Information Memorandum (which assumptions are believed by Holdings and the Borrower on the date hereof to be reasonable), (ii) are based on the best information available to Holdings and the Borrower as of the date of delivery thereof after due inquiry, (iii) accurately reflect all adjustments necessary to give effect to the Transactions and (iv) present fairly, in all material respects, the pro forma financial position of Holdings, the Borrower and the Subsidiaries as of such date, as if the Transactions had occurred on such date.

(c) To the knowledge of the Borrower and Holdings, except as disclosed in the financial statements referred to above or the notes thereto or in the Confidential Information Memorandum, after giving effect to the Transactions, none of Holdings, the Borrower or any Subsidiary has, as of the Effective Date, any material direct or contingent liabilities, unusual long-term commitments or unrealized losses.

(d) Since December 31, 2012, there has been no event or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business (including Mortgaged Properties, if any), except for minor defects in title that could not reasonably be expected to materially interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes. All such property is free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of Holdings, the Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, licenses, technology, software, domain names and other Intellectual Property material to its business as currently conducted and as proposed to be conducted, and the use thereof by Holdings, the Borrower and each Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any trademarks, tradenames, copyrights, patents, licenses, technology, software, domain names or other Intellectual Property owned or used by Holdings, the Borrower or any Subsidiary is pending or, to the knowledge of Holdings, the Borrower or any Subsidiary, threatened against Holdings, the Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Borrower or any Subsidiary, threatened in writing against or affecting Holdings, the Borrower or any Subsidiary (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (other than the Disclosed Matters set forth in Schedule 3.06 of the Disclosure Letter) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters set forth in Schedule 3.06 of the Disclosure Letter and except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements; No Default. Each of Holdings, the Borrower and each Subsidiary is in compliance with (a) all Requirements of Law and (b) all indentures, agreements and other instruments binding upon it or its property, except, in the case of clause (b) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status; Other Regulations. None of Holdings, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board of Governors) that limits its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

SECTION 3.09. Federal Reserve Regulations. None of Holdings, the Borrower or any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets of Holdings, the Borrower and the Subsidiaries subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock (within the meaning of Regulation U of the Board of Governors).

SECTION 3.10. Taxes. Each of Holdings, the Borrower and each Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (i) Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP and (ii) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. ERISA. (a) The Borrower, each of its ERISA Affiliates, and each Subsidiary is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan, except as could not reasonably be expected to result in a Material Adverse Effect. No ERISA Events have occurred or are reasonably expected to occur that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as applicable) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as applicable) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans except in each such case where such underfunding could not reasonably be expected to have a Material Adverse Effect.

(b) Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, except as could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of Holdings, the Borrower or any Subsidiary or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings, the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans except in such case where the underfunding could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12. Labor Matters. Except as in the aggregate as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or slowdowns or any other material labor disputes against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings, the Borrower or any Subsidiary, threatened, (ii) the hours worked by and payments made to employees of each of Holdings, the Borrower and each Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (iii) all payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

SECTION 3.13. Disclosure. Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Holdings, the Borrower or any Subsidiary to any Arranger, the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts and projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if such projected financial information was furnished prior to the Effective Date, as of the Effective Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).

SECTION 3.14. Subsidiaries. Schedule 3.14 to the Disclosure Letter sets forth the name of, and the ownership interest of Holdings, the Borrower and each Subsidiary in, each Subsidiary and each class of Equity Interest of each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party or an Excluded Subsidiary, in each case as of the Effective Date. The Equity Interests in the Borrower and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents and the First Lien Security Documents). Except as set forth in Schedule 3.14 to the Disclosure Letter, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings, the Borrower or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by the Borrower or any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribed for or purchase any Equity Interests in the Borrower or any Subsidiary.

SECTION 3.15. Insurance. Schedule 3.15 to the Disclosure Letter sets forth a complete and correct description of all insurance maintained by or on behalf of Holdings, the Borrower or any Subsidiary as of the Effective Date. As of the Effective Date, such insurance is in full force and effect and all premiums in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries is in such amounts (with no greater risk retention) and against such risks as is (a) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) adequate.

SECTION 3.16. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, and giving effect to the rights of subrogation and contribution under the Collateral Agreement or otherwise, (a) the fair value of the assets of Holdings and the Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of Holdings and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) Holdings and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the Effective Date. For purposes of this Section, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual or matured liability.

SECTION 3.17. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person (other than Liens securing the payment of obligations under the First Lien Credit Agreement and Other First Lien Secured Indebtedness and Permitted Encumbrances that by operation of law or contract would have priority over the Obligations), and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform

Commercial Code financing statements, prior and superior to the rights of any other Person (other than Liens permitted under Section 6.02 that by operation of law or contract would have priority over the Obligations).

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, other than Liens securing the payment of obligations under the First Lien Credit Agreement and Other First Lien Secured Indebtedness and Permitted Encumbrances that by operation of law or contract would have priority over the Obligations.

(c) Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance as may be necessary to perfect the interest of the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, other than Liens securing the payment of obligations under the First Lien Credit Agreement and Other First Lien Secured Indebtedness and Permitted Encumbrances that by operation of law or contract would have priority over the Obligations (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Effective Date).

(d) Each Security Document, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02 that by operation of law or contract would have priority over the Obligations.

SECTION 3.18. Anti-Terrorism Laws; Anti-Corruption Laws. Holdings and the Borrower have implemented and maintain in effect policies and procedures designed to ensure compliance by Holdings, the Borrower, the Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and the Borrower and its Subsidiaries are in compliance with applicable Anti-

Corruption Laws and Sanctions in all material respects. None of (a) the Borrower or any Subsidiary or (b) to the knowledge of the Borrower, (i) any director, officer or employee of the Borrower or any Subsidiary or (ii) any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person or in violation of any Sanctions. The Transactions will not violate any applicable Anti-Corruption Laws or Sanctions.

SECTION 3.19. Classification as Senior Indebtedness. The Loan Document Obligations constitute “senior indebtedness” and “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and all such other designations have been given as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of (i) Cooley LLP, special counsel for the Loan Parties and (ii) Trenam, Kemker, Scharf, Barkin, Frye, O’Neill & Mullis, Professional Association, special Florida counsel for the Loan Parties, in each case dated as of the Effective Date, each in the forms previously provided to the Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing in the jurisdiction of incorporation or formation of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in the forms previously provided to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer or the President or a Vice

President of the Borrower, confirming compliance as of the Effective Date with the conditions set forth in paragraphs (i), (p) and (q) of this Section.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand.

(f) The Collateral and Guarantee Requirement shall have been satisfied, and the Administrative Agent, on behalf of the Secured Parties, shall have a security interest in the Collateral of the type and priority described in each Security Document. The Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or legal officer of each of Holdings and the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of Loans on the Effective Date be released or terminated.

(g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

(h) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods (including any extensions thereof) shall have expired and there shall be no actual or threatened litigation or governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions.

(i) The Borrower shall have received, or substantially contemporaneously with the initial funding of the Loans on the Effective Date shall receive, cash proceeds of not less than $630,000,000 from borrowings of the term loans under the First Lien Credit Agreement.

(j) Prior to or substantially concurrently with the initial funding of the Loans on the Effective Date, (i) all commitments under the Existing Credit Agreements shall have been terminated, (ii) all loans, interest, fees, expense reimbursements and other amounts accrued or owing thereunder shall have been repaid in full with the proceeds of the Loans and the funds referred to in paragraph (i) above, and (iii) all guarantees and Liens granted in respect thereof shall have been released. The Administrative Agent shall have received payoff and release letters with respect to the Existing Credit Agreements and obligations and Liens relating thereto, in the form previously provided to the Administrative Agent, and the conditions to effectiveness of such letters shall have been satisfied. Immediately after giving effect to the Transactions on the Effective Date, none of Holdings, the Borrower or any Subsidiary shall have outstanding any shares of preferred stock or Disqualified Equity Interests or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) Indebtedness of the Borrower under the First Lien Credit Agreement and (iii) other ordinary course Indebtedness permitted by Section 6.01(a).

(k) The First Lien/Second Lien Intercreditor Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

(l) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings, substantially in the form of Exhibit J, certifying as to the solvency of Holdings, the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions consummated on the Effective Date.

(m) The credit facilities under this Agreement shall have been rated by each of S&P and Moody’s, and the Borrower shall have received a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case after giving effect to the Transactions and the transactions contemplated by the First Lien Credit Agreement.

(n) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(o) The Borrower shall have delivered to the Administrative Agent the notice required by Section 2.03.

(p) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects).

(q) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Notwithstanding the foregoing, any Foreign Pledge Agreement or Control Agreement that is required to be delivered in order to satisfy the requirements of the Collateral and Guarantee Requirement shall not be a condition precedent to the obligations of the Lenders hereunder on the Effective Date, but shall be required to be accomplished as provided in Section 5.15.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on August 20, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document shall have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Holdings and the Borrower will furnish to the Administrative Agent, on behalf of each Lender, the following:

(a) within 120 days after the end of each fiscal year of Holdings (or, so long as Holdings shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of Holdings for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and audited consolidated statements of income and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of Holdings, the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP consistently applied, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year in reasonable form and detail;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or, so long as Holdings shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of Holdings for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition, results of operations and cash flows of Holdings, the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter in reasonable form and detail;

(c) not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate, substantially in the form attached hereto as Exhibit E, of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) in the case of financial statements ending as of December 31 of any fiscal year, beginning with the financial statements for the fiscal year of Holdings ending December 31, 2014, of Excess Cash Flow and (B) in the case of any fiscal year when an ECF Shortfall Amount exists, GAAP Working Capital as of the ECF Sweep Payment Date for such fiscal year (calculated prior to giving effect to any prepayment of Loans on such date), (iii) stating whether any change in GAAP or in the application thereof has occurred since the later of the date of the Borrower’s audited financial statements referred to in Section 3.04 and the date of the prior certificate delivered pursuant to this clause (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying as of the date of such Compliance Certificate each Subsidiary that (A) is an Excluded Subsidiary as of such date but has not been identified as an Excluded Subsidiary in Schedule 3.14 or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary and (v) in the case of the Compliance Certificate relating to annual financial statements delivered pursuant to clause (a) above setting forth the amounts of the Available ECF Amount and any Qualifying Equity Proceeds utilized for Specified Uses during the most recent fiscal quarter included in such financial statements, specifying each such use and the amount thereof;

(d) not more than 120 days after the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(e) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(f) promptly following any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, or with the USA Patriot Act, as the Administrative Agent or any Lender may reasonably request; and

(g) promptly following the effectiveness of any amendment to or other modification of the First Lien Credit Agreement, including in connection with the establishment of First Lien Incremental Facility Indebtedness, Refinancing Facility Amendments (as defined in the First Lien Credit Agreement) and Permitted Amendments (as defined in the First Lien Credit Agreement), copies of the definitive documentation with respect thereto.

Information required to be furnished pursuant to clause (a) and (b) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Material Events. Within five Business Days after obtaining knowledge thereof, Holdings and the Borrower will furnish to the Administrative Agent written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Holdings, the Borrower or any Subsidiary or, to the knowledge of a Financial Officer or another executive officer of Holdings or the Borrower, affecting Holdings, the Borrower or any Affiliate thereof, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Holdings or the Borrower to the Administrative Agent, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of this Agreement or any other Loan Document;

(c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;

(d) any material change in accounting policies or financial reporting practices by Holdings or any Subsidiary (it being understood that such notice shall be deemed provided to the extent described in any financial statement delivered to the Administrative Agent pursuant to the terms of this Agreement); and

(e) any other development (including notice of any Environmental Liability) that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) Holdings and the Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) At the time of delivery of financial statements pursuant to Section 5.01(a) or (b), Holdings and the Borrower shall deliver to the Administrative Agent a completed Supplemental Perfection Certificate, signed by a Financial Officer of each of Holdings and the Borrower, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date).

(c) Holdings and the Borrower will cause all cash owned by Holdings, the Borrower and the other Subsidiaries at any time, other than (i) cash used in the operation of Foreign Subsidiaries and (ii) cash held by Holdings or any Subsidiary in trust for any director, officer or employee of Holdings or any Subsidiary or any employee benefit plan maintained by Holdings or any Subsidiary, to be held in deposit accounts maintained in the name of one or more Loan Parties.

(d) Holdings and the Borrower will, in each case as promptly as practicable, notify the Administrative Agent of the existence of any deposit account or securities account maintained by a Loan Party in respect of which a Control Agreement is required to be in effect pursuant to clause (f) of the definition of the term “Collateral and Guarantee Requirement” but is not yet in effect.

SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05, including any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each Subsidiary to, pay its material obligations (other than Indebtedness and any obligations in respect of any Hedging Agreements), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (with no greater risk retention) and against such risks as is (i) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) considered adequate by Holdings and the Borrower and (b) all other insurance as may be required by applicable law or any other Loan Document. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties will (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and (c) provide for at least 30 days’

prior written notice (or 10 days’ prior written notice in the event of cancellation for non-payment of premium, or, in any case, such shorter number of days as may be agreed to by the Administrative Agent) to the Administrative Agent of any cancellation of such policy. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent, which will furnish to each Lender, prompt written notice of any casualty or other damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of or any material interest in the Collateral under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

SECTION 5.09. Books and Records; Inspection and Audit Rights; Lender Calls. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular business hours and as often as reasonably requested; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent, acting individually or on behalf of the Lenders, may exercise rights under this paragraph and (ii) the Administrative Agent shall not exercise the rights under this paragraph more often than two times during any calendar year.

(b) On a date not more than 30 days after the commencement of each fiscal quarter of Holdings, Financial Officers of Holdings and the Borrower shall participate in a conference call with the Lenders to discuss the financial condition and results of operations of Holdings, the Borrower and the Subsidiaries for such fiscal quarter;

SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law (including Environmental Laws) with respect to it or its assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a

Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.

SECTION 5.11. Use of Proceeds. (a) The proceeds of the Loans, together with the proceeds from the term loans under the First Lien Credit Agreement, shall be used on the Effective Date to pay the outstanding obligations of the Borrower and SOI Holdings, Inc. under the Existing Credit Agreement, to finance the Dividend and to pay Transaction Costs.

(b) No Borrowing will be made, and no proceeds of any Borrowing will be used, (A) for the purpose of funding payments to any officer or employee of a Governmental Authority, Person controlled by a Governmental Authority, political party, official of a political party, candidate for political office or other Person acting in an official capacity, in each case in violation of applicable Anti-Corruption Laws, (B) for the purpose of financing the activities of any Sanctioned Person or (C) in any manner that would result in the violation of Sanctions by any party hereto.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary) after the Effective Date, then the Borrower will, as promptly as practicable and, in any event, within 60 days (or such longer period as the Administrative Agent may, in its sole discretion, agree to in writing) after such Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement, to the extent applicable, to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.13. Senior Indebtedness. In the event that Holdings, the Borrower or any other Loan Party shall at any time issue or have outstanding any other Subordinated Indebtedness, Holdings and the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 5.14. Maintenance of Ratings. Holdings and the Borrower will use commercially reasonable efforts to maintain continuously in effect a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower, and a rating of the credit facility hereunder by each of S&P and Moody’s.

SECTION 5.15. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Each of Holdings and the Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) As promptly as practicable, and in any event within 90 days, after the Effective Date, Holdings, the Borrower and each other Loan Party will undertake all actions listed on Schedule 5.15 (including delivery of all Foreign Pledge Agreements and Control Agreements that would have been required to be delivered on the Effective Date but for the penultimate sentence of Section 4.01), in each case except to the extent not required under the definition of the term “Collateral and Guarantee Requirement”.

(c) If any assets with a value in excess of $5,000,000 are acquired by Holdings, the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien created by the Collateral Agreement upon acquisition thereof and other than Excluded Assets), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject in each case to any exceptions expressly set forth in this Agreement or the other Loan Documents.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Holdings and the Borrower will not, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 of the Disclosure Letter and any Refinancing Indebtedness in respect thereof;

(iii) (A) Indebtedness of the Borrower under the First Lien Credit Agreement (and Guarantees by the Loan Parties other than the Borrower of Indebtedness under the First Lien Credit Agreement) in an aggregate principal amount not in excess of (x) $705,000,000 less (y) the amount of any permanent reduction of revolving commitments and permanent repayments or prepayments of term loans under the First Lien Credit Agreement, at any time outstanding, and (B) Refinancing Indebtedness in respect thereof;

(iv) Permitted Second Priority Refinancing Indebtedness and any Refinancing Indebtedness in respect thereof;

(v) Indebtedness of any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided that (A) any such Indebtedness owing by any Loan Party shall be unsecured and shall be subordinated in right of payment to the Obligations on terms customary for intercompany subordinated Indebtedness, (B) any such Indebtedness owing to any Loan Party shall be evidenced by the Intercompany Note, which shall have been pledged pursuant to the Collateral Agreement and (C) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;

(vi) Guarantees by the Borrower or Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of Holdings, the Borrower or any other Subsidiary; provided that (A) the Indebtedness so Guaranteed is permitted by this Section (other than clause (a)(ii) and (a)(viii)), (B) Guarantees by Holdings, the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (C) Guarantees permitted under this clause (vi) shall be subordinated to the Obligations of the applicable Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(vii) (A) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money Indebtedness and any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (A) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $28,750,000 at any time outstanding;

(viii) (A) Indebtedness (other than Indebtedness under credit facilities or any capital market Indebtedness) of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and (B) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (A) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (viii) shall not exceed $23,000,000 at any time outstanding;

(ix) Permitted Unsecured Indebtedness in an aggregate principal amount not to exceed (A) $28,750,000 plus (B) additional amounts so long as, at the time of incurrence of such Permitted Unsecured Indebtedness in reliance on this subclause (ix)(B), the Total Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence thereof, is not in excess of 5.25 to 1.00; provided that (x) immediately prior to and immediately after giving effect to the incurrence of any Permitted Unsecured Indebtedness under this clause (ix), no Default or Event of Default shall have occurred and be continuing and (y) the Borrower will, on the date of incurrence of such Indebtedness in reliance on clause (B) above, deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower, dated such date, confirming the satisfaction of the conditions set forth above and attaching a reasonably detailed calculation of the Total Leverage Ratio on a Pro Forma Basis as of such date identifying the Permitted Unsecured Indebtedness being incurred and specifying that it is being incurred pursuant to this Section 6.01(a)(ix);

(x) Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds;

(xi) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Holdings or any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes (B) obligations in connection with self-insurance arrangements and (C) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature;

(xii) Indebtedness consisting of client advances or deposits received in the ordinary course of business;

(xiii) Alternative Incremental Facility Indebtedness and Refinancing Indebtedness in respect thereof , provided that (A) no Default or Event of Default shall have occurred and be continuing on the date of incurrence thereof, both immediately prior to and immediately after giving effect to such incurrence, (B) unless such Indebtedness is incurred solely in reliance on utilization of the Base Incremental Amount, after giving effect to such Alternative Incremental Facility Indebtedness and Refinancing Indebtedness in respect thereof, as the case may be, the Total Leverage Ratio computed on a Pro Forma Basis as of the date of such incurrence shall not be greater than 5.00 to 1.0; (C) the sum of the cumulative aggregate original amount of all the Incremental Term Commitments established under Section 2.21 and aggregate original amount of all Alternative Incremental Facility Indebtedness incurred under this Section 6.01(a)(xiii) shall not, on the date of issuance of any such Alternative Incremental Facility Indebtedness, exceed the Maximum Incremental Amount in effect on such date, and (D) the Borrower will, on the date of incurrence of any Alternative Incremental Facility Indebtedness under this Section 6.01(a)(xiii), deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower, dated such date, confirming the satisfaction of the conditions set forth above, stating that such incurrence relies solely on utilization of the available Base Incremental Amount or, if that is not the case, attaching a reasonably detailed calculation of the Total Leverage Ratio on a Pro Forma Basis as of such date identifying the Alternative Incremental Facility Indebtedness being incurred and specifying that it is being incurred pursuant to this Section 6.01(a)(xiii);

(xiv) First Lien Incremental Facility Indebtedness and First Lien Alternative Incremental Facility Indebtedness, and, in each case, Refinancing Indebtedness in respect thereof; provided that (A) no Default or Event of Default shall have occurred and be continuing on the date of incurrence thereof, both immediately prior to and immediately after giving effect to such incurrence, (B) unless such Indebtedness is incurred solely in reliance on utilization of the Base First Lien Incremental Amount, after giving effect to such First Lien Incremental Facility Indebtedness, First Lien Alternative Incremental Facility Indebtedness or Refinancing Indebtedness in respect thereof, as the case may be, the First Lien Leverage Ratio, computed on a Pro Forma Basis as of the date of such incurrence (assuming that the full amount of any revolving commitments included in such Indebtedness have been borrowed as revolving loans and including for purposes of such calculation all First Lien Alternative Incremental Facility Indebtedness and any Refinancing Indebtedness in respect thereof) shall not exceed 3.75 to 1.00; and (C) the Borrower will, on the date of incurrence of any First Lien Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness under this Section 6.01(a)(xiv), deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower, dated such date, confirming the satisfaction of the conditions set forth above and stating that such incurrence relies solely on utilization of the available Base First Lien Incremental Amount or, if that is not the case, attaching a reasonably detailed calculation of the Total Leverage Ratio on a Pro Forma Basis as of such date identifying First Lien Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness being incurred and specifying that it is being incurred pursuant to this Section 6.01(a)(xiv);

(xv) Indebtedness of Holdings, the Borrower or any Subsidiary in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investments permitted under Section 6.04 or Dispositions permitted under Section 6.05;

(xvi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $17,250,000;

(xvii) Indebtedness incurred in the ordinary course of business by (A) Archimedes in respect of letters of credit issued to support its workers compensation program and (B) Holdings in respect of its Guarantee of foreign currency exchange obligations of TriNet Canada;

(xviii) Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business;

(xix) Indebtedness relating to tenant improvement loans incurred in the ordinary course of business;

(xx) Indebtedness with respect to any letter of credit naming a Loan Party or a Subsidiary as the account party and not issued under this Agreement, in an aggregate amount in for all such Indebtedness not to exceed $5,750,000 at any time outstanding;

(xxi) Business Credit Card Indebtedness incurred in the ordinary course of business not in excess of $11,500,000 at any time outstanding; and

(xxii) Other unsecured and Subordinated Indebtedness not otherwise described above in an aggregate amount at any time outstanding not in excess of $5,750,000.

(b) The Borrower will not, nor will Holdings or the Borrower permit any Subsidiary to, issue any preferred Equity Interests except, in the case of any Domestic Subsidiary, preferred Equity Interests issued to and held by Holdings, the Borrower or any Subsidiary Loan Party in respect of which the Collateral and Guarantee Requirement shall be satisfied within the times required thereby or in the case of any Foreign Subsidiary, to the extent required by any Requirement of Law. Neither Holdings nor any

Subsidiary will issue or permit to exist any Disqualified Equity Interests except for Disqualified Equity Interests existing on the Effective Date and set forth on Schedule 3.14 to the Disclosure Letter.

SECTION 6.02. Liens. (a) Holdings and the Borrower will not, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens created under the First Lien Security Documents;

(iv) any Lien on any asset of Holdings, the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 to the Disclosure Letter; provided that (A) such Lien shall not apply to any other asset of Holdings, the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(ii) as Refinancing Indebtedness in respect thereof;

(v) any Lien existing on any asset prior to the acquisition thereof by Holdings, the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Holdings, the Borrower or any Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of such acquisition) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(viii) as Refinancing Indebtedness in respect thereof;

(vi) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (vii)(A) of Section 6.01(a) or any Refinancing Indebtedness in respect thereof permitted by clause (vii)(B) of Section 6.01(a) and (B) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary, other than the proceeds of such fixed or capital assets;

(vii) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(viii) in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(ix) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Holdings, the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(x) Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01;

(xi) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01;

(xii) Liens on the Collateral securing (A) Permitted Second Priority Refinancing Indebtedness and Alternative Incremental Facility Indebtedness permitted under Section 6.01(a)(iv) and (a)(xiii), and, if secured by the Collateral, Refinancing Indebtedness in respect thereof, provided that the Senior Representative for any such Indebtedness has entered into the Pari Passu Second Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, and (B) First Lien Incremental Facility Indebtedness and First Lien Alternative Incremental Facility Indebtedness permitted under Section 6.01(a)(xiv) and, if secured by the Collateral, Refinancing Indebtedness in respect thereof, provided that the Senior Representative for any such Indebtedness has entered into the First Lien/Second Lien Intercreditor Agreement;

(xiii) Liens on cash collateral granted by Holdings, the Borrower or any Subsidiary to support such Person’s obligations under the AIG Contract;

(xiv) Liens of Continental Casualty Company on that certain deductible Liability Insurance Policy No. 5014190 (and proceeds thereof) issued to the Borrower (as successor by merger to Gevity HR, Inc.) by National Union Fire Insurance Company of Vermont (or any other replacement deductible liability protection policy) to secure the obligations of the Borrower thereunder;

(xv) Liens deemed to exist in connection with Investments in repurchase agreements constituting Permitted Investments hereunder;

(xvi) Liens on deposit accounts that are Excluded Accounts securing Business Credit Card Indebtedness not in excess of $5,750,000 at any time outstanding permitted under Section 6.01;

(xvii) Liens on deposit accounts that are Excluded Accounts securing ACH Indebtedness and Indebtedness in respect of letters of credit, bank guarantees and similar instruments permitted under Section 6.01;

(xviii) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 6.01(a)(xviii);

(xix) Liens on tenant improvements securing Indebtedness relating to tenant improvement loans that financed such improvements; and

(xx) Liens not otherwise permitted by this Section to the extent that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $5,750,000 at any time outstanding.

(b) Notwithstanding anything herein to the contrary, (A) Holdings will not create, incur, assume or permit to exist any Liens securing Indebtedness other than for Indebtedness permitted under clauses (i), (ii), (iii), (iv), (x), (xi), (xii), (xiii), (xiv), (xix) and (xx) of Section 6.01(a) and (B) no Liens, other than Permitted Encumbrances imposed by law, Liens under the Security Documents, Liens under the Second Lien Security Documents and Liens permitted by Section 6.02(a)(iv), (v), (vii) and (xii) will be permitted with respect to any Collateral consisting of Equity Interests pledged pursuant to the Security Documents.

SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into or consolidate with Holdings, the Borrower in a transaction in which Holdings or the Borrower is the surviving entity, (ii) any Person (other than the Borrower) may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party, (iii) any Subsidiary may merge into or consolidate with any

Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary; (iv) any Subsidiary (other than the Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04, provided that the continuing or surviving Person shall be a Subsidiary Loan Party; and (v) any Subsidiary (other than the Borrower or another Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation otherwise permitted pursuant to the foregoing provisions involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04 or 6.05.

(b) The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date hereof and businesses reasonably related, ancillary or incidental thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, to, purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except:

(a) Permitted Investments;

(b) (i) Investments existing on the date hereof in the Borrower and the Subsidiaries and (ii) other Investments existing on the date hereof and set forth on Schedule 6.04 to the Disclosure Letter;

(c) (x) additional Investments by Holdings or the Borrower in any Subsidiary Loan Party and by any Subsidiary Loan Party in the Borrower or in another Subsidiary Loan Party, and (y) Investments (including by way of capital contributions) by Holdings, the Borrower and the other Subsidiaries in Equity Interests in their Subsidiaries; provided, in the case of clause (y), that (i) such subsidiaries are Subsidiaries prior to such Investments, (ii) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of the Collateral and Guarantee Requirement and (iii) the aggregate amount of such Investments by the Loan Parties in Subsidiaries that are not Loan Parties pursuant to this clause (y), plus the aggregate amount of loans and advances by the Loan Parties pursuant to Section 6.04(d) to Subsidiaries that are not Loan Parties, plus the aggregate amount of Guarantees by the Loan Parties pursuant to Section 6.04(e) of Indebtedness or other obligations of Subsidiaries that are not Loan Parties (excluding all such Investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (b) above or permitted under Section 6.04 (p)and (s)(i) below) shall not exceed $11,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(d) loans or advances made by Holdings or the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any Indebtedness resulting therefrom is permitted by clause (v) of Section 6.01(a) and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e) Guarantees by Holdings of the Obligations, the obligations under the First Lien Credit Agreement, the obligations under Alternative Incremental Facility Indebtedness, the obligations under Other First Lien Secured Indebtedness, Permitted Second Priority Refinancing Indebtedness, and Permitted Unsecured Indebtedness, and, in each case, Refinancing Indebtedness in respect thereof, and unsecured Indebtedness or Subordinated Indebtedness permitted under Section 6.01(a)(xxii), and Guarantees by the Borrower or any other Subsidiary of Indebtedness or other obligations of the Borrower or any other Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) (A) a Subsidiary that has not Guaranteed the Obligations pursuant to the Collateral Agreement shall not Guarantee any Indebtedness of any Loan Party, (B) any such Guarantee of such Permitted Unsecured Indebtedness (or of such Refinancing Indebtedness) provides for the release and termination thereof, without action by any Person, upon any release and termination of such Guarantee of the Obligations, and (C) any such Guarantee of Subordinated Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than those of the Subordinated Indebtedness, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01, and (iii) the aggregate amount of such Indebtedness (excluding, for the avoidance of doubt, Guarantees of obligations not constituting Indebtedness) of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Parties shall be subject to the limitation set forth in clause (c) above;

(f) (i) loans or advances to employees of Holdings, the Borrower or any Subsidiary made in the ordinary course of business, including those to finance the purchase of Equity Interests of Holdings pursuant to employee plans and (ii) payroll, travel, entertainment, relocation and similar advances to directors and employees of Holdings or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of Holdings or such Subsidiary for accounting purposes and that are made in the ordinary course of business; provided that the aggregate principal amount of such loans and advances under this clause (f) outstanding at any time shall not exceed $8,625,000;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to Holdings or any

Subsidiary, in each case in the ordinary course of business;

(h) Permitted Acquisitions;

(i) Investments held by a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with or into a Subsidiary after the Effective Date, in each case as permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; provided that this clause (i) is intended solely to grandfather such Investments as are indirectly acquired as a result of an acquisition of such Person otherwise permitted hereunder and any consideration paid in connection with such acquisition that may be allocable to such Investments must be permitted by, and be taken into account in computing compliance with, any basket amounts or limitations applicable to such acquisition hereunder;

(j) Investments in the form of Hedging Agreements permitted by Section 6.07;

(k) Investments by Foreign Subsidiaries in other Foreign Subsidiaries;

(l) Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(m) Investments that result solely from the receipt by Holdings, the Borrower or any Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(n) Investments consisting of (i) extensions of trade credit, (ii) the capitalization of any captive insurance company, (iii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business, (iv) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of the Borrower and that are made in the ordinary course of business consistent with past practice and (v) Guarantees made in the ordinary course of business in support of obligations of Holdings or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees;

(o) mergers and consolidations permitted under Section 6.03 that do not involve any Person other than Holdings, the Borrower and Subsidiaries that are wholly-owned Subsidiaries;

(p) intercompany loans or other intercompany Investments made by Loan Parties in the ordinary course of business to or in any Foreign Subsidiary (A) to fund the payment of business expenses and income taxes of Archimedes and (B) to provide funds as necessary to enable the applicable Foreign Subsidiary to comply with changes in statutory or contractual capital requirements;

(q) joint ventures or strategic alliances created or formed in the ordinary course of business of the Borrower, Holdings or their Subsidiaries; provided that the aggregate amount of Investments in such entities during any fiscal year do not exceed $11,500,000 in the aggregate;

(r) Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements; and

(s) (i) other Investments, including Investments in connection with the acquisition of Foreign Subsidiaries or other Persons (including Non-Compliant Subsidiaries and Non-Compliant Assets in connection with Permitted Acquisitions) that will not be Loan Parties, in an aggregate amount not in excess of $11,500,000, plus (ii) in any additional amount, to the extent the consideration therefor consists of Qualified Equity Interests or Qualifying Equity Proceeds available on the date of such Investment and not previously applied to Specified Uses, plus (iii) if the Total Leverage Ratio immediately after giving effect to any such Investment, calculated on a Pro Forma Basis at the time such Investment is made, is less than 5.25 to 1.00, in an amount not in excess of the Available ECF Amount at the time such Investment is made; provided, however, that at the time any such Investment is made pursuant to this clause (s), no Default shall have occurred and be continuing or would result therefrom.

Notwithstanding anything contrary set forth above, if any Investment is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.04. In addition, in the event that a Loan Party makes an Investment in an Excluded Subsidiary for purposes of permitting such Excluded Subsidiary or any other Excluded Subsidiary to apply the amounts received by it to make a substantially concurrent Investment (which may be made through any other Excluded Subsidiary) permitted hereunder, such substantially concurrent Investment by such Excluded Subsidiary shall not be included as an Investment for purposes of this Section 6.04 to the extent that the initial Investment by the Loan Party reduced amounts available to make Investments hereunder.

SECTION 6.05. Asset Sales. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a) Dispositions of (i) inventory, (ii) used, obsolete, damaged or surplus equipment and (iii) cash and Permitted Investments, in each case in the ordinary course of business;

(b) Dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party (i) shall be made in compliance with Sections 6.04 and 6.09 and (ii) shall not, in the case of any sales or transfers of assets by any Loan Party to Foreign Subsidiaries in any fiscal year that are not made as Investments permitted by Section 6.04, involve assets having an aggregate fair market value in excess of $5,750,000;

(c) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(d) Dispositions of assets to the extent that such assets constitutes an Investment referred to in and permitted by clause (g) or (l) of Section 6.04 (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary (other than directors’ qualifying shares) are sold);

(e) Sale/Leaseback Transactions permitted by Section 6.06;

(f) Licenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Borrower or any Subsidiary;

(g) Licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Borrower or any Subsidiary;

(h) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of Holdings, the Borrower or any Subsidiary;

(i) Dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements;

(k) The abandonment, cancellation, non-renewal or discontinuance of use or maintenance of intellectual property or rights relating thereto that the Borrower determines in good faith to be desirable to the conduct of its business and not materially disadvantageous to the interests of the Lenders; and

(l) Dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary (other than directors’ qualifying shares) are sold) that are not permitted by any other clause of this Section; provided that the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (l) shall not exceed $23,000,000 during any fiscal year of Holdings;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a), (b), (c), (f), (g), (h), (j) and (k)) shall be made for fair value and in the case of any Dispositions under clause (l) or clause (d) (other than those involving consideration less than $2,875,000) for at least 75% Cash Consideration payable at the time of such sale, transfer or other disposition.

“Cash Consideration” means, in respect of any Disposition by Holdings, the Borrower or any other Subsidiary, (a) cash or Permitted Investments received by it in consideration of such Disposition and (b) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of Holdings or such Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings and all of the Subsidiaries shall have been validly released by all applicable creditors (or an authorized agent or representative thereof) in writing.

SECTION 6.06. Sale and Leaseback Transactions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset; provided that (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.

SECTION 6.07. Hedging Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which Holdings, the Borrower or any Subsidiary has actual exposure (other than those in respect of the Equity Interests or Indebtedness of Holdings, the Borrower or any Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, the Borrower or any Subsidiary.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to,

declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) The Borrower or any other Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or if not ratably, on a basis more favorable to the Borrower and the Loan Parties), provided that dividends paid by the Borrower to Holdings may only be paid at such times and in such amounts (subject to any applicable restrictions set forth below) as are necessary, after taking into account other cash held by Holdings, to enable Holdings to make Restricted Payments permitted to be made by it under this Section 6.08;

(ii) Holdings may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests of Holdings;

(iii) Holdings and the Borrower may, and the Borrower may make Restricted Payments to Holdings so that Holdings may, may repurchase, purchase, acquire, cancel or retire for value Equity Interests of Holdings from present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) of Holdings or any Subsidiary upon the death, disability, retirement or termination of employment or service of such employees, officers, directors or consultants, or to the extent required, pursuant to employee benefit plans, employment agreements, stock purchase agreements or stock purchase plans, or other benefit plans; provided that the aggregate amount of all Restricted Payments made in reliance on this subsection (iii) shall not exceed $23,000,000 in any Fiscal Year;

(iv) the Borrower may make Restricted Payments to Holdings at such times and in such amounts as shall be necessary, after giving effect to the amount of cash and cash equivalents then otherwise available to Holdings (including through dividends or other distributions from other Subsidiaries), (A) to permit Holdings to discharge its general corporate and overhead expenses (including franchise taxes and directors fees) incurred in the ordinary course of business and other permitted liabilities and (B) to pay the Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the Borrower and the other Subsidiaries;

(v) Holdings may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in Holdings in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Holdings;

(vi) Holdings and the Borrower may acquire Equity Interests of Holdings upon the exercise of stock options for such Equity Interests of Holdings if such Equity Interests represent a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Equity Interests held by, any current or former director, officer or employee of Holdings or its Subsidiaries;

(vii) Holdings may convert or exchange any Equity Interests of Holdings for or into Qualified Equity Interests of Holdings;

(viii) so long as no Default shall have occurred and be continuing, (x) Holdings may on any date make Restricted Payments in an amount not in excess of the amount of Qualifying Equity Proceeds available on such date and (y) the Borrower may on any date make Restricted Payments in an amount not in excess of the amount, if any, of Qualifying Equity Proceeds previously distributed to it and not previously applied to Specified Uses (provided, however, that the Borrower shall not, except as permitted by this clause (y), make Restricted Payments to Holdings to enable Holdings to make any Restricted Payment under this clause (viii);

(ix) so long as no Default shall have occurred and be continuing or would result therefrom and no ECF Shortfall Amount is at the time outstanding, Holdings and the Borrower may on any date make (and the Borrower may pay a dividend to Holdings on such date in an amount necessary to permit it to make such) Restricted Payments in an amount equal (A) $17,250,000 plus (B) the Available ECF Amount on such date; provided, however, that at the time of the making of such Restricted Payments and immediately after giving effect to such Restricted Payments made in reliance on subclause (ix)(B), the Total Leverage Ratio on such date, calculated on a Pro Forma Basis to give effect to any such Restricted Payment, is not in excess of 5.00 to 1.00;

(x) after an IPO, Holdings may distribute and redeem rights under any stockholder rights plan;

(xi) any Subsidiary may repurchase its Equity Interests held by minority shareholders or interest holders in a transaction permitted by Section 6.04; and

(xii) the Borrower and Holdings may utilize proceeds of the Loans made on the Effective Date and the term loans made under the First Lien Credit Agreement on the Effective Date to pay the Dividend.

(b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any such Indebtedness, or any other payment (including any payment under any Hedging Agreement) that has a substantially similar effect to any of the foregoing, except:

(i) payments of Indebtedness created under this Agreement or any other Loan Document;

(ii) payments as and when due in respect of any Indebtedness, other than any payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) mandatory prepayments of (A) Indebtedness under the First Lien Credit Agreement, (B) Permitted Second Priority Refinancing Indebtedness, (C) Other First Lien Secured Indebtedness and (D) Alternative Incremental Facility Indebtedness, and, in each case, Refinancing Indebtedness in respect thereof;

(iv) prepayments of intercompany Indebtedness permitted hereby owed by Holdings, the Borrower or any Subsidiary to Holdings, the Borrower or any Subsidiary, other than prepayments prohibited by the subordination provisions governing such Indebtedness;

(v) refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(vi) payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder;

(vii) payments of or in respect of Indebtedness made solely with Qualified Equity Interests in Holdings or the conversion of any Indebtedness into Qualified Equity Interests of Holdings; and

(viii) cash expenditures to prepay, purchase, redeem, retire, acquire or defease Indebtedness of Holdings, the Borrower or any Subsidiary not in excess, on the date any such expenditure is made, of an amount equal to the sum of (A) the amount of Qualifying Equity Proceeds available on such date and not previously applied to Specified Uses, plus (B) if there is no ECF Shortfall Amount outstanding and the Total Leverage Ratio on such date, calculated on a Pro Forma Basis to give effect to any such expenditure, is not in excess of 5.25 to 1.00, the Available ECF Amount on such date.

SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among Loan Parties not involving any other Affiliate, (iii) transactions between or among Subsidiaries that are not Loan Parties not involving any other Affiliate, (iv) loans or advances to employees permitted under Section 6.04, (v) any contribution to the capital of Holdings by General Atlantic or any purchase of Equity Interests (other than Disqualified Equity Interests) in Holdings by General

Atlantic not prohibited by this Agreement, (vi) the payment of reasonable fees to directors of Holdings, the Borrower or any Subsidiary who are not employees of Holdings, the Borrower or any Subsidiary, (vii) compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements) with, directors, officers and employees of Holdings, the Borrower or any other Subsidiary entered into in the ordinary course of business, (viii) any Restricted Payment permitted by Section 6.08, (ix) sales of Equity Interests to Affiliates to the extent not prohibited under this Agreement; (x) raising of new equity for any Loan Party or Subsidiary with respect to the pricing of such equity in a transaction not otherwise prohibited under this Agreement; (xi) the Dividend; and (xii) any payments or other transactions pursuant to any tax sharing agreement among the Loan Parties and their subsidiaries, provided that any such tax sharing agreement is on terms usual and customary for agreements of that type.

SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) restrictions and conditions imposed by the First Lien Credit Agreement as in effect on the date hereof, and (C) restrictions and conditions contained in any agreement or document evidencing or governing Refinancing Indebtedness in respect of the Indebtedness referred to in clause (A) or (B) (including, for the avoidance of doubt, Permitted Second Priority Refinancing Indebtedness), Alternative Incremental Facility Indebtedness, First Lien Alternative Incremental Facility Indebtedness or Refinancing Indebtedness in respect thereof, provided that the restrictions and conditions contained in any such agreement or document referred to in this clause (C) are not less favorable in any material respect to the Lenders than the restrictions and conditions imposed by the First Lien Credit Agreement, or in the case of any agreement or document evidencing or governing Alternative Incremental Facility Indebtedness, Permitted Second Priority Refinancing Indebtedness or Refinancing Indebtedness in respect thereof, this Agreement, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its Organizational Documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (E) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets of Holdings, the Borrower or any Subsidiary, in each case pending such sale, provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, and (F) restrictions and conditions existing on the date hereof and identified on Schedule 6.10 to the Disclosure Letter (or to any extension or renewal of, or any amendment, modification or replacement not expanding the scope of, any such restriction or condition); and (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vii), (viii), (x), (xi), (xii), (xvi), (xvii), (xviii), (xix), and (xx) of Section 6.01(a) if such restrictions and conditions apply only to the assets securing such Indebtedness, (B) customary provisions in leases, licenses and other agreements restricting the assignment thereof and (C) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01, provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger). Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.12 or 5.15 or under the Security Documents.

SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify, waive, terminate or release (a) its certificate of incorporation, bylaws or other Organizational Documents or (b) any agreement or instrument governing or evidencing any Material Indebtedness, in each case if the effect of such amendment, modification, waiver, termination or release would be adverse in any material respect to the Lenders. Notwithstanding the foregoing, any amendments to or modifications of Material Indebtedness to implement any incremental or refinancing Indebtedness permitted hereby and requiring such an amendment or modification to be so implemented (including for example, amendments to the First Lien Credit Agreement to implement First Lien Incremental Facility Indebtedness) and, for the avoidance of doubt, any amendment or modification of this Agreement or any Loan Document approved in accordance with the terms hereof, shall not be deemed to be adverse in any material respect to the Lenders.

SECTION 6.12. Changes in Fiscal Periods. Holdings will neither (a) permit its fiscal year or the fiscal year of any Subsidiary to end on a day other than December 31, nor (b) change its method of determining fiscal quarters.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation, warranty or statement made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other information furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of Holdings or the Borrower), 5.11 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender);

(f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable on the date on which such payment was initially due);

(g) any event or condition occurs that results in any Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement the applicable counterparty, to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after expiration of any applicable grace or cure period set forth in the agreement or instrument evidencing or governing such Material Indebtedness) ; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) ), (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01, (iii) the occurrence of any conversion or exchange trigger in Indebtedness that is contingently convertible or exchangeable into Equity Interests of Holdings, or (iv) the occurrence of any termination event under any Hedging Agreement other than as a result of any breach or default by Holdings, the Borrower or any Subsidiary and provided, further, that this clause (g) shall not apply to Material Indebtedness under the First Lien Credit Agreement, Other First Lien Secured Indebtedness or Refinancing Indebtedness in respect of the foregoing that is secured by the Collateral on a first priority basis unless and until (x) the Borrower shall fail to pay any principal or interest on any obligation or any fee or any other amount payable under the First Lien Credit Agreement, such Other First Lien Secured Indebtedness or such Refinancing Indebtedness, when and as the same shall become due and payable (after expiration of any applicable grace or cure period set forth in the First Lien Credit Agreement or applicable to such Other First Lien Secured Indebtedness or Refinancing Indebtedness, as the case may be, (y) any “Event of Default”, as defined in the First Lien Credit Agreement or the agreement or instruments governing or evidencing such Other First Lien Secured Indebtedness or Refinancing Indebtedness, as the case may be, has occurred and remains unremedied for a period of 60 days (other than an Event of Default arising out of a breach of the “Financial Covenant” (as defined in the First Lien Credit Agreement) or any analogous financial covenant for the benefit of revolving lenders in such agreements or instruments governing or evidencing such Other First Lien Secured Indebtedness in respect of which the revolving lenders have not taken remedial action to terminate their commitments or accelerate their outstanding loans), or (z) the lenders or holders of the Indebtedness (or a trustee or agent acting on their behalf) under the First Lien Credit Agreement, such Other First Lien Secured Indebtedness or such Refinancing Indebtedness, as the case may be, declare the obligations under the First Lien Credit Agreement, such Other First Lien Secured Indebtedness or such Refinancing Indebtedness to be immediately due and payable;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(iv)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of Holdings, the Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or in clause (h) of this Section;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $11,500,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as such insurer is financially sound) shall be rendered against Holdings, the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

(k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having, individually or in the aggregate, a fair value in excess of $11,500,000, with the priority required by the applicable Security Document, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in Section 9.14 or (iii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or (B) file Uniform Commercial Code continuation statements;

(m) any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;

(n) the First Lien/Second Lien Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case except in accordance with its express terms; or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the

Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Loans at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued or owing hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower; and in the case of any event with respect to Holdings or the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower.

For the purpose of determining whether a Default or Event of Default has occurred under clause (h) or (i) of this Section 7.01, any reference in any such clause to any “Material Subsidiary” shall mean any Subsidiary or group of Subsidiaries affected by any event or circumstances referred to in any such clause that, as of the last day of the most recent completed fiscal quarter of Holdings, had total assets (on a consolidated basis with its or their Subsidiaries) equal to 5% or more of the consolidated total assets of Holdings or had, as of the Test Period ending on the last day of such fiscal quarter, gross revenues (on a consolidated basis with its or their Subsidiaries) equal to 5% or more of the consolidated gross revenues of Holdings, it being agreed that all Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single Material Subsidiary, for purposes of determining whether the condition specified above is satisfied.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents and authorizes the Administrative Agent to execute and deliver the Loan Documents and to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power (including with respect to enforcement and collection), except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Notwithstanding clause (b) of the immediately preceding sentence, the Administrative Agent shall not be required to take, or to omit to take, any action hereunder or under the Loan Documents unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof. The Administrative Agent shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any Loan Document, and each Lender and Borrower hereby waives and shall not assert any claim for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any Loan Document, (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), (ii) in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (iii) with respect to any calculations required or done pursuant to Section 2.21. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document, the financial condition of the Borrower or any other Loan Party, or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document (including those related to the Collateral) or (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent may, at any time, request instructions from the Lenders with respect to whether it should take or refrain from taking any action hereunder (including after an Event of Default), or grant or withhold any approval or consent, and if such instructions are reasonably promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval or consent and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval or consent under this Agreement or any other Loan Document until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as it deems advisable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents, employees, attorneys-in-fact or other Person (including any Secured Party) appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or wilful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Holdings and the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative

Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.

The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(vi). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Co-Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Holdings, the Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to Holdings or the Borrower, to it at 1100 San Leandro Blvd., Suite 400, San Leandro, CA 94577, Attention of William Porter (Tel No. 510-875-7229, Fax No. 510-352-6480);

(ii) if to the Administrative Agent, to Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention of Renee Kuhl (Fax No.: 612-217-5651, email: rkuhl@wilmingtontrust.com);

(iii) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, Holdings or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address, email or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform. Holdings and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, as to the adequacy of the Platform and each such Person expressly disclaims any liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as otherwise expressly provided in this Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or prepayment premiums payable hereunder, in each case without the written consent of each Lender affected thereby (in which case the separate consent of the Required Lenders shall not be required), (iii) postpone the scheduled maturity date of any Loan or Refinancing Facility Agreement, or any date for the payment of any interest, fees or prepayment premiums payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby (in which case the separate consent of the Required Lenders shall not be required), (iv) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided that, with the consent of the Required Lenders or pursuant to an Incremental Facility Amendment or a Refinancing Facility Agreement, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (vi) release or otherwise limit the Guarantee of Holdings under the Collateral Agreement or release or otherwise limit all or substantially all of the value of the Guarantees provided by the Subsidiary Loan Parties (including, in each case, by limiting liability in respect thereof) under the Collateral Agreement, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement (including any such release by the

Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee), (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), or (viii) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent and (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time . Notwithstanding any of the foregoing, (1) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, and (2) this Agreement may be amended to provide for Incremental Term Commitments, Refinancing Term Loan Commitments and Refinancing Term Loans and Permitted Amendments in connection with Loan Modification Offers as provided in Sections 2.21, 2.22 and 2.23, in each case without any additional consents.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) of paragraph (b) of this Section, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the

Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, including, if applicable, the prepayment fee pursuant to Section 2.11(h), (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section) from the assignee (in the case of such principal and accrued interest and fees (other than any prepayment fee pursuant to Section 2.11(h)) or the Borrower (in the case of all other amounts (including any amount payable pursuant to Section 2.11(h), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected.

(d) Notwithstanding anything herein to the contrary, the Administrative Agent may (but shall not be obligated to), without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.

(e) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) Holdings and the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and one firm of local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or any Lender, including the reasonable fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan

Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that same shall be limited to (A) one counsel to the Administrative Agent and for the Lenders (taken together as a single group or client), (B) if necessary, one local counsel required in any relevant local jurisdiction and applicable special regulatory counsel and (C) if representation of the Administrative Agent and/or all Lenders in such matter by a single counsel would be inappropriate based on the advice of legal counsel due to the existence of an actual or potential conflict of interest, one additional counsel for the Administrative Agent and for each Lender subject to such conflict.

(b) Holdings and the Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of counsel (limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) and other reasonable and documented out-of-pocket expenses, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, penalties, liabilities or related expenses to the extent they (A) are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the wilful misconduct or gross negligence of such Indemnitee, (B) result from a claim brought by Holdings or any of its Subsidiaries for a material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document if Holdings or such Subsidiary has obtained a final and non-appealable judgment of a court of competent jurisdiction in Holdings’ or its Subsidiary’s favor on such claim as determined by a court of competent jurisdiction or (C) result from a proceeding that does not involve an act or omission by Holdings, the Borrower or any of their Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or an Arranger in its capacity as such or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder) . This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that Holdings and the Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent (or such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d) To the fullest extent permitted by applicable law, neither Holdings nor the Borrower shall assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither Holdings nor the Borrower may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment and delegation by any Initial Lender following the Effective Date to any assignees identified to the Borrower prior to the Effective Date in connection with the primary syndication of the Commitments or the Loans or (3) if an Event of Default has occurred and is continuing, for any other assignment and delegation; provided further that the Borrower shall be deemed to have consented to any such assignment and delegation unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, and (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of

Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except for assignments made pursuant to Section 9.04(b)(i)(A)(2)); provided that (1) only one such processing and recordation fee shall be payable in the event of simultaneous assignments and delegations from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (2) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto, and (D) the assignee, if it shall not be a Lender, shall (1) deliver to the Administrative Agent and to the Borrower any tax forms required by Section 2.17(f) and (2) to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(c) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (each,

a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Holdings and the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood and agreed that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Certain Pledges. Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans to any Purchasing Borrower Party in accordance with, and subject to the limitations of, Section 2.24 (which assignment will not be deemed to constitute a prepayment of Loans for any purposes of this Agreement or the other Loan Documents).

(f) Purchasing Debt Affiliates. Notwithstanding anything else to the contrary contained in this Agreement, but subject to the provisions and limitations of this Section 9.04(f), any Lender may assign and delegate all or a portion of its Loans to any Purchasing Debt Affiliate; provided that:

(i) the assigning Lender and Purchasing Debt Affiliate purchasing such Lender’s Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Assignment and Assumption in lieu of an Assignment and Assumption;

(ii) for the avoidance of doubt, Lenders shall not be permitted to assign or delegate Revolving Commitments or Revolving Exposure to any Purchasing Debt Affiliate;

(iii) no Loan of any Class may be assigned or delegated to a Purchasing Debt Affiliate (other than a Debt Fund Affiliate) pursuant to this paragraph if, after giving effect to such assignment or delegation, Purchasing Debt Affiliates (other than Debt Fund Affiliates) in the aggregate would own in excess of 25% of all Loans of such Class then outstanding;

(iv) the Purchasing Debt Affiliate shall not have any MNPI that either (A) has not been disclosed to the assigning Lender (other than any such Lender that does not wish to receive MNPI) on or prior to the date of the applicable assignment and delegation to such Purchasing Debt Affiliate or (B) if not disclosed to such Lender, could reasonably be expected to have a material effect upon, or otherwise be material (1) to such Lender’s decision to assign and delegate its Loans or (2) to the market price of the Loans; and

(v) the requirements of Section 9.04(b) (other than the requirement to deliver an Assignment and Assumption) shall have been satisfied with respect to each such assignment and delegation as if such Purchasing Debt Affiliate were an Eligible Assignee.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the aggregate principal amount of Loans of any Class purchased by or assigned to Purchasing Debt Affiliates (other than Debt Fund Affiliates) pursuant to this Section 9.04(f), when taken together with the aggregate principal amount of Loans of such Class purchased by Purchasing Borrower Parties in open market purchases pursuant to Section 2.24, shall not in any event exceed 25% of the initial aggregate principal amount of Loans of such Class (plus, in the event of a subsequent increase in the principal amount of Loans of such Class pursuant to an Incremental Facility, 25% of the initial amount of such increase on the date of consummation of such Incremental Facility) (it being understood that such 25% limitation will be calculated based on such initial principal amounts and the cumulative principal amounts so purchased, regardless of any cancellation of any Loans of such Class purchased (including pursuant to Auction Purchase Offers) or any repayment or prepayment of Loans of such Class).

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Purchasing Debt Affiliate (other than a Debt Fund Affiliate that has and maintains information barriers in place restricting the sharing of investment-related and other specific position information between it and General Atlantic with respect to the Purchasing Borrower Parties (excluding general performance information)) shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent and/or the Lenders to which representatives of Holdings, the Borrower and the Subsidiaries are not invited, (ii) receive any information or material prepared by the Administrative Agent, the Arrangers or any Lender or any communication by or among the Administrative Agent, the Arrangers and/or the Lenders, except to the extent such information or materials have been made available to Holdings, the Borrower, any Subsidiary or their respective representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II) or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any of the Administrative Agent, any Issuing Bank or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent, any Issuing Bank or any Lender under this Agreement or any other Loan Document.

Each Purchasing Debt Affiliate (other than any Debt Fund Affiliate), solely in its capacity as a Lender, hereby agrees that if any Loan Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Laws (“Bankruptcy Proceedings”), (i) such Purchasing Debt Affiliate shall not take any step or action in such Bankruptcy Proceeding to object to, impede or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Purchasing Debt Affiliate’s claim with respect to its Loans (a “Claim”) (including objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Purchasing Debt Affiliate is treated in connection with such exercise or action on the same or better terms as the other Lenders and (ii) with respect to any matter requiring the vote of Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), the Loans held by such Purchasing Debt Affiliate (and any Claim with respect thereto) shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Purchasing Debt Affiliates, so long as such Purchasing Debt Affiliate is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Lenders. For the avoidance of doubt, the Lenders and each Purchasing Debt Affiliate agree and acknowledge that the provisions set forth in this paragraph, and the related provisions set forth in each Affiliated Assignment and Assumption, constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Loan Party has filed for protection under any Debtor Relief Law applicable to the Loan Party (it being understood and agreed that the foregoing shall not cause the Loans held by any Purchasing Debt Affiliate to be subordinated in right of payment to any other Obligations).

Furthermore, notwithstanding anything in Section 9.02 or the definition of the term “Required Lenders” to the contrary, (a) for purposes of determining whether the Required Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to this Agreement or any other Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under this Agreement or any other Loan Document, all Loans held by any Purchasing Debt Affiliate (other than a Debt Fund Affiliate) shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or the requisite vote of any Class of Lenders have taken any actions and (b) with respect to any amendment, modification, waiver, consent or other action with respect to any of the terms of this Agreement or any other Loan Document that requires the consent of all, or all affected, Lenders, the Loans held by any such Purchasing Debt Affiliate shall be deemed to be outstanding only if such amendment, modification, waiver, consent or other action would have a disproportionately adverse effect on such Purchasing Debt Affiliate.

Notwithstanding the foregoing or anything in Section 9.02 or the definitions of the terms “Required Lenders” and “Majority in Interest” to the contrary, a Debt Fund Affiliate will not be subject to the voting limitations set forth in the preceding two paragraphs and will be entitled to vote in the same manner as Lenders that are not Purchasing Debt Affiliates; provided, however, that in connection with any Required Lender vote or any vote requiring the approval of a Majority in Interest of the Loans of any Class, Debt Fund Affiliates may not, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders or a Majority in Interest of such Class have consented to any amendment or waiver (and for purposes of the foregoing, any amounts in excess of such percentage held by Debt Fund Affiliates shall be deemed to be not outstanding for purposes of calculating the Required Lenders or Majority in Interest of such Class).

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Holdings or the Borrower against any of and all the obligations then due of Holdings or the Borrower now or hereafter existing under this Agreement held by such Lender or any such Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement and although such obligations of Holdings or the Borrower are owed to a branch or office of such Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and any such Affiliate may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(a) Each of Holdings and the Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to Holdings, the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than Holdings or the Borrower. For purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in the Collateral Agreement, a Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.

SECTION 9.15. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act, and each Loan Party agrees to provide such information from time to time to such Lender and the Administrative Agent, as applicable.

SECTION 9.16. No Fiduciary Relationship. Each of Holdings and the Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests to Holdings, the Borrower, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, each of Holdings and the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Holdings, the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to Holdings, the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b) Holdings, the Borrower and each Lender acknowledge that, if information furnished by Holdings or the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that Holdings or the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if Holdings or the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. Each of Holdings and the Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by Holdings and the Borrower without liability or responsibility for the independent verification thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TRINET HR CORPORATION, as Borrower,

by
/s/ William Porter Name: William Porter Title: Vice President and CFO

TRINET GROUP, INC.

by
/s/ Burton M. Goldfield
Name: Burton M. Goldfield
Title: President and CEO

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent,

by
/s/ Renee Kuhl
Name: Renee Kuhl Title: Vice President

LENDERS UNDER THE CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

by
/s/ Robert D. Bryant
Name: Robert D. Bryant Title: Vice President

Schedule 1.01B

DISQUALIFIED LENDERS

None.

Schedule 2.01

COMMITMENTS

Lender	Term Commitment
JPMorgan Chase Bank, N.A.	$190,000,000

Schedule 5.15

POST-CLOSING MATTERS

1. Entry into Control Agreements for Deposit Accounts and Securities Accounts, in each case to the extent required by paragraph (f) of the definition of “Collateral and Guarantee Requirement”.

2. Entry into a Foreign Pledge Agreement granting a Lien on the Equity Interests of Archimedes (to the extent required by paragraph (b) of the definition of “Collateral and Guarantee Requirement”) governed by the law of Bermuda.

3. Entry into the Intercompany Note.

4. Entry into the Intercompany Subordination Agreement.

EXHIBIT A-1

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (the “Second Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Second Lien Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]] [an Eligible Assignee]][1]

3.	Borrower: TriNet HR Corporation

4.	Administrative Agent: Wilmington Trust, National Association, as the Administrative Agent under the Second Lien Credit Agreement

[1]	Select as applicable.

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5.	Second Lien Credit Agreement: The Second Lien Credit Agreement dated as of August 20, 2013, among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc., (“Holdings”), the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent, as amended, supplemented or otherwise modified as of the date hereof

6.	Assigned Interest:[2]

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
Term Commitment/ Loans	$	$		%
[ ][4]	$	$		%

Assignment Effective Date:                          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

[2]	Must comply with the minimum assignment amount set forth in Section 9.04(b)(ii)(A) of the Second Lien Credit Agreement, to the extent such minimum assignment amounts are applicable.
[3]	Set forth, to at least nine decimals, as a percentage of the Commitments/Loans of all Lenders, Incremental Term Lenders or Refinancing Term Lenders of any Series, as applicable.
[4]	In the event Incremental Term Commitments/Incremental Term Loans or Refinancing Term Commitments/Refinancing Term Loans of any Series are established under Section 2.21 or Section 2.22 of the Second Lien Credit Agreement, as applicable, refer to the Series of such Incremental Term Commitments/Incremental Term Loans or Refinancing Term Loan Commitments/Refinancing Term Loans assigned, as applicable.

A-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

by

Name:

Title:

[NAME OF ASSIGNEE], as Assignee,

by

Name:

Title:

A-1-3

[Consented to and][1] Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent,

by

Name:
Title:

[Consented to:][2]

[TRINET HR CORPORATION, as Borrower,]

by

Name:
Title:

[1]	To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) or 9.04(b)(ii)(A) of the Second Lien Credit Agreement.
[2]	To be included only if the consent of the Borrower is required by Section 9.04(b)(i)(A) or 9.04(b)(ii)(A) of the Second Lien Credit Agreement.

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Annex I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Second Lien Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any other Subsidiary or any other Affiliate of Holdings or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any other Subsidiary or any other Affiliate of Holdings or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Second Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Second Lien Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (v) if it is a Lender that is a U.S. Person, attached to this Assignment and Assumption is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax, (vi) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Second Lien Credit Agreement (including Section 2.17(f) thereof), duly completed and executed by the Assignee, and (vii) it does not bear a relationship to Holdings or the Borrower as described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under

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the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

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EXHIBIT A-2

[FORM OF] AFFILIATED ASSIGNMENT AND ASSUMPTION

This Affiliated Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (the “Second Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Second Lien Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is a [Purchasing Borrower Party][Purchasing Debt Affiliate]][1]

3.	Borrower: TriNet HR Corporation

4.	Administrative Agent: Wilmington Trust, National Association, as the Administrative Agent under the Second Lien Credit Agreement

[1]	Select as applicable.

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5.	Second Lien Credit Agreement: The Second Lien Credit Agreement dated as of August 20, 2013, among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc. (“Holdings”), the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent, as amended, supplemented or otherwise modified as of the date hereof

6.	Assigned Interest:[2]

Facility Assigned	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
Term Commitment/ Loans	$	$	%
[ ][4]	$	$	%

Assignment Effective Date:                         ,             20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

[2]	Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Second Lien Credit Agreement, to the extent such minimum assignment amounts are applicable.
[3]	Set forth, to at least nine decimals, as a percentage of the Commitments/Loans of all Lenders or Incremental Term Lenders of the applicable Class.
[4]	In the event Incremental Term Commitments/Incremental Term Loans or Refinancing Term Loan Commitments/Refinancing Term Loans of any Series are established under Section 2.21 or Section 2.22 of the Second Lien Credit Agreement, as applicable, refer to the Series of such Incremental Term Commitments/Incremental Term Loans or Refinancing Term Loan Commitments/Refinancing Term Loans assigned, as applicable.

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The terms set forth above are hereby agreed to:	[Consented to and][6] Accepted:

, as Assignor,	JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by	by

Name:	Name:
Title:	Title:

, as Assignee,[5]	[Consented to:][7]

by	[TRINET HR CORPORATION,]

Name: Title:	by

Name:
Title:

[5]	The Assignee must deliver to the Borrower all applicable Tax forms required to be delivered by it under the Second Lien Credit Agreement, including Section 2.17(f) thereof.
[6]	To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) or 9.04(b)(ii)(A) of the Second Lien Credit Agreement.
[7]	To be included only if the consent of the Borrower is required by 9.04(b)(i)(A) or 9.04(b)(ii)(A) of the Second Lien Credit Agreement.

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Annex I

STANDARD TERMS AND CONDITIONS FOR

AFFILIATED ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Second Lien Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any Subsidiary or any other Affiliate of Holdings or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any Subsidiary or any other Affiliate of Holdings or any other Person of any of their respective obligations under any Loan Document; and (c) acknowledges that the Assignee is a [Purchasing Borrower Party][Purchasing Debt Affiliate].

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Second Lien Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) it is a [Purchasing Borrower Party] [Purchasing Debt Affiliate], (iv) as of the date hereof the Assignee does not have any MNPI that either (A) has not been disclosed to the Assignor (other than because the Assignor does not wish to receive MNPI) on or prior to the date hereof or (B) if not disclosed to the Assignor, could reasonably be expected to have a material effect upon, or otherwise be material to, (1) the Assignor’s decision to make the assignment effectuated hereby or (2) the market price of the Loans to be assigned hereunder, (v) from and after the Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (vi) it has received a copy of the Second Lien Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vii) it is not a Purchasing Borrower Party or, if it is a Purchasing Borrower Party, the Borrower has delivered to the Auction Manager an officer’s certificate of its Financial Officer certifying as to compliance with clauses (i), (v), (vi), (vii) and (ix) of Section 2.24(a) of

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the Second Lien Credit Agreement, (viii) if it is a Lender that is a U.S. Person, attached to this Assignment and Assumption is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (ix) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Second Lien Credit Agreement (including Section 2.17(f) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. [Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.]14

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

[14]	To be included if the Assignee is a Purchasing Debt Affiliate.

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EXHIBIT B

[FORM OF] BORROWING REQUEST

[Date]

Wilmington Trust, National Association,

    as Administrative Agent

520 Madison Avenue

New York, NY 10022-4213

Attention: Chris Monigle

Fax: 212.415.0513

Ladies and Gentlemen:

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Second Lien Credit Agreement”), among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc., the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Second Lien Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Second Lien Credit Agreement, that it requests a Borrowing under the Second Lien Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Class of Borrowing:[15]

(B)	Aggregate principal amount of Borrowing :[16]
$

(C)	Date of Borrowing (which is a Business Day):

(D)	Type of Borrowing:[17]

(E)	Interest Period and the last day thereof:[18]

[15]	Specify Term Borrowing, Incremental Term Borrowing or Refinancing Term Loan Borrowing, and if an Incremental Term Borrowing or Refinancing Term Loan Borrowing, specify the Series.
[16]	Must comply with Section 2.02(c) of the Credit Agreement.
[17]	Specify ABR Borrowing or Eurodollar Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
[18]	Applicable to Eurodollar Borrowings only, shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, to the extent made available by all Lenders participating in the requested Borrowing, twelve months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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(F)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )

The Borrower hereby certifies that the conditions specified in Section 4.01 of the Second Lien Credit Agreement have been satisfied.

Very truly yours,

TRINET HR CORPORATION,

By:
Name:
Title:

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EXHIBIT C

AUCTION PROCEDURES

This Exhibit C is intended to summarize certain basic terms of the modified Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.24 of the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Second Lien Credit Agreement”), among TriNet HR Corporation, TriNet Group, Inc., the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). This Exhibit C is not intended to be a definitive statement of all of the terms and conditions of a modified Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager, or any of their Affiliates makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Loans to a Purchasing Borrower Party pursuant to any offering documents, nor shall the decision by the Administrative Agent or the Auction Manager (or any of their Affiliates) in its capacity as a Lender to sell its Loans to a Purchasing Borrower Party be deemed to constitute such a recommendation. Each Lender should make its own decision as to whether to sell any of its Loans and as to the price to be sought for such Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction Purchase Offer and the relevant offering documents. Capitalized terms not otherwise defined in this Exhibit C have the meanings assigned to them in the Second Lien Credit Agreement.

1. Notice Procedures. In connection with each Auction Purchase Offer, the applicable Purchasing Borrower Party will provide notification to the Auction Manager (for distribution to the Lenders of the applicable Class(es)) of the Class or Classes of Loans (as determined by such Purchasing Borrower Party in its sole discretion) that will be the subject of such Auction Purchase Offer (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of each Class of Loans that the applicable Purchasing Borrower Party offers to purchase in such Auction Purchase Offer (the “Auction Amount”), which shall be no less than $10,000,000 (across all such Classes) (unless a lesser amount is agreed to by the Administrative Agent in its reasonable discretion); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices (in increments of $5) per $1,000, at which such Purchasing Borrower Party would be willing to purchase Loans of each applicable Class in such Auction Purchase Offer; and (iii) the date on which such Auction Purchase Offer will conclude (which date shall not be fewer than three Business Days following the distribution of the Auction Notice to the Lenders of the applicable Class(es)), on which date Return Bids (as defined below) will be due by 1:00 p.m., New York City time (as such date and time may be extended by the Auction Manager, the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three Business Days upon notice by the Purchasing Borrower Party to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, that only two extensions per offer shall be permitted (unless otherwise approved by the Auction Manager prior to the date of the applicable Auction Purchase Offer). An Auction Purchase Offer shall be regarded as a “failed purchase offer” in the event that either (x) the applicable Purchasing Borrower Party withdraws such Auction Purchase Offer in accordance with the terms hereof or as set forth in Section 2.24(b) of the Second Lien Credit Agreement or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed purchase offer, no Purchasing Borrower Party shall be permitted to deliver a new Auction Notice prior to the date occurring three Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the applicable Purchasing Borrower Party shall not initiate any Auction Purchase Offer by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction Purchase Offer (if any), whether such conclusion occurs by withdrawal of such previous Auction Purchase Offer or the occurrence of the Expiration Time of such previous Auction Purchase Offer.

2. Reply Procedures. In connection with any Auction Purchase Offer, each Lender of the Loans of the applicable Class(es) wishing to participate in such Auction Purchase Offer shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the applicable offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price (in increments of $5) per $1,000 in principal amount of Loans (the “Reply Price”) of the applicable Class(es) within the Discount Range and (ii) the principal amount of Loans of the applicable Class(es), in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Loans of the applicable Class(es) held by such Lender. Lenders may only submit one Return Bid per Class per Auction Purchase Offer, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Manager, an Affiliated Assignment and Assumption. No Purchasing Borrower Party will purchase any Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

3. Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the applicable Purchasing Borrower Party, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction Purchase Offer within the Discount Range for such Auction Purchase Offer that will allow such Purchasing Borrower Party to complete the Auction Purchase Offer by purchasing the full Auction Amount (or such lesser amount of Loans for which such Purchasing Borrower Party has received Qualifying Bids). Subject to the conditions contained in the Auction Notice, the applicable Purchasing Borrower Party shall purchase Loans of the applicable Class(es) from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans of the applicable Class included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration. Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five business days from the date of the Expiration Time.

4. Proration Procedures. All Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount of all Loans of the applicable Class(es) for which Qualifying Bids have been submitted in any given Auction Purchase Offer at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Loans of the applicable Class(es) to be purchased at prices below the Applicable Threshold Price), the applicable Purchasing Borrower Party shall purchase such Loans ratably based on the relative principal amounts offered by each Lender in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component bid thereof will be accepted above the Applicable Threshold Price.

5. Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York City time on the Business Day during which the Expiration Time occurs. The Auction Manager will insert the principal amount of Loans of the applicable Class to be assigned and the applicable settlement date into each applicable Affiliated Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Affiliated Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

6. Additional Procedures. Once initiated by an Auction Notice, the applicable Purchasing Borrower Party may withdraw an Auction Purchase Offer only if no Qualifying Bid has been received by the Auction Manager at the time of withdrawal. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be withdrawn, modified, revoked, terminated or canceled by a Lender. However, an Auction Purchase Offer may become void if the conditions to the purchase set forth in Section 2.24 of the Second Lien Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by such Purchasing Borrower Party is required in accordance with the foregoing provisions shall be paid directly by such Purchasing Borrower Party to the respective assigning Lender on a settlement date as determined jointly by such Purchasing Borrower Party and the Auction Manager (which shall be not later than ten Business Days after the date Return Bids are due). The applicable Purchasing Borrower Party shall execute each applicable Affiliated Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and eligibility of Loans that are the subject of an Auction Purchase Offer will be determined by the Auction Manager, in consultation with the applicable Purchasing Borrower Party, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.24 of the Second Lien Credit Agreement or this Exhibit C. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the applicable Purchasing Borrower Party, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.24 of the Second Lien Credit Agreement or this Exhibit C. None of the Administrative Agent, the Auction Manager or any of their Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the applicable Purchasing Borrower Party, the Loan Parties, or any of their Affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Exhibit C shall not require any Purchasing Borrower Party to initiate any Auction Purchase Offers.

EXHIBIT D

[FORM OF] SECOND LIEN GUARANTEE AND COLLATERAL AGREEMENT

THIS SECOND LIEN GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”) is entered into as of August 20, 2013, among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation (“Holdings”), and the other parties identified as “Grantors” on the signature pages hereto and such other parties that may become Grantors hereunder after the date hereof (together with the Borrower, individually a “Grantor”, and collectively the “Grantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as administrative agent and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Loan Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement and the following terms shall have the meanings set forth in the UCC (defined below): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Security, Securities Account, Software, Supporting Obligation and Tangible Chattel Paper.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement shall apply to this Agreement mutatis mutandis. In addition, the following terms shall have the meanings set forth below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 13(b).

“Collateral” has the meaning assigned to such term in Section 3.

“Contributing Party” has the meaning assigned to such term in Section 13(b).

“Copyright License” means any written agreement now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any Person, or that any other Person now or hereafter otherwise has the right to license and all rights of such Grantor under any such agreement.

“Copyrights” means: (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Discharge of Senior Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“First Lien/Second Lien Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“Grantors” means Holdings, the Borrower and the Subsidiary Loan Parties.

“Guarantors” means Holdings, the Borrower (except with respect to obligations of the Borrower) and the Subsidiary Loan Parties.

“Holdings” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Indemnified Amount” has the meaning assigned to such term in Section 13(b).

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Issuer” means an issuer of uncertficated Pledged Equity.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent owned by any other Person, or that any other Person otherwise has the right to license, is in existence, and all rights of any Grantor under any such agreement. “Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Grantor:

(a) 100% of the issued and outstanding Equity Interests of each Significant Domestic Subsidiary (other than a CFC Holding Company) of each Grantor that is directly owned by such Grantor, (b) except as provided in the following clause (c), 65% of the outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Significant Foreign Subsidiary that is a CFC or each Significant Domestic Subsidiary that is a CFC Holding Company of each Grantor that is directly owned by such Grantor, and (c) 100% of the issued and outstanding Equity Interests of each Significant Foreign Subsidiary of each Grantor that is directly owned by such Grantor and that is a Pass-Through Foreign Subsidiary, including the Equity Interests of the Subsidiaries owned by such Grantor as set forth on Schedule 3 of the Perfection Certificate, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) subject to the limitations in clauses (a) through (c) of the definition hereof, in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Significant Domestic Subsidiary of a Grantor (that is not a CFC Holding Company) or, if such successor Person is a direct Significant Foreign Subsidiary of a Grantor, 65% of all shares of each class of the Equity Interests of such successor Person formed by or resulting from such consolidation or merger in the case of a CFC or CFC Holding Company and 100% of all shares of each class of the Equity

Interests of such successor Person that is a Pass-Through Foreign Subsidiary.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, or other securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Collateral.

“Senior Collateral Agent” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Senior Collateral Documents” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Senior Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Senior Representative” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Senior Secured Parties” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Subsidiary Loan Parties” means (a) the Subsidiaries party to this Agreement on the Closing Date and (b) each other Subsidiary that becomes a party to this Agreement after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Guarantee.

(a) Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower, any other party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

(c) No Limitations.

(i) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 9.14 of the Credit Agreement, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (A) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (B) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (C) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other

Secured Party for any of the Obligations; (D) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations; or (E) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(ii) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

(d) Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or otherwise.

(e) Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation guaranteed by such Guarantor pursuant to this Agreement. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 13.

(f) Information. Each Guarantor (i) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (ii) agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

3. Pledge and Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2(c) hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Goods, (l) all Instruments; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights and all Letters of Credit; (p) all Money; (q) all Patents; (r) all Patent Licenses; (s) all Pledged Equity; (t) all Software; (u) all Supporting Obligations; (v) all Trademarks; (w) all Trademark Licenses; and (x) all Accessions and all Proceeds of any and all of the foregoing. Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to (and the term “Collateral” shall not include) Excluded Assets; provided, that in the event of the termination or elimination of any prohibition described in the definition of “Excluded Assets” in the Credit Agreement or in the requirement for any consent contained in any applicable law, contract, lease, instrument, permit, license, authorization or other agreement or asset, to the extent sufficient to permit any of the assets described in such definition to become Collateral hereunder, or upon the grant of any such consent, or waiver or termination of any requirement for such consent, a security interest in such contract, lease, instrument, permit, license, authorization or other agreement or asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder. The Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that (i) the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising, and (ii) no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law.

4. Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no adverse claim with respect to the Pledged Equity of such Grantor.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing under local perfection requirements or possession, as applicable, shall constitute a valid and perfected, second priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Liens permitted under Section 6.02 of the Credit Agreement and, as to priority, having a second priority security interest except for Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law or contract. The taking possession by the Collateral Agent (or, prior to the Discharge of Senior Obligations, the Senior Collateral Agent) of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the second priority of the Collateral Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments other than local law perfection requirements in connection with Pledged Equity of Foreign Subsidiaries.

(c) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the Account Debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Collateral Agent, has been endorsed over and delivered to, or submitted to the control of, (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent, and (B) thereafter, the Collateral Agent, (iv) except as disclosed on Schedule 6.02 to the Disclosure Letter, no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose and (v) the right to receive payment under each Account is assignable.

(e) Equipment and Inventory. With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee and (ii) Equipment or Inventory in transit with common carriers, at a customer location or computers and other mobile equipment in the possession or control of directors, officers, employees, consultants or other agents of such Grantor. No material Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(f) Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights, warrants, options or other rights to purchase of any Person, or equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible, into, or that requires the issuance and sale of, any of the Pledged Equity.

(g) No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) no Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (B) thereafter, the Collateral Agent, hereunder or pursuant to the Collateral and Guarantee Requirement except as set forth on Schedule 3 of the Perfection Certificate delivered as of the Closing Date, (ii) no Grantor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (B) thereafter, the Collateral Agent, pursuant to Section 5(a)(i) of this Agreement other than as set forth on Schedule 5 of the Perfection Certificate delivered as of the Closing Date and (iii) all such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (B) thereafter, the Collateral Agent, other than with respect to Pledged Equity of Foreign Subsidiaries.

(h) Partnership and Limited Liability Company Interests. Except for the certificated Pledged Equity delivered to the Senior Collateral Agent on or before the Closing Date or any Collateral that constitutes a Security or a Financial Asset held in a Securities Account that, pursuant to the Credit Agreement, is not required to be subject to the control of the Collateral Agent (or, prior to the Discharge of Senior Obligations, the Senior Collateral Agent) or is an Excluded Account, as of the Closing Date, none of the Collateral (i) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (ii) is held in a Securities Account that is not either required to be subject to the control of (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (B) thereafter, the Collateral Agent, or an Excluded Account or (iii) constitutes a

Security or a Financial Asset not held in an account that is either subject to the control of (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (B) thereafter, the Collateral Agent, or an Excluded Account.

(i) Commercial Tort Claims. As of the Closing Date, no Grantor is pursuing any Commercial Tort Claims in which a suit has been filed by such Grantor and such Grantor is seeking damages of $1,000,000 or greater other than as set forth on Schedule 2(c) hereto.

(j) Mergers, Etc. Other than as set forth on Schedule 1(b) of the Perfection Certificate, no Grantor has been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

(k) Consents: Etc. There are no restrictions in any Organizational Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement other than restrictions applicable under securities laws and local law restrictions with respect to Pledged Equity of Foreign Subsidiaries. Except for (A) the filing or recording of UCC financing statements, (B) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 5(a) hereof), (D) such actions as may be required by laws affecting the offering and sale of securities, (E) consents, authorizations, filings or other actions which have been obtained or made and (F) such actions as may be required by local laws governing the Pledged Equity of Foreign Subsidiaries, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including any stockholder, member or creditor of such Grantor), is required for (x) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (y) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 5(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (z) the exercise by the Collateral Agent or the Secured Parties of the rights and remedies provided for in this Agreement (other than such actions as may be required under applicable securities laws in connection with the resale of any such Pledged Equity).

(l) Copyrights, Patents and Trademarks.

(i) To the best of each Grantor’s knowledge, each material Copyright, Patent and Trademark of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned (except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of any creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity));

(ii) To the best of each Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any material Copyright, Patent or Trademark of any Grantor;

(iii) No action or proceeding is pending seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark of any Grantor, or that, is reasonably likely to have a Material Adverse Effect on the value of any material Copyright, Patent or Trademark of any Grantor;

(iv) All necessary applications pertaining to the material Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed, and all necessary registrations or letters pertaining to such material Copyrights, Patents and Trademarks have been duly and properly filed and issued; and

(v) Except for Liens permitted under Section 6.02 of the Credit Agreement and, with respect to the priority of such Liens, Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law or contract, no Grantor has made any assignment or agreement in conflict with the security interest in the material Copyrights, Patents or Trademarks of any Grantor hereunder.

5. Covenants. Each Grantor covenants that until such time as the Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, such Grantor shall:

(a) Instruments/Chattel Paper/Pledged Equity/Control.

(i) If any amount in excess of $1,000,000 payable to a Grantor shall be or become evidenced by Tangible Chattel Paper, or if any property constituting Collateral with a value in excess of $1,000,000 shall be stored or shipped subject to a Document, ensure that such Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Collateral Agent to perfect its security interest in such Collateral, is delivered to (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent, and (B) thereafter, the Collateral Agent, duly endorsed in a manner satisfactory to the Senior Collateral Agent or the Collateral Agent, as applicable. Such Grantor, at the request of the Collateral Agent, shall ensure that any Collateral consisting of Tangible Chattel Paper in excess of $1,000,000 is marked with a legend acceptable to the Collateral Agent indicating the Collateral Agent’s security interest in such Tangible Chattel Paper;

(ii) Promptly deliver or cause to be delivered to (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (B) thereafter, the Collateral Agent, any and all certificates and instruments constituting Pledged Equity (i) on the date hereof, in the case of any certificates and instruments owned by such Grantor on the date hereof, and (ii) in accordance with Section 5.12 of the Credit Agreement, within 60 days after the acquisition thereof (or such longer period as the Administrative Agent, may agree to in writing) as required under the Credit Agreement, in the case of any such certificates and instruments acquired by such Grantor after the date hereof, in each case to the extent such delivery is required by the Collateral and Guarantee Requirement. Prior to delivery to the Senior Collateral Agent or the Collateral Agent, as applicable, all such certificates and instruments constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Collateral Agent pursuant hereto. All such certificates and instruments representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 5(a)(ii) hereto; and

(iii) Cause (A) all Indebtedness for borrowed money owed to such Grantor by the Borrower or any Subsidiary and (B) all Indebtedness for borrowed money in a principal amount of $1,000,000 or more owed to such Grantor by any other Person to be evidenced by a duly executed promissory note that is delivered to, (1) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (2) thereafter, the Collateral Agent, (x) on the date hereof, in the case of any such promissory note existing on the date hereof, and (y) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement (including Schedule 5.15 thereto)), in the case of any such promissory note acquired by such Grantor after the date hereof.

(iv) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Collateral Agent or the Senior Collateral Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Deposit Accounts (other than Excluded Accounts), (B) Investment Property, (C) Electronic Chattel Paper and (D) Letter-of-Credit Rights, as required by the Collateral and Guarantee Requirement;

(v) If an Issuer (or if such Grantor at any time becomes an Issuer), upon the occurrence and during the continuance of an Event of Default, comply without further consent by any other Person with any written instructions (within the meaning of Section 8-106(c) of the UCC)

originated by the Collateral Agent relating to the Equity Interests of such Issuer of which any other Person is the owner, and after receipt of such instructions from the Collateral Agent and until such instructions are rescinded in writing by the Collateral Agent or this Agreement is terminated in accordance with Section 9.14 of the Credit Agreement, such Grantor shall not comply with any instructions issued by any Grantor or any other person (other than the Collateral Agent); and

(vi) Notwithstanding anything to the contrary set forth herein, prior to the Discharge of Senior Obligations, to the extent that any Grantor is required under this Agreement to deliver any Collateral to the Collateral Agent and is required to deliver such Collateral to the Senior Collateral Agent in accordance with the terms of the Senior Collateral Documents or the First Lien/Second Lien Intercreditor Agreement, such Grantor’s obligations under this Agreement with respect to such delivery shall be deemed to be satisfied by the delivery to the Senior Collateral Agent, acting as gratuitous bailee for the Secured Parties, pursuant to the terms of the First Lien/Second Lien Intercreditor Agreement.

(b) Filing of Financing Statements, Notices, etc. Execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder are perfected and maintained, including (A) such instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(b)(i) hereto, (C) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(b)(ii) hereto and (D) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 5(b)(iii) and (ii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as such Grantor’s attorney in fact with full power and for the limited purpose to sign in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Obligations have been paid in full and the Commitments have expired or been terminated;

(c) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business, as permitted by the Credit Agreement or as required by law;

(d) Commercial Tort Claims. (i) Promptly notify the Collateral Agent in writing of the initiation of any Commercial Tort Claims by or in favor of such Grantor seeking damages in excess of $1,000,000 and promptly after such notification forward to the Collateral Agent an updated Schedule 2(c) hereto and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Collateral Agent, or required by law to create, preserve, perfect and maintain the Collateral Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Grantor;

(e) Other Liens. Use commercially reasonable efforts to defend the Collateral against Liens except for Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law or contract, or under Section 6.02 of the Credit Agreement, that are permitted to have priority;

(f) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement;

(g) Issuance or Acquisition of Equity Interests. To the extent any Pledged Equity in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, cause such interest to be certificated and such Grantor agrees that each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company, limited partnership or corporation controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to (A) prior to the Discharge of Senior Obligations, the Senior Collateral Agent and (B) thereafter, the Collateral Agent, pursuant to the terms hereof.

(h) Intellectual Property.

(i) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Collateral Agent promptly if it knows that any material Copyright may become injected into the public domain or of any materially adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such material Copyright or its validity; (C) take all commercially reasonable steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by a Grantor and to maintain each registration of each material Copyright owned by a Grantor including filing of applications for renewal where necessary; and (D) promptly notify the Collateral Agent of any infringement of any material Copyright of a Grantor of which it becomes aware and take such commercially reasonable actions as it shall reasonably deem appropriate under the circumstances to protect such material Copyright, including, where deemed appropriate by such Grantor in its commercially reasonable discretion, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement;

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder, except for Dispositions, Liens and licenses permitted under the Credit Agreement;

(iii) Continue to (A) use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such material Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such material Trademark, (C) employ such material Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such material Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Trademark may become invalidated, other than in each case, any such action in connection with any Disposition of a Trademark permitted under the Credit Agreement;

(iv) Not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated to the public, except to the extent permitted under the Credit Agreement;

(v) Promptly notify the Collateral Agent if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same, except in connection with a Disposition permitted under the Credit Agreement;

(vi) Take all commercially reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and Trademark, including filing of applications for renewal, affidavits of use and affidavits of incontestability, except to the extent such Grantor reasonably determined to Dispose of such Patent or Trademark;

(vii) Promptly notify the Collateral Agent after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and, to the extent determined commercially reasonable by such Grantor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where deemed appropriate in such Grantor’s commercially reasonable judgment, and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such material Patent or Trademark;

(viii) For each Deposit Account (other than Excluded Accounts) that any Grantor at any time opens or maintains, either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent (or, prior to the Discharge of Senior Obligations, the Senior Collateral Agent) to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent (or, prior to the Discharge of Senior Obligations, the Senior Collateral Agent) to become the customer of the depositary bank with respect to such Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent or the Senior Collateral Agent, as applicable, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal would occur, provided that the provisions of this paragraph shall not apply to any

Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein;

(ix) In the event that any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary (other than any securities held in an Excluded Account), promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent or the Senior Collateral Agent, as applicable, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent (or, prior to the Discharge of Senior Obligations, the Senior Collateral Agent) to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent or the Senior Collateral Agent, as applicable, to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent (or, prior to the Discharge of Senior Obligations, the Senior Collateral Agent) to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent or the Senior Collateral Agent, as applicable, to exercise rights to withdraw or otherwise deal with such Investment Property; the Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur, in each case to the extent required by the Collateral and Guarantee Requirement; and

(x) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder (except as permitted by the Credit Agreement).

6. Authorization to File Financing Statements. Each Grantor hereby authorizes the Collateral Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time deem necessary or appropriate, and in such jurisdictions as the Collateral Agent may from time to time deem necessary or appropriate, in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

7. Advances. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof (including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security hereof or which may be compelled to make by operation of law). All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the interest rate set forth in Section 2.13(c) of the Credit Agreement. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Remedies.

(a) General Remedies. Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, upon the occurrence of an Event of Default and during continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by law (including levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent may, with or without judicial process or the aid and assistance of others, in accordance with local laws (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Collateral Agent at the expense of the Grantors any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Neither the Collateral Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 9.01 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such securities. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any holder of the Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, upon the occurrence of an Event of Default and during continuation thereof (but only upon exercise by the Collateral Agent of any or all of its rights and remedies hereunder), (i) each Grantor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Collateral Agent and (ii) the Collateral Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Collateral Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Collateral Agent in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Collateral Agent nor any other holder of the Obligations shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, during the continuation of an Event of Default, (i) the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications and (ii) the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.

(c) Access. In addition to the rights and remedies hereunder; subject to the terms of the First Lien/Second Lien Intercreditor Agreement, upon the occurrence of an Event of Default and during the continuance thereof, to the extent permitted by local laws, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records, to the extent permitted by local laws, with respect thereto, in order to effectively collect or liquidate such Collateral.

(d) Nonexclusive Nature of Remedies. Failure by the Collateral Agent or any other holder of the Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by law, or any delay by the Collateral Agent or any other holder of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or any other holder of the Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, any other holder of the Obligations nor any party acting as attorney for any such Person, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the other Secured Parties shall be cumulative and not exclusive of any other right or remedy which any such Person may have.

(e) Retention of Collateral. In addition to the rights and remedies hereunder, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, the Collateral Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or any other holder of the Obligations is legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the rates applicable under the Credit Agreement, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9. Rights of the Collateral Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, each Grantor hereby designates and appoints the Collateral Agent, on behalf of the Secured Parties and each of its designees or agents, as attorney-in-

fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

(iv) receive and open mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

(vi) adjust and settle claims under any insurance policy relating to the Collateral;

(vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Collateral Agent the rights granted or now or hereafter intended to be granted to the Collateral Agent under this Agreement;

(viii) institute any foreclosure proceedings that the Collateral Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Collateral Agent or one or more of the Secured Parties, or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 8 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral:

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies clue and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv) do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. Notwithstanding anything to the contrary contained herein, this power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Collateral Agent. The Collateral Agent may from time to time be replaced by a successor Collateral Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Collateral Agent under this Agreement.

(c) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any other holder of the Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any such Person of any payment relating to such Account pursuant hereto, nor shall any such Person be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) Voting and Payment Rights in Respect of the Pledged Equity.

(i) So long as no Event of Default shall exist, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii) During the continuance of an Event of Default, (A) all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in (1) prior to the Discharge of Senior Obligations, the Senior Collateral Agent, and (2) thereafter, the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of a Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in (1) prior to the Discharge of Senior Obligations, the Senior Collateral Agent, and (2) thereafter, the Collateral Agent, which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by a Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of (1) prior to the Discharge of Senior Obligations, the Senior Collateral Agent, and (2) thereafter, the Collateral Agent, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Collateral Agent or the

Senior Collateral Agent, as applicable, as Collateral in the exact form received, to be held by the Collateral Agent or the Senior Collateral Agent, as applicable, as Collateral and as further collateral security for the Obligations.

(e) Releases of Collateral. If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Security Document on such Collateral.

10. Application of Proceeds. Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations of such Loan Party owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

11. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until such time as the Obligations have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall authorize the filing of and/or execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other holder of the Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including any reasonable legal fees and disbursements) incurred by the Collateral Agent or any other holder of the Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

12. Amendments; Waivers: Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.02(b) of the Credit Agreement; provided that any update or revision to Schedule 2(c) hereof delivered by any Grantor shall not constitute an amendment for purposes of this Section 12 or Section 9.02(b) of the Credit Agreement.

13. Indemnity and Subrogation. (a) Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 13(c)), Holdings and the Borrower agree, jointly and severally, that (i) in the event a payment in respect of any Obligation shall be made by any Guarantor under this Agreement, Holdings and the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Obligation, Holdings and the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b) Contribution and Subrogation. Each Loan Party (a “Contributing Party”) agrees (subject to Section 13(c)) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor (other than Holdings or the Borrower) shall be sold pursuant to any Security Document to satisfy any Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower or Holdings as provided in Section 13(a), the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 22, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 13(b) shall (subject to Section 13(c)) be subrogated to the rights of such Claiming Party to the extent of such payment.

(c) Subordination. (i) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under this Section 13 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by this Section 13 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(ii) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

14. Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the other Secured Parties hereunder, to the benefit of the Collateral Agent or any other holder of the Obligations and their successors and permitted assigns.

15. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 9.01(a) of the Credit Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

17. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

18. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 9.09 and 9.10 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

19. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20. Entirety. This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

21. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Collateral Agent or any other holder of the Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Obligations.

22. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the Closing Date are required to enter in this Agreement as a Subsidiary Loan Party upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and any such Subsidiary of an instrument in the form of Exhibit 22 hereto, such Subsidiary shall become a Subsidiary Loan Party, a Guarantor and a Grantor hereunder, with the same force and effect as if originally named such herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Agreement.

23. Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders.

24. First Lien/Second Lien Intercreditor Agreement. Notwithstanding anything in this Agreement to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement with respect to the Collateral shall be second in priority to the Lien and security interest granted to the Senior Collateral Agent or any other Senior Representative on behalf of the Senior Secured Parties. The exercise of any right or remedy by the Collateral Agent or any other Secured Party hereunder are subject to the provisions of the First Lien/Second Lien Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of the First Lien/Second Lien Intercreditor Agreement and this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern and control. In addition, to the extent any obligation of any Grantor hereunder, including any obligation to grant sole possession or control or deliver or assign property or funds to the Collateral Agent or any other Person (or register any property in the name of the Collateral Agent or any other Person) conflicts or is inconsistent with (or any representation or warranty hereunder would, if required to be true, conflict or be inconsistent with) the obligations or requirements under a substantially similar provision of any Senior Collateral Document, such obligations or requirements under the Senior Collateral Document shall control, and such Grantor shall not be required to fulfill such obligations (or make such representations and warranties) hereunder, and shall be deemed not to be in violation of this Agreement as a result of its performance of the obligations or requirements of such Senior Collateral Document. For the avoidance of doubt, the absence of any specific reference to Section 24 in any other provision of this Agreement shall not be deemed to limit the generality of this Section 24.

[Signature Pages, Schedules and Exhibits to Follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	TRINET HR CORPORATION,

By:
Name:
Title:

TRINET GROUP, INC.

By:
Name:
Title:

TRINET HR V, INC.

By:
Name:
Title:

ACCORD HUMAN RESOURCES 12, INC.

By:
Name:
Title:

ACCORD HUMAN RESOURCES, INC.

By:
Name:
Title:

210 PARK AVENUE HOLDING, INC.

By:
Name:
Title:

STRATEGIC OUTSOURCING, INC.

By:
Name:
Title:

SOI HOLDINGS, INC.

By:
Name:
Title:

AMBROSE EMPLOYER GROUP, LLC

By:
Name:
Title:

SCHEDULE 2(c)

COMMERCIAL TORT CLAIMS

None

EXHIBIT 5(a)(ii)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following Equity Interests of                     , a                     corporation:

No. of Shares	Certificate No.

and irrevocably appoints                             its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

By:
Name:
Title:

EXHIBIT 5(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Second Lien Guarantee and Collateral Agreement dated as of August 20, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”), by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the patents and patent applications shown below to the Collateral Agent, for the ratable benefit of the Secured Parties:

PATENTS

Patent No.	Description of Patent Item	Date of Patent

See Schedule 1 attached hereto

PATENT APPLICATIONS

Patent Applications No.	Description of Patent Applied for	Date of Patent Applications

See Schedule 1 attached hereto

The undersigned Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Grantor]

By:
Name:
Title:

Acknowledged and Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

2

EXHIBIT 5(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Second Lien Guarantee and Collateral Agreement dated as of August 20, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”), by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications shown below to the Collateral Agent, for the ratable benefit of the Secured Parties:

TRADEMARKS

Trademark No.	Description of Trademark Item	Date of Trademark

See Schedule 1 attached hereto

TRADEMARK APPLICATIONS

Trademark Applications No.	Description of Trademark Applied for	Date of Trademark Applications

See Schedule 1 attached hereto

The undersigned Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Grantor]

By:
Name:
Title:

Acknowledged and Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

2

EXHIBIT 5(b)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Second Lien Guarantee and Collateral Agreement dated as of August 20, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”), by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications shown below to the Collateral Agent, for the ratable benefit of the Secured Parties:

COPYRIGHTS

Copyright No.	Description of Copyright Item	Date of Copyright

See Schedule 1 attached hereto

COPYRIGHT APPLICATIONS

Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications

See Schedule 1 attached hereto

The undersigned Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Grantor]

By:
Name:
Title:

Acknowledged and Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

2

Exhibit 22

Supplement to the

Second Lien

Guarantee and

Collateral Agreement

SUPPLEMENT NO.     dated as of [    ] (this “Supplement”), to the Second Lien Guarantee and Collateral Agreement dated as of August 20, 2013 (the “Collateral Agreement”), among TriNet Group, Inc. (“Holdings”), TriNet HR Corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the “Grantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION (“WT”), as Collateral Agent (in such capacity, the “Collateral Agent”).

A. Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto and WT, as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans. Section 22 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 22 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth on Schedule III attached hereto is a true and correct schedule of Intellectual Property consisting of Copyrights, Patents and Trademarks of the New Subsidiary.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

2

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

by

Name:
Title:

3

Schedule I

to Supplement No.     to the

Second Lien

Guarantee and

Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.     to the

Second Lien

Guarantee and

Collateral Agreement

PLEDGED SECURITIES

Pledged Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Pledged Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.     to the

Second Lien

Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

1

EXHIBIT E

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among TriNet Group, Inc. (“Holdings”), TriNet HR Corporation (the “Borrower”), the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

The undersigned hereby certifies, in his or her capacity as a Financial Officer of Holdings and not in a personal capacity, as follows:

1. I am a Financial Officer of Holdings.

2. [Attached as Schedule I hereto are [(a)] the audited consolidated balance sheet and audited consolidated statements of income and cash flows required to be delivered by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ] setting forth in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP1, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year [and (b) reasonably detailed calculations ([(i) of Excess Cash Flow for such fiscal year]2 [and (ii) of GAAP Working Capital as of the ECF Sweep Repayment Date for the most recently completed fiscal year (calculated prior to giving effect to any prepayment of Term Loans on such date)]3].]

[or]

[1]	An independent registered public accounting firm of recognized national standing may be substituted for Ernst & Young LLP in accordance with Section 5.01(a) of the Credit Agreement.
[2]	Include if this Compliance Certificate is being delivered with respect to financial statements delivered pursuant to Section 5.01(a), beginning with the financial statements for the fiscal year of Holdings ending December 31, 2014.
[3]	Include when an ECF Shortfall Amount exists.

2. [Attached as Schedule I hereto are the unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows required to be delivered by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter. The financial statements referred to in this Section 2 present fairly in all material respects the financial condition, results of operations and cash flows of Holdings, the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of certain footnotes.]

3. [Attached as Schedule II hereto is a completed Supplemental Perfection Certificate, setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from [the most recently delivered Supplemental Perfection Certificate] / [the Perfection Certificate delivered on the Effective Date)].]

[or]

3. [I hereby certify that there has been no change in any information set forth in [the most recently delivered Supplemental Perfection Certificate] / [the Perfection Certificate delivered on the Effective Date].]

4. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of (a) the existence of any condition or event that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and the action that the Borrower has taken or proposes to take with respect thereto or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet [most recently delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement] / [referred to in Section 3.04 of the Credit Agreement][, except as set forth in a separate attachment to this Certificate].

5. Attached as Schedule [II][III] hereto is the name of each Subsidiary, if any, that (i) is an Excluded Subsidiary as of the date of this Certificate but has not been identified as an Excluded Subsidiary in Schedule 3.14 to the Disclosure Letter or in any prior Compliance Certificate or (ii) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary.

6. [Attached as Schedule [III][IV] hereto are the amounts of any Available ECF Amount and any Qualifying Equity Proceeds utilized for Specified

Uses during the most recent fiscal quarter included in the attached financial statements, specifying each such use and the amount thereof.]4

7. The information set forth on Annex A hereto is true and accurate on and as of the date of this Certificate.

8. The foregoing certifications are made and delivered on [ ], pursuant to Section 5.01(c) of the Credit Agreement.

[Remainder of page intentionally left blank]

Very truly yours, TRINET GROUP, INC.

By:
Name:
Title:

[4]	Include if this Compliance Certificate is being delivered with respect to financial statements delivered pursuant to Section 5.01(a).

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

ARTICLE I	Consolidated Net Income = (a) – ((b) + (c) + (d)) =	$[ , , ]

	(a) the net income or loss of Holdings, the Borrower and the consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for the period referred to above:	$[ , , ]

(b)     the income of any Person (other than Holdings and the Borrower) that is not a consolidated Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to Holdings, the Borrower or, subject to clauses (c) and (d) below, any consolidated Subsidiary, during such period:

$[ , , ]

(c)     the income of, and any amounts referred to in clause (b) above paid to, any Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived for such period:

$[ , , ]

(d)     the income or loss of, and any amounts referred to in clause (b) of this proviso paid to, any consolidated Subsidiary that is not wholly-owned by Holdings to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary for such period:

$[ , , ]

ARTICLE II	Excess Cash Flow[23] = (a) – (b) =[24]	$[ , , ]

[23]	Include if this Compliance Certificate is being delivered with respect to financial statements delivered pursuant to Section 5.01(a), beginning with the financial statements for the fiscal year of Holdings ending December 31, 2014.
[24]

Amounts expended in connection with (i) acquiring Term Loans under Section 2.24 of the Credit Agreement and (ii) assignments of Term Loans pursuant to Section 9.04(e) or (f) of the Credit Agreement shall not reduce or be credited against Excess Cash Flow.

(a)	the sum, without duplication, of:	$[ , , ]

(i)      the consolidated net income or loss of Holdings, the Borrower and the consolidated Subsidiaries for the fiscal year referred to above, adjusted to exclude (x) net income or loss of any consolidated Subsidiary that is not wholly-owned by Holdings to the extent such income or loss is attributable to the non-controlling interest in such consolidated Subsidiary and (y) any gains or losses attributable to Prepayment Events:

$[ , , ]

(ii)     depreciation, amortization and other non-cash charges, expenses or losses, including the non-cash portion of interest expense, deducted in determining such consolidated net income or loss for such fiscal year:

$[ , , ]

(iii)   the sum of (x) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (y) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Borrower and the consolidated Subsidiaries increased during such fiscal year and (z) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Borrower and the other consolidated Subsidiaries decreased during such fiscal year:

$[ , , ]

(b)	the sum, without duplication, of:	$[ , , ]

	(i) the amount of all non-cash gains included in arriving at such consolidated net income or loss for such fiscal year:	$[ , , ]

(ii)     the sum of (x) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (y) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability

$[ , , ]

accounts of Holdings, the Borrower and the consolidated Subsidiaries decreased during such fiscal year and (z) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Borrower and the consolidated Subsidiaries increased during such fiscal year:

$[ , , ]

(iii)    the sum of, in each case except to the extent financed with Excluded Sources, of (w) the aggregate amount of Capital Expenditures by Holdings, the Borrower and the consolidated Subsidiaries made in cash for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations), (x) the aggregate amount of cash consideration paid during such fiscal year by Holdings, the Borrower and the consolidated Subsidiaries to make Permitted Acquisitions and other Investments (other than Investments in cash, cash equivalents or Permitted Investments), except to the extent made in reliance on the Available ECF Amount, (y) to the extent not deducted in arriving at net income or loss or pursuant to the other clauses of this definition, the amount of Restricted Payments paid to Persons other than Holdings, the Borrower or any Subsidiaries during such period pursuant to Section 6.08(a), other than Restricted Payments made in reliance on the Available ECF Amount, and (z) payments in cash made by the Borrower and its consolidated Subsidiaries with respect to any noncash charges added back pursuant to clause (a)(ii) above in computing Excess Cash Flow for any prior fiscal year:

$[ , , ]

(iv)    the aggregate principal amount of Long-Term Indebtedness repaid or prepaid in cash by Holdings, the Borrower and the consolidated Subsidiaries during such fiscal year, excluding (u) Indebtedness in respect of revolving loans and letters of credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (v) term loans under the First Lien Credit Agreement

$[ , , ]

prepaid pursuant to Section 2.11(c), (d) or (e) thereof, (w) Loans prepaid pursuant to Section 2.11(b), (c) or (d) of the Credit Agreement, (x) any Alternative Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness pursuant to any comparable provision thereof, (y) any Refinancing Indebtedness in respect of the Credit Agreement , the First Lien Credit Agreement, or any Alternative Incremental Facility Indebtedness or First Lien Alternative Incremental Facility Indebtedness prepaid pursuant to any comparable provision thereof and (z) repayments or prepayments of Long-Term Indebtedness (A) made under Section 6.08(b)(viii) of the Credit Agreement in reliance on the Available ECF Amount and (B) to the extent financed from Excluded Sources:

ARTICLE III	GAAP Working Capital[25] = (a) – (b) =	$[ , , ]

	(a) the consolidated current assets of Holdings and the Subsidiaries as of such date, calculated in accordance with GAAP:	$[ , , ]

	(b) the consolidated current liabilities of Holdings and the Subsidiaries as of such date, calculated in accordance with GAAP:	$[ , , ]

[25]	Include if this Compliance Certificate is being delivered with respect to financial statements delivered pursuant to Section 5.01(a) and an ECF Shortfall Amount exists.

EXHIBIT F

[FORM OF] INTERCOMPANY NOTE

New York, NY

, 2013

1. FOR VALUE RECEIVED, each of the parties identified on the signature pages hereto (each, a “Note Party”), constituting an Intercompany Debtor (as defined below), hereby promises to pay to the order of each applicable Intercompany Lender (as defined below), in lawful money of the United States of America or, in respect of extensions of credit in another currency, in such other currency as agreed to by the applicable Intercompany Lender and the applicable Intercompany Debtor (as defined below), in each case in immediately available funds, at such location in the United States of America or at such other location as the applicable Intercompany Lender shall from time to time designate, all amounts as may be owing from time to time by such Note Party (in such capacity, an “Intercompany Debtor”) to each other Note Party that is a Loan Party (in such capacity, an “Intercompany Lender”) in consideration of Indebtedness (such term, and each other capitalized term used but not defined herein, having the meaning assigned thereto in the Second Lien Credit Agreement referred to below) owed by such Intercompany Debtor to such Intercompany Lender, together with interest thereon at such rate as may be agreed upon from time to time, if any, between the applicable Intercompany Debtor and the applicable Intercompany Lender (any such Indebtedness being referred to herein as “Intercompany Indebtedness”).

2. Each Intercompany Debtor shall pay all Intercompany Indebtedness owing under this note (this “Global Note”) to any Intercompany Lender on demand of such Intercompany Lender. Each Intercompany Lender may make demand for all or any subset of the amounts owing to such Intercompany Lender under this Global Note, upon all Intercompany Debtors obligated to such Intercompany Lender or any such Intercompany Debtor, without the consent or permission of any other Note Party.

3. Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, insolvency or liquidation or similar proceeding in any jurisdiction relating to any Note Party, all Intercompany Indebtedness owing by such Note Party to each Intercompany Lender under this Global Note shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Global Note.

4. Upon the occurrence and during the continuance of an Enforcement Event (as defined below), all Intercompany Indebtedness owing hereunder by any Intercompany Debtor to an Intercompany Lender shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Global Note. Upon the occurrence and during the continuance of an Enforcement Event, all payments under this Global Note shall be made without offset, counterclaim or deduction of any kind, and no amount owing by any Intercompany

Debtor to any Intercompany Lender shall be reduced in any way by any outstanding obligations of such Intercompany Lender to such Intercompany Debtor, whether such obligations are monetary or otherwise.

5. Each Intercompany Lender is hereby authorized to record all amounts owing in consideration of Intercompany Indebtedness extended by such Intercompany Lender to the Intercompany Debtors, all of which shall be evidenced by this Global Note, and all repayments thereof, in its books and records in accordance with its usual practice, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of any Intercompany Lender to record such information shall not affect any Intercompany Debtor’s obligations in respect of Intercompany Indebtedness extended by such Intercompany Lender to such Intercompany Debtor.

6. Each Intercompany Debtor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. No failure or delay by any Intercompany Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of, or consent with respect to, any provision of this Global Note shall in any event be effective against any Note Party unless the same shall be in writing and signed and delivered by such Note Party. Subject to the immediately preceding sentence, this Global Note shall be construed as a separate agreement with respect to each Note Party and may be amended, modified, supplemented, waived or released with respect to any Note Party without the approval of any other Note Party and without affecting the obligations of any other Note Party hereunder, and the obligations of each Intercompany Debtor hereunder shall be several and not joint with any other Intercompany Debtors.

7. Pursuant to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Second Lien Credit Agreement”), among TriNet HR Corporation, TriNet Group, Inc. (“Holdings”), the Lenders from time to time party thereto and Wilmington Trust, National Association., as Administrative Agent, this Global Note shall be pledged by the Intercompany Lenders in accordance with the Second Lien Credit Agreement and the other Loan Documents. Each Intercompany Debtor hereby acknowledges and agrees that the Administrative Agent may, pursuant to the Second Lien Credit Agreement, the other Loan Documents and any other applicable agreements as in effect from time to time, exercise all rights provided therein with respect to this Global Note. For purposes hereof, an “Enforcement Event” shall be deemed to have occurred and be continuing if an Event of Default shall have occurred and is continuing and either (a) all or any part of the Loan Document Obligations shall have been declared, or shall have automatically become, due and payable or (b) the Administrative Agent shall have commenced the exercise of its rights, on behalf of the Secured Parties, with respect to this Global Note.

8. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Global Note evidences all agreements, promissory notes or other instruments that create or evidence any loans or advances made on, before or after the date hereof by any Intercompany Lender to any Intercompany Debtor (such notes and instruments, the “Other Intercompany Notes”). This Global Note evidences a continuation of, and not (i) an extinguishment, repayment and reborrowing of, (ii) a termination, novation or modification of, or (iii) a change to, the Indebtedness heretofore outstanding under the Other Intercompany Notes or any intercompany loan documents or agreements relating thereto. It is understood and agreed that this Global Note evidences Indebtedness owed from time to time by any Intercompany Debtor to any Intercompany Lender, but does not create any obligation to extend any such Indebtedness or, except as expressly set forth herein, alter any of the terms thereof.

9. This Global Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10. From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Intercompany Debtor and/or Note Party, as the case may be) by executing a counterpart signature page to this Global Note (each additional Subsidiary, an “Additional Party”). Upon execution and delivery of such counterpart signature page to the Note Parties, notice of which is hereby waived by the other Intercompany Debtors, each Additional Party shall be a Intercompany Debtor and/or a Note Party, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. The execution and delivery of such a counterpart signature page shall not require the consent of any party hereto. Each Intercompany Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Intercompany Debtor or Intercompany Lender hereunder. This Global Note shall be fully effective as to any Intercompany Debtor or Intercompany Lender that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Intercompany Debtor or Intercompany Lender hereunder.

11. No amendment, modification or waiver of, or consent with respect to, any provisions of this Global Note shall be effective unless the same shall be in writing and signed and delivered by each Intercompany Debtor and Intercompany Lender whose rights or obligations shall be affected thereby; provided that, until such time as (a) all the Obligations have been paid in full in cash and (b) the Lenders have no further commitment to lend under the Second Lien Credit Agreement, the Administrative Agent shall have provided its prior written consent to such amendment, modification, waiver or consent (which consent shall not be unreasonably withheld or delayed) to the extent such amendment, modification, waiver or consent would be adverse in any material respect to the Lenders.

12. THIS GLOBAL NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GLOBAL NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

INTERCOMPANY LENDERS:

[•],

By:
Name:
Title:

INTERCOMPANY DEBTORS:

[•],

By:
Name:
Title:

EXHIBIT F

ALLONGE TO INTERCOMPANY NOTE

This Allonge to Intercompany Note dated [    ], 2013, as amended, amended and restated, supplemented or otherwise modified from time to time, evidencing loans in various amounts owing and payable to the undersigned, shall be attached thereto and made a part thereof.

ENDORSEMENT

The above described note is hereby endorsed as follows:

Pay to the order of
.

Dated , .

[•],

By:
Name:
Title:

EXHIBIT G-1

[FORM OF]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

Among

TRINET HR CORPORATION,

TRINET GROUP, INC.,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent for the Senior Secured Parties and

as Representative for the Credit Agreement Secured Parties,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Initial Additional Second Priority Representative,

and

each additional Representative from time to time party hereto dated as of August 20, 2013

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of August 20, 2013 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation (“Holdings”), the other Grantors (as defined herein) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Secured Parties (as defined herein) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or the Collateral Agreement, as applicable, or, if defined in the New York UCC, and not otherwise defined herein, in the Credit Agreement or the Collateral Agreement, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness of any Loan Party (as defined in the Credit Agreement) (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness is secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations (and not secured by Liens on any other assets of Holdings, the Borrower or any Subsidiary); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and (if such Indebtedness is Guaranteed) Guaranteed on such basis by, and complies with the terms of, each Senior Debt Document and Second

Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the Pari Passu Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof, provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Loan Parties after the date hereof, then Holdings, the Borrower, the other Grantors, the Senior Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the Pari Passu Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and the Guarantees thereof by the applicable Grantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by Holdings, the Borrower or any other Grantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successors thereto as provided in Article VIII of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

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“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Agreement” means the “Collateral Agreement” as defined in the Credit Agreement.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Credit Agreement” means that certain First Lien Credit Agreement dated as of August 20, 2013, among Holdings, the Borrower, the lenders from time to time party thereto and the Administrative Agent and any credit agreement which has been designated as the “Credit Agreement” pursuant to the definition of Discharge of Credit Agreement Obligations.

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Instructing Group, in a notice to the Senior Collateral Agent and the Borrower hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

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“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Grantors” means Holdings, the Borrower and each other Subsidiary which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Initial Second Priority Credit Agreement” means that certain Second Lien Credit Agreement dated as of August 20, 2013, among Holdings, the Borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means the Initial Second Priority Credit Agreement and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

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(1) any case commenced by or against Holdings, the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment of the assets or liabilities of Holdings, the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to Holdings, the Borrower or any other Grantor or any similar case or proceeding relative to Holdings, the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation or dissolution of assets or liabilities or other winding up of or relating to Holdings, the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of Holdings, the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Senior Collateral Agent pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Debt Parties, as the case may be, under such Debt Facility.

“Loan Party” means “Loan Party” as defined in the Credit Agreement.

“Major Additional Senior Representative” means, at any time, the Senior Representative of the Additional Senior Debt Facility having the largest outstanding principal amount of Additional Senior Debt Obligations of any Additional Senior Debt Facility then outstanding

“Majority Credit Agreement Parties” means the Required Lenders (as defined in the Credit Agreement), or with respect to any waiver, amendment or request, Credit Agreement Secured Parties having such amount of unused commitments, revolving credit loans or exposures, and outstanding term loans as may be required under the Credit Agreement to approve the same.

“Majority Senior Parties” means (a) prior to the Discharge of Credit Agreement Obligations, the Majority Credit Agreement Parties and (b) thereafter, with respect to any waiver, amendment or request, Additional Senior Debt Parties under the Additional Senior Debt Facility in respect of which the Major Additional Senior Representative acts as Representative having such amount of Indebtedness and other credit exposure as may be required under such Additional Senior Debt Facility to approve the same.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Pari Passu Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.04(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the Senior Collateral Agent or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Purchase Notice” has the meaning assigned to such term in Section 6.03(b).

“Recovery” has the meaning assigned to such term in Section 6.05.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

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“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of Holdings, the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the “Collateral Agreement” and the other “Security Documents” as defined in the Initial Second Priority Credit Agreement, the “Pari Passu Second Lien Intercreditor Agreement” as defined in the Initial Second Priority Credit Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by Holdings, the Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of any Loan Party (as defined in the Credit Agreement), including the Initial Second Priority Debt, which Indebtedness is secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents of which provide that such Indebtedness is to be secured by such Second Priority Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of Holdings, the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and (if such Indebtedness is Guaranteed) Guaranteed on such basis by, and complies with the terms of, each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the applicable Grantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Second Priority Debt.

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“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by Holdings, the Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Instructing Group” means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Facility covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility and the Second Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of

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Holdings, the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of the Credit Agreement and, if it is then in effect, the Pari Passu Intercreditor Agreement.

“Senior Collateral Documents” means the “Collateral Agreement” and the other “Security Documents” as defined in the Credit Agreement, the Pari Passu Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by Holdings, the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time. If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not

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constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Party on the Shared Collateral or of any Liens granted to the Senior Collateral Agent or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Collateral Agent, any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of

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any Second Priority Representative, any Second Priority Debt Party or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of Holdings, the Borrower, any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. The subordination of Liens securing Second Priority Debt Obligations to Liens securing Senior Obligations set forth in this Section 2.01 affects only the relative priority of those Liens, and does not subordinate the Second Priority Debt Obligations in right of payment to the Senior Obligations. Nothing in this Agreement will affect the entitlement of any Second Priority Debt Party to receive and retain required payments of interest, principal and other amounts in respect of a Second Priority Debt Obligation unless the receipt is expressly prohibited by, or results from the Second Priority Debt Party’s breach of, this Agreement.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between Holdings, the Borrower, the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of Holdings, the Borrower and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Collateral Agent or any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Senior Collateral Agent and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding

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(including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Collateral Agent or any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred; (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations, (b) none of the Grantors shall grant or permit any additional Liens in favor of the Senior Secured Parties under the Senior Collateral Documents on any asset or property of any Grantor to secure any Senior Obligation unless it has granted, or concurrently therewith grants, a junior-priority Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations subject to the terms of this Agreement, (c) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Senior Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Collateral Agent as security for the Senior Obligations, shall assign such Lien to the Senior Collateral Agent as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Collateral Agent, shall be deemed to hold and have held such Lien for the benefit of the Senior Collateral Agent as security for the Senior Obligations, and (d) if any Senior Representative or any Senior Secured Party shall hold any Lien created under the Senior Collateral Documents on any assets or property of any Grantor securing any Senior Obligations that are not also subject to the junior-priority Liens securing Second Priority Debt Obligations under the Second Priority Collateral Documents, such Senior Representative or Senior Secured Party (i) shall notify each Second Priority Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a junior-priority Lien on such assets or property to each Second Priority Representative as security for the Second Priority Debt Obligations, shall assign such Lien to each Second Priority Representative as security for the Second Priority Debt Obligations (but may retain a senior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a junior-priority Lien to each Second Priority Representative, shall be deemed to hold and have held such Lien for the benefit of each Second Priority Representative as security for the Second Priority Debt Obligations.

SECTION 2.05. Perfection of Liens. Except for the agreements of the Senior Collateral Agent pursuant to Section 5.04 hereof, none of the Senior Collateral

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Agent, the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Senior Collateral Agent pursuant to Section 2.05(j), 2.11(b), 2.18(e) or 2.20(a)(v) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies. (a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Collateral Agent, any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise

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provided herein, the Senior Collateral Agent, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that the Designated Second Priority Representative may exercise any or all of such rights after the passage of a period of 180 days from the date of delivery to the Senior Collateral Agent of a written notice of the acceleration of the Second Priority Debt Obligations unless the Senior Collateral Agent is at such time diligently exercising its rights and remedies with respect to the Shared Collateral; provided further however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against Holdings, the Borrower or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) the Second Priority Representative and any Second Priority Debt Party may exercise their rights and remedies as unsecured creditors to the extent not inconsistent with this Agreement and as provided in Section 5.03, and (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.04. In exercising rights and remedies with respect to the Senior Collateral, the Senior Collateral Agent, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

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(c) Subject to the provisos in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Subject to the first proviso in clause (ii) of Section 3.01(a), until the Discharge of Senior Obligations, the Senior Collateral Agent and the Majority Senior Parties (or such other Senior Representative as shall be authorized in accordance with the provisions of the Pari Passu Intercreditor Agreement, if then in effect, to direct the Senior Collateral Agent or otherwise take such action) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Second Priority Instructing Group and the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Second Priority Instructing Group and Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

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SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Collateral Agent or any Senior Representative or other Senior Secured Party (in its or their own name or in the name of Holdings, the Borrower or any other Grantor) may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Party Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that Holdings, the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Collateral Agent, any Senior Representative or and Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Senior Collateral Agent to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

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SECTION 4.02. Payments Over. Any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Collateral Agent for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases. (a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by Holdings, the Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at Holdings’, the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

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(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Senior Collateral Agent and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Collateral Agent.

SECTION 5.02. Amendments to Second Priority Collateral Documents. (a) Without the prior written consent of the Senior Collateral Agent and the Majority Senior Parties, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Borrower agrees to deliver to the Senior Collateral Agent copies of (i) any new Second Priority Debt Document and (ii) any amendments, supplements or other modifications to the Initial Second Priority Credit Agreement or any Second Priority Collateral Document related thereto or the principal agreement governing any new class of Second Priority Debt or any Second Priority Collateral Document related thereto, in each case promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall

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include the following language (or language to similar effect reasonably approved by the Senior Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [identify applicable Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified from time to time), among TriNet HR Corporation, a California corporation (the “Borrower”), TriNet Group, Inc., a Delaware corporation (“Holdings”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the exercise of any right or remedy by the [identify applicable Second Priority Representative] hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among the Borrower, Holdings, JPMorgan Chase Bank, N.A., as collateral agent for the Senior Secured Parties and as Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as Representative for the Initial Second Priority Debt Parties, and each additional Second Priority Representative and Senior Representative that from time to time becomes a party thereto pursuant to Section 8.09 thereof. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

(b) In the event that the Senior Collateral Agent or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Collateral Agent, the Senior Secured Parties, Holdings, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Priority Collateral Documents without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, Holdings, the Borrower or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

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SECTION 5.03. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors to the extent not inconsistent with this Agreement against Holdings, the Borrower and any other Grantor and in accordance with the terms of the Second Priority Debt Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.04. Gratuitous Bailee for Perfection. (a) The Senior Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Collateral Agent, or of agents or bailees of the Senior Collateral Agent (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Senior Collateral Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.04.

(b) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Collateral Agent shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any

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of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.04. The duties or responsibilities of the Senior Collateral Agent under this Section 5.04 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.04 as subagent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d) The Senior Collateral Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Collateral Agent from all claims and liabilities arising pursuant to the Senior Collateral Agent’s role under this Section 5.04 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(e) Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall, at the Grantors’ sole cost and expense, as the case may be, (i) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Senior Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (ii) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct. Holdings, the Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Collateral Agent for loss or damage suffered by the Senior Collateral Agent as a result of such transfer, except for loss or damage suffered by the Senior Collateral Agent as a result of its own wilful misconduct, gross negligence or bad faith. The Senior Collateral Agent has no obligation to follow instructions from the Designated Second Priority Representative in contravention of this Agreement.

(f) Neither the Senior Collateral Agent nor any of the Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of Holdings, the Borrower or any Subsidiary to the Senior Collateral Agent, any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

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SECTION 5.05. When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, Holdings, the Borrower or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Senior Collateral Agent of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Collateral Agent for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Collateral Agent), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Senior Collateral Agent shall reasonably request in writing in order to provide the new Senior Collateral Agent the rights of the Senior Collateral Agent contemplated hereby, (b) deliver to the Senior Collateral Agent, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Collateral Agent is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if Holdings, the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Collateral Agent, any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to Holdings’, the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest such sale, use or lease of

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such cash or other collateral or such DIP Financing and, except to the extent permitted by the provisos in clause (ii) of Section 3.01(a) and Section 6.04, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations under the Credit Agreement or, if no Credit Agreement exists, under the other Senior Debt Documents are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (a) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement and (b) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Collateral Agent or the Senior Representatives; provided that (x) such DIP Financing shall not result in the voiding of the Liens under the Second Priority Debt Documents on the Shared Collateral securing the Second Priority Debt Obligations, which Liens shall remain subject to the priority requirements described herein vis-à-vis the Liens securing the Senior Obligations (it being understood that any reduction in the value of the Liens under the Second Priority Debt Parties by virtue of the mere existence of the DIP Financing and the priority Lien securing the obligations thereunder shall not be deemed to void the Liens under the Second Priority Debt Parties for purposes of this clause (x)), and (y) all Liens on Shared Collateral securing any such DIP Financing shall be senior to or on parity with the Liens under the Senior Collateral Documents on the Collateral securing the Senior Obligations and senior to the Liens under the Second Priority Debt Documents on the Collateral securing the Second Priority Debt Obligations.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees (a) that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Senior Collateral Agent, (b) that none of them will raise objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party and (c) that none of them will raise objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral.

SECTION 6.03. Sale of Collateral. (a) The Second Priority Representative, as holder of a Lien on the Collateral and on behalf of the Second Priority Debt Parties, agrees that (i) it will raise no objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale or foreclosure of Senior Collateral and (ii) it will be deemed to have consented to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which the Senior Collateral Agent has consented so long as such order provides that, to the extent such sale or other disposition is to be free and clear of Liens, the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to any proceeds of the sale on the same basis of

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priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement.

(b) Without prejudice to the enforcement of the Senior Debt Parties’ remedies, prior to the discharge of Senior Obligations, the Senior Debt Parties agree that at any time following an acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents, the Second Priority Debt Parties shall have the option to purchase, all but not less than all, of the aggregate amount of Senior Obligations outstanding at the time of purchase at par, without warranty or representation or recourse. The Second Priority Debt Parties desiring to exercise such option to purchase all of the Senior Obligations shall deliver a notice (the “Purchase Notice”) to the Senior Collateral Agent that (i) is executed by all Second Priority Debt Parties, (ii) states that each such Second Priority Debt Party is irrevocably electing to purchase, in accordance with this Section 6.03(b), the percentage of all of the Senior Obligations set forth in the Purchase Notice (which percentages for all such Second Priority Debt Parties must aggregate exactly 100% of all outstanding Senior Obligations), (iii) includes a representation and warranty by such Second Priority Debt Parties that the Purchase Notice is in conformity with the Senior Debt Documents and any other binding agreement among the Senior Secured Parties, and (iv) designates a purchase date on which the purchase will occur, which date shall be (x) at least five but not more than 15 Business Days after the Senior Collateral Agent’s receipt of the Purchase Notice and (y) not more than 60 days after the acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents. A Purchase Notice will be ineffective if it is received by the Senior Collateral Agent after the occurrence giving rise to the acceleration of the Senior Obligations is waived, cured or otherwise ceases to exist. Upon the Senior Collateral Agent’s receipt of an effective Purchase Notice conforming to this Section 6.03(b), the Second Priority Debt Parties will be irrevocably obligated to purchase, and the Senior Secured Parties will be irrevocably obligated to sell, the Senior Obligations in accordance with and subject to this Section 6.03(b), pursuant to documentation mutually acceptable to each of the Senior Collateral Agent and the Second Priority Designated Representative. Each Senior Secured Party will retain all rights to indemnification provided in the relevant Senior Debt Documents for all claims and other amounts relating to periods prior to the purchase of the Senior Obligations pursuant to this Section 6.03(b). If the Second Priority Debt Parties do not deliver a Purchase Notice in accordance with this Section within 60 days after the acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents, the Senior Debt Parties shall have no further obligations pursuant to this clause and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

SECTION 6.04. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties for adequate protection, (b) any objection by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Collateral

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Agent’s or any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.04 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law and the Senior Collateral Agent and the other Senior Secured Parties do not object to the adequate protection being provided to the Senior Secured Parties, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any of the Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that the Senior Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

SECTION 6.05. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of Holdings, the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this

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Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.06. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Chapter 11 plan or similar restructuring plan proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations), with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.07. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.08. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation

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Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.09. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Senior Collateral Agent, provided that if requested by the Senior Collateral Agent, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Collateral Agent, including any rights to payments in respect of such rights.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VII

Reliance; etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to Holdings, the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on the Senior Collateral Agent or any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

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SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither the Senior Collateral Agent nor any Senior Representative or other Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Collateral Agent nor any Senior Representative or other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Holdings, the Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by

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course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of Holdings, the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) Holdings, the Borrower or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 5.05, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of Holdings, the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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(b) The Majority Senior Parties (or the Senior Collateral Agent acting with the approval of the Majority Senior Parties) and the Second Priority Instructing Group (and with respect to any such amendment, supplement or waiver (i) which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of Holdings, the Borrower or any Grantor, with the consent of the Borrower, (ii) which by the terms of this Agreement requires the consent of any Second Priority Representative or which increases the obligations or reduces the rights of a Second Priority Representative, with the consent of such Second Priority Representative, (iii) which by its terms adversely affects the rights of the Second Priority Debt Parties under a particular Second Priority Debt Facility, in a manner materially different from its effect on the other Second Priority Debt Facilities, with the consent of the Representative for such Second Priority Debt Facility and (iv) which by its terms adversely affects the rights of the Senior Secured Parties under a particular Senior Debt Facility in a manner materially different from its effect on the other Senior Debt Facilities, with the consent of the Representative for such Senior Debt Facility) may from time to time amend, supplement or waive any provision hereof. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of Holdings, the Borrower and the Subsidiaries. The Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Collateral Agent, any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose

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any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Grantors agree that, if any Person shall become a Grantor after the date hereof, it will promptly cause such Person to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Person will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Senior Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by Holdings, the Borrower or any Grantor to the Senior Collateral Agent, the Majority Senior Parties, the Second Priority Instructing Group or the Designated Second Priority Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), Holdings, the Borrower or such Grantor, as appropriate, shall furnish to the Designated Second Priority Representative or the Senior Collateral Agent a certificate of an appropriate officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

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SECTION 8.09. Additional Debt Facilities. (a) To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, Holdings, the Borrower and the other Grantors may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (v), as applicable, of Section 8.09(b). Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of Section 8.09(b).

(b) In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Senior Collateral Agent and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Senior Collateral Agent and the Designated Second Priority Representative true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by the Responsible Officer of the Borrower;

(iii) in the case of any Second Priority Class Debt, all filings, recordations and/or amendments or supplements to the Second Priority Collateral Documents

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necessary or desirable in the opinion of the Designated Second Priority Representative to confirm and perfect the second priority Liens securing the relevant Second Priority Debt Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Second Priority Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent);

(iv) in the case of any Senior Class Debt, all filings, recordations and/or amendments or supplements to the Senior Collateral Documents necessary or desirable in the opinion of the Senior Collateral Agent to confirm and perfect the senior Liens securing the relevant Senior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Senior Collateral Agent), and all fees and taxes in connection therewith shall have been paid; and

(v) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Senior Collateral Agent and the Designated Second Priority Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. The Senior Collateral Agent and each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

33

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to Holdings, the Borrower or any other Grantor, to the Borrower, at at 1100 San Leandro Blvd., Suite 400, San Leandro, CA 94577, Attention of William Porter (Tel No. 510-875-7229, Fax No. 510-352-6480);

(ii) if to the Initial Second Priority Representative to it at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention of Renee Kuhl (Fax No.: 612-217-5651, email: rkuhl@wilmingtontrust.com);

(iii) if to the original Senior Collateral Agent or the Administrative Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, Newark, DE 19713, Attention of Jonathan Krepol (Tel No.: 302-634-1112, Fax No.: 302-634-3301), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Robert D. Bryant (Tel No.: 212-270-6539, Fax No.: 212-270-5100);

(iv) if to any other Second Priority Representative or Senior Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Senior Collateral Agent and each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each of the Senior Collateral Agent, on behalf of itself and each Senior Secured Party, and each Second Party Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and

34

deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, Holdings, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

35

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Senior Collateral Agent. It is understood and agreed that (a) the Senior Collateral Agent is entering into this Agreement in (i) its capacities as Administrative Agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (ii) its capacity as collateral agent under the Pari Passu Intercreditor Agreement (if applicable), and the provisions of Article IV of the Pari Passu Intercreditor Agreement applicable to it as collateral agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (b) the Initial Second Priority Representative is entering into this Agreement in its capacity as Representative for the Initial Second Priority Debt Parties and the provisions of Article VIII of the Initial Second Priority Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Representative for the Initial Second Priority Debt Parties hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.02(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit Holdings, the Borrower or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate Holdings, the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

36

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Senior Collateral Agent,

by
Name:
Title:

by
Name:
Title:

TRINET HR CORPORATION,

by
Name:
Title:

TRINET GROUP, INC.,

by
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

by
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Representative of the Initial Second Priority Debt Parties,

by
Name:
Title:

37

ANNEX I

Grantors

TriNet HR Corporation

TriNet Group, Inc.

TriNet HR V, Inc.

210 Park Avenue Holding, Inc.

Accord Human Resources, Inc.

Accord Human Resources 12, Inc.

SOI Holdings, Inc.

Strategic Outsourcing, Inc.

Ambrose Employer Group, LLC

ANNEX II

SUPPLEMENT NO. [     ] dated as of [            ], 20[     ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of August 20, 2013, (the “First Lien/Second Lien Intercreditor Agreement”), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation, the other Grantors party thereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Secured Parties (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative for the Initial Second Priority Debt Parties, and each additional Second Priority Representative and Senior Representative that from time to time becomes a party thereto pursuant to Section 8.09 thereof.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain Subsidiaries (as defined in the Credit Agreement) of the Borrower are required to enter into the First Lien/Second Lien Intercreditor Agreement. Section 8.07 of the First Lien/Second Lien Intercreditor Agreement provides that such Subsidiary may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Senior Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien/Second Lien Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

2

IN WITNESS WHEREOF, the New Grantor, and the Senior Collateral Agent have duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By
Name:
Title:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

By
Name:
Title:

[ ], as Designated Second Priority Representative,

By
Name:
Title:

3

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [     ] dated as of [            ], 20[     ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of August 20, 2013 (the “First Lien/Second Lien Intercreditor Agreement”), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation, the other Grantors (as defined therein) party thereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Secured Parties (as defined therein) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative for the Initial Second Priority Debt Parties and each additional Second Priority Representative and Senior Representative that from time to time becomes a party thereto pursuant to Section 8.09 thereof.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Second Priority Class Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien

Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

2

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Senior Collateral Agent have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

by
Name:
Title:

3

Acknowledged by:

TRINET HR CORPORATION,

by
Name:
Title:

TRINET GROUP, INC.,

by
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

4

Schedule I to the

Representative Supplement to the

First Lien/Second Lien Intercreditor Agreement

Additional Grantors

[     ]

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [            ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of August 20, 2013 (the “First Lien/Second Lien Intercreditor Agreement”), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation, the other Grantors (as defined therein) party thereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Secured Parties (as defined therein) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative for the Initial Second Priority Debt Parties and each additional Second Priority Representative and Senior Representative that from time to time becomes a party thereto pursuant to Section 8.09 thereof.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Senior Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

2

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Senior Collateral Agent have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

by
Name:
Title:

3

Acknowledged by:

TRINET HR CORPORATION,

by
Name:
Title:

TRINET GROUP, INC.,

by
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

4

Schedule I to the

Representative Supplement to the

First Lien/Second Lien Intercreditor Agreement

Additional Grantors

[     ]

EXHIBIT G-2

FORM OF

PARI PASSU INTERCREDITOR AGREEMENT

Among

TRINET HR CORPORATION,

TRINET GROUP, INC.,

the other Grantors party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent for the Second Lien Secured Parties and

as Authorized Representative for the Credit Agreement Secured Parties,

[        ]

as the Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 20[    ]

PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[     ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation (“Holdings”), the other Grantors (as defined herein) party hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Second Lien Secured Parties (as defined herein) (in such capacity, the “Collateral Agent”) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Authorized Representative for the Initial Additional Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Additional Second Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Second Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Second Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or the Collateral Agreement, as applicable, or, if defined in the New York UCC, and not otherwise defined herein, in the Credit Agreement or the Collateral Agreement, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Lien Documents” means, with respect to any Series of Additional Second Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional Second Lien Documents and each other agreement entered into for the purpose of securing any Series of Additional Second Lien Obligations.

“Additional Second Lien Obligations” means, with respect to any Series of Additional Second Lien Obligations, (a) all principal of, and interest (including any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Second Lien Obligations, (b) all other amounts payable to the related Additional Second Lien Secured Parties under the related Additional Second Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional Second Lien Secured Party” means the holders of any Additional Second Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional Second Lien Secured Parties.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successors thereto as provided in Article VIII of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Second Lien Obligations or the Initial Additional Second Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any Series of Additional Second Lien Obligations or Additional Second Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any Second Lien Security Document to secure one or more Series of Second Lien Obligations.

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“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” means the “Collateral Agreement” as defined in the Credit Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Second Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Second Lien Credit Agreement dated as of August 20, 2013, among the Borrower, Holdings, the lenders from time to time party thereto and the Administrative Agent, as amended, restated, extended, supplemented or otherwise modified from time to time, and any credit agreement which has been designated as the “Credit Agreement” pursuant to the definition of Discharge of Credit Agreement Obligations.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Second Lien Obligations, the date on which such Series of Second Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Second Lien Obligations secured by such Shared Collateral under an Additional Second Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” as defined in any Secured Credit Document.

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First Lien/Second Lien Intercreditor Agreement” means the “First Lien/Second Lien Intercreditor Agreement” as defined in the Credit Agreement.

“Grantors” means Holdings, the Borrower and each Guarantor which has granted a security interest pursuant to any Second Lien Security Document to secure any Series of Second Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Guarantors” means the “Guarantors” as defined in the Collateral Agreement.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional Second Lien Documents” means that certain [[Loan Agreement] dated as of [ ], 20[ ] among the [Borrower], [the Guarantors identified therein] and [            ], as administrative agent, as amended, restated and supplemented from time to time] [[Indenture] dated as of [ ], 20[ ], among the [Borrower], [the Guarantors identified therein,] [    ], as [trustee], and [    ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Second Lien Obligations.

“Initial Additional Second Lien Obligations” means the Additional Second Lien Obligations pursuant to the Initial Additional Second Lien Documents.

“Initial Additional Second Lien Secured Parties” means the holders of any Initial Additional Second Lien Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against Holdings, the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment of the assets or liabilities of Holdings, the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to Holdings, the Borrower or any other Grantor or any similar case or proceeding relative to Holdings, the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation or dissolution of assets or liabilities or other winding up of or relating to Holdings, the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

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(3) any other proceeding of any type or nature in which substantially all claims of creditors of Holdings, the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Second Lien Obligations and become Additional Second Lien Secured Parties hereunder.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Second Lien Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Second Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Second Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Second Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Second Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in

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such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Second Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes any certificated securities, promissory notes and instruments, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Second Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien” means the Liens on the Collateral in favor of the Second Lien Secured Parties under the Second Lien Security Documents.

“Second Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Second Lien Obligations.

“Second Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Second Lien Secured Parties with respect to each Series of Additional Second Lien Obligations.

“Second Lien Security Documents” means the Collateral Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of Second Lien Obligations and the First Lien/Second Lien Intercreditor Agreement.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional Second Lien Document and (iii) each Additional Second Lien Document.

“Senior Class Debt” has the meaning assigned to such term in Section 5.13.

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“Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Series” means (a) with respect to the Second Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Second Lien Secured Parties (in their capacity as such) and (iii) the Additional Second Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Second Lien Secured Parties) and (b) with respect to any Second Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Second Lien Obligations and (iii) the Additional Second Lien Obligations incurred pursuant to any Additional Second Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Second Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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SECTION 1.03. Impairments. It is the intention of the Second Lien Secured Parties of each Series that the holders of Second Lien Obligations of such Series (and not the Second Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Second Lien Obligations), (y) any of the Second Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Second Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Second Lien Obligations) on a basis ranking prior to the security interest of such Series of Second Lien Obligations but junior to the security interest of any other Series of Second Lien Obligations or (ii) the existence of any Collateral for any other Series of Second Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Second Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Obligations, and the rights of the holders of such Series of Second Lien Obligations (including the right to receive distributions in respect of such Series of Second Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the Second Lien Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Collateral Agent or any Second Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of Holdings, the Borrower or any other Grantor or any Second Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Second Lien Secured Party or received by the Collateral Agent or any Second Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Second Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all

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amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Second Lien Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all Second Lien Obligations, to Holdings, the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the First Lien/Second Lien Intercreditor Agreement, if applicable, or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral upon which a third party (other than a Second Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Second Lien Obligations, after giving effect to the First Lien/Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Second Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the Second Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Second Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Second Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Second Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Second Lien Secured Party hereby agrees that the Liens securing each Series of Second Lien Obligations on any Shared Collateral shall be of equal priority.

(d) Notwithstanding anything in this Agreement or any other Second Lien Security Documents to the contrary, Collateral held by the Administrative Agent or the Collateral Agent pursuant to Section 2.18(e) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and

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then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Second Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Second Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Second Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Second Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Second Lien Secured Party, Collateral Agent or Authorized Representative with respect to any collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of Second Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional Second Lien Document) other than pursuant to the Second Lien Security Documents and pursuant to Section 2.18(e) of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Second Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Second Lien Security Documents applicable to it.

(c) Each of the Second Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Second Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be

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construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03. No Interference; Payment Over. (a) Each Second Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Second Lien Obligations of any Series or any Second Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Second Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Second Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Second Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Second Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other Second Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Second Lien Secured Party to enforce this Agreement.

(b) Each Second Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to Second Lien Security Documents. (a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is

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pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Second Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Second Lien Secured Party agrees that the Applicable Authorized Representative may enter into any amendment (and, upon request by the Applicable Authorized Representative, each other Authorized Representative shall sign a consent to such amendment) to any Second Lien Security Document, so long as the Applicable Authorized Representative receives a certificate of the Borrower stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each Second Lien Secured Party agrees that the Applicable Authorized Representative may enter into any amendment (and, upon request by the Applicable Authorized Representative, each other Authorized Representative shall sign a consent to such amendment) to any Second Lien Security Document solely as such Second Lien Security Document relates to a particular Series of Second Lien Obligations so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of Second Lien Obligations was incurred and (y) such amendment does not adversely affect the Second Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Second Lien Security Document provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings, the Borrower or any of the Subsidiaries.

(b) If Holdings, the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Second Lien Secured Party (other than any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the

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Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Second Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Second Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Second Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Second Lien Secured Parties (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Second Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Second Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Second Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement and (D) if any Second Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Second Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Second Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Second Lien Secured Parties receiving adequate protection shall not object to any other Second Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Second Lien Secured Parties in connection with a DIP Financing or use of cash collateral. Notwithstanding the provisions of Section 2.01 and this Section 2.05, (A) if the Second Lien Secured Parties of any Class are granted adequate protection in the form of periodic payments in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection shall be for only the account of the Secured Parties of such Class and (B) no Second Lien Secured Party of any Class shall be prohibited from seeking adequate protection in the form of periodic payments to the extent that any Second Lien Secured Party of any other Class is receiving such payments or objecting to any DIP Financing or use of cash collateral on the basis that any Second Lien Secured Party of any other Class is receiving such payments (but the Second Lien Secured Parties of such Class are not).

SECTION 2.06. Reinstatement. In the event that any of the Second Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II

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shall be fully applicable thereto until all such Second Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the Second Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The Second Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Second Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, the Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Second Lien Secured Party for purposes of perfecting the Lien held by such Second Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations

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hereunder, to determine the existence or amount of any Second Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Second Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Second Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01. Appointment and Authority. (a) Each of the Second Lien Secured Parties hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Collateral Agent hereunder and under each of the other Second Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Second Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Each of the Second Lien Secured Parties also authorizes Wilmington Trust, National Association, at the request of the Borrower, to execute and deliver the First Lien/Second Lien Intercreditor Agreement in the capacity as “Second Priority Representative”, or the equivalent agent, however referred to for the Second Lien Secured Parties under such agreement (the “Second Priority Representative”) and authorizes the Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Second Priority Representative by the terms of the First Lien/Second Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Second Lien Security Documents, or for exercising any rights and remedies thereunder or under the First Lien/Second Lien Intercreditor Agreement at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Additional Second Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

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(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Second Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Second Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Second Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Second Lien Obligations or any other Second Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Second Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Security Documents or any other agreement related thereto or to the collection of the Second Lien Obligations or the valuation, use, protection or release of any security for the Second Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Second Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, Holdings, the Borrower or any Subsidiary, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Second Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Second Lien Obligations for which such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 5.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

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SECTION 4.02. Rights as a Second Lien Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Second Lien Secured Party under any Series of Second Lien Obligations that it holds as any other Second Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Second Lien Secured Party” or “Second Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional Second Lien Secured Party” or “Additional Second Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Second Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Second Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Second Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Second Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other Second Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or wilful misconduct or (iii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Second Lien Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Second Lien Obligations or the Borrower; and

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(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Second Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Second Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Second Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Second Lien Obligations or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Second Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Second Lien Security Documents (including, if applicable, as Second Priority Representative under and as defined in the First Lien/Second Lien Intercreditor Agreement) to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Second Lien Secured Parties, appoint a successor Collateral

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Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Second Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Second Lien Secured Parties under any of the Second Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Second Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Second Lien Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Second Lien Security Documents (including, if applicable, acting as Second Priority Representative under the First Lien/Second Lien Intercreditor Agreement), such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Second Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Additional Second Lien Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Second Lien Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Second Lien Security Documents to the successor Collateral Agent.

SECTION 4.07. Non-Reliance on Collateral Agent and Other Second Lien Secured Parties. Each Second Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Second Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Second Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Second Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

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SECTION 4.08. Collateral and Guaranty Matters. Each of the Second Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Second Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(ii) to release any Grantor from its obligations under the Second Lien Security Documents upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to Holdings or the Borrower or any other Grantor, to it at [•], Attention of [•] (Fax No. [•]);

(b) if to the Collateral Agent or the Administrative Agent, to Wilmington Trust, National Association, Attention of [•] (Fax No. [•]);

(c) if to the Initial Additional Authorized Representative, to it at [        ]; and

(d) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications to the parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Collateral Agent. The parties hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to

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particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of Holdings, the Borrower or any other Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any Second Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional Second Lien Secured Parties and Additional Second Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Second Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Second Lien Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Second Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered

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to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, on behalf of itself and the Second Lien Secured Parties of the Series for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Second Lien Secured Party) to sue in any other jurisdiction; and

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(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Second Lien Security Documents or Secured Credit Documents the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Second Lien Secured Parties in relation to one another. None of Holdings, the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.01(a)(iii), 2.04, 2.05, 2.08, 2.09, 4.06, 4.08 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Second Lien Documents), and none of Holdings, the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.01(a)(iii), 2.04, 2.05, 2.08, 2.09, 4.06, 4.08 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional Second Lien Documents, Holdings, the Borrower and the other Grantors may incur Additional Second Lien Obligations. Any such additional class or series of Additional Second Lien Obligations (the “Senior Class Debt”) may be secured by a Lien by the Grantors on the Collateral and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Second Lien Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

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In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Collateral Agent true and complete copies of each of the Additional Second Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Financial Officer of the Borrower;

(iii) all filings, recordations and/or amendments or supplements to the Second Lien Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent); and

(iv) the Additional Second Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14. Additional Grantors. The Grantors agree that, if any Person shall become a Guarantor after the date hereof, it will promptly cause such Person to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Person will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Applicable Authorized Representative and the Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. Integration. This Agreement, together with the other Secured Credit Documents and the Second Lien Security Documents, represents the agreement of each of the Grantors and the Second Lien Secured Parties with respect to

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the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Second Lien Security Documents.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent,

by
Name:
Title:

TRINET HR CORPORATION,

by
Name:
Title:

TRINET GROUP, INC.,

by
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

by
Name:
Title:

[ ],
as Initial Additional Authorized Representative

by
Name:
Title:

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ANNEX I

GRANTORS

[        ]

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [            ], 20[ ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “Pari Passu Intercreditor Agreement”), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation, the other Grantors from time to time party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent for the Second Lien Secured Parties under the Second Lien Security Documents (in such capacity, the “Collateral Agent”) and as Authorized Representative under the Credit Agreement, [            ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of Holdings, the Borrower or other Grantors to incur Additional Second Lien Obligations and to secure such Senior Class Debt with the Second Lien by the Grantors and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Second Lien Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Pari Passu Intercreditor Agreement and the Second Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional Second Lien Secured

1

Parties. Each reference to an “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other Second Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Second Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Second Lien Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

2

SECTION 8. The Borrower agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

3

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent,

by
Name:
Title:

TRINET HR CORPORATION,

by
Name:
Title:

TRINET GROUP, INC.,

by
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

4

Schedule I to the

Supplement to the

Pari Passu Intercreditor Agreement

GRANTORS

[        ]

1

ANNEX III

[FORM OF] SUPPLEMENT NO. dated as of , to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “Pari Passu Intercreditor Agreement”), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation, the other Grantors from time to time party thereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent for the Second Lien Secured Parties under the Second Lien Security Documents (in such capacity, the “Collateral Agent”) and as Authorized Representative under the Credit Agreement, [            ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. The Grantors have entered into the Pari Passu Intercreditor Agreement. Pursuant to the Credit Agreement and certain Additional Second Lien Documents, any Person that shall become a Guarantor after the date of the Pari Passu Intercreditor Agreement is required to enter into the Pari Passu Intercreditor Agreement. Section 5.14 of the Pari Passu Intercreditor Agreement provides that such Guarantor may become party to the Pari Passu Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Guarantor (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Additional Second Lien Debt Documents.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.14 of the Pari Passu Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Grantor. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Second Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Pari Passu Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By
Name:
Title:

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent,

By
Name:
Title:

[ ], as Initial Additional Authorized Representative,

By
Name:
Title:

EXHIBIT H

[FORM OF] INTEREST ELECTION REQUEST

Wilmington Trust, National Association,

    as Administrative Agent

520 Madison Avenue

New York, NY 10022-4213

Attention: Chris Monigle

Fax: 212.415.0513

[Date]

Ladies and Gentlemen:

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Second Lien Credit Agreement”), among TriNet HR Corporation, TriNet Group, Inc., the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Second Lien Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.07 of the Second Lien Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Second Lien Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.	Borrowing to which this request applies:
Class:[26]

Principal Amount:

Type:[27]

Interest Period:[28]

2.	Effective date of this election:[29]

[26]	Specify Term Borrowing, Incremental Term Borrowing or Refinancing Term Loan Borrowing of a particular Series.
[27]	Specify ABR Borrowing or Eurodollar Borrowing.
[28]	In the case of a Eurodollar Borrowing, specify the last day of the current Interest Period therefor.
[29]	Must be a Business Day.

H-1

3.	Resulting Borrowing[s][30]
Class:[31]

Principal Amount:[32]

Type:[33]

Interest Period:[34]

Very truly yours,

TRINET HR CORPORATION,

by
Name:
Title:

[30]

If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Second Lien Credit Agreement.

[31]	Specify whether the resulting Borrowing is to be a Term Borrowing, Incremental Term Borrowing or Refinancing Term Loan Borrowing of a particular Series.
[32]	Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
[33]	Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.
[34]

Applicable only if the resulting Borrowing is to be a Eurodollar Borrowing, shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, to the extent made available by all Lenders participating in the requested Borrowing, twelve months), and cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

H-2

EXHIBIT I-1

[FORM OF] PERFECTION CERTIFICATE

August 20, 2013

Reference is made to that certain Second Lien Credit Agreement, dated as of August 20, 2013 (the “Credit Agreement”), among TriNet HR Corporation, a California corporation (the “Borrower”), TriNet Group, Inc., a Delaware corporation (“Holdings”), the lenders party thereto and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the following terms used herein shall have the meaning given to such terms in the Uniform Commercial Code as in effect in the jurisdiction applicable to such Collateral: Certificated Security, Commercial Tort Claims, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Goods, Instruments, Inventory, Letter-of-Credit Right, Securities Account, Securities Intermediary and Tangible Chattel Paper; other capitalized terms not defined herein shall have the meaning given to such terms in the Credit Agreement). Each of Holdings and the Borrower hereby certifies, on behalf of itself and each other Loan Party, as follows:

1.	Names/Identification.

(a)	In accordance with the USA Patriot Act, for each Loan Party, the information contained on Schedule 1(a) is true and correct.

(b)	Except as set forth on Schedule 1(b) hereto, no Loan Party has been party to a merger, consolidation or other change in corporate structure within the past five (5) years.

2.	Locations.

(a)	Set forth on Schedule 2(a) hereto a list of all locations (including street address) of fee interests in real property owned by any Loan Party with a fair market value equal to or greater than $5,000,000.

(b)	Set forth on Schedule 2(b) hereto is a list of all locations (including street address) of real property leased by a Loan Party.

(c)	Set forth on Schedule 2(c) hereto is a list of all leased locations (including street address) where a Loan Party maintains any Equipment, Inventory or other tangible personal property with a fair market value equal to or greater than $1,000,000.

(d)	Set forth on Schedule 2(d) hereto are the names and addresses of all warehousemen, bailees or other Persons (other than a Loan Party or a Subsidiary) which have possession of any Equipment, Inventory or other tangible personal property owned by any Loan Party or in which any Loan Party has any interest with a fair market value equal to or greater than $1,000,000.

3.	Subsidiaries. Set forth on Schedule 3 hereto is a complete and accurate list of all Subsidiaries of each Loan Party, together with (a) the jurisdiction of incorporation/formation, (b) the number of shares of each class of capital stock or other Equity Interests outstanding, (c) the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Loan Party and (d) an indication as to whether the shares are certificated.

I-1-1

4.	Other Certificated Securities and Equity Interests. A complete and accurate list of all Certificated Securities and Equity Interests in any other Person (other than those of a Subsidiary identified pursuant to Section 3 above) owned by each Loan Party.

5.	Instruments, Tangible Chattel Paper and Documents. A complete and accurate list of all Instruments, Tangible Chattel Paper, Electronic Chattel Paper and Documents owned by each Loan Party is identified on Schedule 5 hereof to the extent any such items has a fair market value (or represents property having a fair market value or an amount payable) equal to or greater than $1,000,000.

6.	Patents, Trademarks, Copyrights. All patents, trademarks and registered copyrights owned by each Loan Party as of the date hereof, all patent applications, trademark applications and copyright applications made by each Loan Party as of the date hereof and all patent licenses, trademark licenses and copyright licenses to which a third party is granting (or has granted) rights to any Loan Party as of the date hereof are listed on Schedule 6 hereof.

7.	Deposit Accounts. A complete and accurate list of all Deposit Accounts maintained by each Loan Party with a depository bank is set forth on Schedule 7 hereof, including (a) the financial institution with which such account is maintained, (b) the name of such account, (c) the account number, (d) a recent value for such account (and the date of such value) and (e) whether such account is an Excluded Account, except to the extent that the average daily balance (during any thirty (30) calendar day period) of any single Deposit Account (other than Excluded Accounts) not identified on Schedule 7 exceeds $1,000,000 and, in the aggregate, of the funds held in all such Deposit Accounts and Securities Accounts (in each case, other than Excluded Accounts) not identified on Schedule 7 and Schedule 8 hereto does not exceed $3,000,000.

8.	Securities Accounts. A complete and accurate list of all Securities Accounts maintained by such Loan Party is set forth on Schedule 8 hereof, including (a) the Securities Intermediary with which such account is maintained, (b) the name of such account, (c) the account number, (d) a recent value for such account (and the date of such value) and (e) whether such account is an Excluded Account, except to the extent that the average daily balance (during any thirty (30) calendar day period) of any single Securities Account (other than Excluded Accounts) not identified on Schedule 8 exceeds $1,000,000 and, in the aggregate, of the funds held in all such Deposit Accounts and Securities Accounts (in each case, other than Excluded Accounts) not identified on Schedule 7 and Schedule 8 hereto does not exceed $3,000,000.

9.	Commercial Tort Claims and Letter of Credit Rights. A complete and accurate list of (i) all Commercial Tort Claims of any Loan Party with a value equal to or greater than $1,000,000 is set forth on Schedule 9 hereof and (ii) all and/or Letter of Credit Rights is set forth in Schedule 9 hereof.

10.	Insurance. A complete and accurate list of all insurance polices currently maintained by the Loan Parties are identified on Schedule 10 hereof.

11.	Organization Chart. A copy of the current organizational structure of the Loan Parties is attached as Exhibit A hereto.

12.	Lien Search Results. File search reports have been obtained from the applicable Uniform Commercial Code filing office, and such search reports reflect no Liens against any of the Collateral other than those permitted under the Credit Agreement.

[Signatures Follow]

I-1-2

IN WITNESS WHEREOF, I have hereunto set my hand the date first listed above.

TRINET GROUP, INC.

By:
Name:
Title:

TRINET HR CORPORATION

By:
Name:
Title:

I-1-3

Schedule 1(a)

PATRIOT ACT INFORMATION

Legal Name of Loan Party:

Previous Legal Names within the past 4 months:

All Other Names:

State of Organization:

Type of Organization:

Jurisdictions Qualified to do Business:

Address of Chief Executive Office:

Address of Principal Place of Business:

Business Phone Number:

Organizational Identification Number:

Federal Tax Identification Number:

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):

I-1-4

Schedule 1(b)

MERGERS/CONSOLIDATIONS/CHANGES IN CORPORATE STRUCTURE

NAME OF GRANTOR:	MERGER OR OTHER CORPORATE REORGANIZATION:

I-1-5

Schedule 2(a)

LOCATIONS OF OWNED REAL PROPERTY

I-1-6

Schedule 2(B)

LOCATIONS OF LEASED REAL PROPERTY

Office	Street Address 1	Address2	City	State	Zip	Landlord Entity	Landlord Address

I-1-7

Schedule 2(c)

LOCATIONS OF TANGIBLE PERSONAL

PROPERTY/BOOKS/RECORDS/EQUIPMENT/INVENTORY/GOODS

Loan Party	Location of Real Property

I-1-8

Schedule 2(d)

OTHER PERSONS HAVING POSSESSION OF EQUIPMENT/INVENTORY/TANGIBLE

PERSONAL PROPERTY

Loan Party	Location of Real Property

I-1-9

Schedule 3

SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation / Formation	Number of Shares of Capital Stock / Equity Interests	Outstanding Shares	% Owned	Shares Certificated

I-1-10

Schedule 4

OTHER CERTIFICATED SECURITIES

I-1-11

Schedule 5

INSTRUMENTS, TANGIBLE CHATTEL PAPER AND DOCUMENTS

I-1-12

Schedule 6

PATENTS, TRADEMARKS, REGISTERED COPYRIGHTS,

PATENT LICENSES, TRADEMARK LICENSES, COPYRIGHT LICENSES

COPYRIGHTS AND COPYRIGHT APPLICATIONS:

PATENTS AND PATENT APPLICATIONS:

TRADEMARKS AND TRADEMARK APPLICATIONS:

Mark	App. No.	Reg. No.	Filing Date	Reg. Date	Owner

I-1-13

LICENSES

I-1-14

Schedule 7

DEPOSIT ACCOUNTS

Bank	Address	Account Type	Account Number	Entity	Balance as of 6/30/13

I-1-15

Schedule 8

SECURITIES ACCOUNTS

Bank	Address	Account Type	Account Number	Entity	Balance as of 6/30/13

I-1-16

Schedule 9

COMMERCIAL TORT CLAIMS

AND

LETTER OF CREDIT RIGHTS

COMMERCIAL TORT CLAIMS

LETTER OF CREDIT RIGHTS

I-1-17

Schedule 10

INSURANCE

Use of Coverage	Carrier	Policy No.	Retention/Deductibles	Limits	Attach	Expire	Deposit Premium

I-1-18

EXHIBIT A

I-1-19

EXHIBIT I-2

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

[●], 20[●]

Reference is made to that certain Second Lien Credit Agreement, dated as of August 20, 2013 (the “Credit Agreement”), among TriNet HR Corporation, a California corporation (the “Borrower”), TriNet Group, Inc., a Delaware corporation (“Holdings”), the lenders party thereto and Wilmington Trust, National Association, as Administrative Agent for the Lenders (in such capacity, the “Agent”) (the following terms used herein shall have the meaning given to such terms in the Uniform Commercial Code as in effect in the jurisdiction applicable to such Collateral: Certificated Security, Commercial Tort Claims, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Goods, Instruments, Inventory, Letter-of-Credit Right, Securities Account, Securities Intermediary and Tangible Chattel Paper; other capitalized terms not defined herein shall have the meaning given to such terms in the Credit Agreement). This Certificate is delivered pursuant to Section 5.03(b) of the Credit Agreement. Each of Holdings and the Borrower hereby certifies, on behalf of itself and each other Loan Party, as follows:

1.	Names/Identification.

(a)	In accordance with the USA Patriot Act, for each Loan Party, the information contained on Schedule 1(a) is true and correct.

(b)	Except as set forth on Schedule 1(b) hereto, no Loan Party has been party to a merger, consolidation or other change in corporate structure within the past five (5) years.

2.	Locations.

(a)	Set forth on Schedule 2(a) hereto a list of all locations (including street address) of fee interests in real property owned by any Loan Party with a fair market value equal to or greater than $5,000,000.

(b)	Set forth on Schedule 2(b) hereto is a list of all locations (including street address) of real property leased by a Loan Party.

(c)	Set forth on Schedule 2(c) hereto is a list of all leased locations (including street address) where a Loan Party maintains any Equipment, Inventory or other tangible personal property with a fair market value equal to or greater than $1,000,000.

(d)	Set forth on Schedule 2(d) hereto are the names and addresses of all warehousemen, bailees or other Persons (other than a Loan Party or a Subsidiary) which have possession of any Equipment, Inventory or other tangible personal property owned by any Loan Party or in which any Loan Party has any interest with a fair market value equal to or greater than $1,000,000.

3.	Subsidiaries. Set forth on Schedule 3 hereto is a complete and accurate list of all Subsidiaries of each Loan Party, together with (a) the jurisdiction of incorporation/formation, (b) the number of shares of each class of capital stock or other Equity Interests outstanding, (c) the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Loan Party and (d) an indication as to whether the shares are certificated.

I-2-1

4.	Other Certificated Securities and Equity Interests. A complete and accurate list of all Certificated Securities and Equity Interests in any other Person (other than those of a Subsidiary identified pursuant to Section 3 above) owned by each Loan Party.

5.	Instruments, Tangible Chattel Paper and Documents. A complete and accurate list of all Instruments, Tangible Chattel Paper, Electronic Chattel Paper and Documents owned by each Loan Party is identified on Schedule 5 hereof to the extent any such items has a fair market value (or represents property having a fair market value or an amount payable) equal to or greater than $1,000,000.

6.	Patents, Trademarks, Copyrights. All patents, trademarks and registered copyrights owned by each Loan Party as of the date hereof, all patent applications, trademark applications and copyright applications made by each Loan Party as of the date hereof and all patent licenses, trademark licenses and copyright licenses to which a third party is granting (or has granted) rights to any Loan Party as of the date hereof are listed on Schedule 6 hereof.

7.	Deposit Accounts. A complete and accurate list of all Deposit Accounts maintained by each Loan Party with a depository bank is set forth on Schedule 7 hereof, including (a) the financial institution with which such account is maintained, (b) the name of such account, (c) the account number, (d) a recent value for such account (and the date of such value) and (e) whether such account is an Excluded Account, except to the extent that the average daily balance (during any thirty (30) calendar day period) of any single Deposit Account (other than Excluded Accounts) not identified on Schedule 7 exceeds $1,000,000 and, in the aggregate, of the funds held in all such Deposit Accounts and Securities Accounts (in each case, other than Excluded Accounts) not identified on Schedule 7 and Schedule 8 hereto does not exceed $3,000,000.

8.	Securities Accounts. A complete and accurate list of all Securities Accounts maintained by such Loan Party is set forth on Schedule 8 hereof, including (a) the Securities Intermediary with which such account is maintained, (b) the name of such account, (c) the account number, (d) a recent value for such account (and the date of such value) and (e) whether such account is an Excluded Account, except to the extent that the average daily balance (during any thirty (30) calendar day period) of any single Securities Account (other than Excluded Accounts) not identified on Schedule 8 exceeds $1,000,000 and, in the aggregate, of the funds held in all such Deposit Accounts and Securities Accounts (in each case, other than Excluded Accounts) not identified on Schedule 7 and Schedule 8 hereto does not exceed $3,000,000.

9.	Commercial Tort Claims and Letter of Credit Rights. A complete and accurate list of (i) all Commercial Tort Claims of any Loan Party with a value equal to or greater than $1,000,000 is set forth on Schedule 9 hereof and (ii) all and/or Letter of Credit Rights is set forth in Schedule 9 hereof.

10.	Insurance. A complete and accurate list of all insurance polices currently maintained by the Loan Parties are identified on Schedule 10 hereof.

11.	Organization Chart. A copy of the current organizational structure of the Loan Parties is attached as Exhibit A hereto.

12.	Lien Search Results. File search reports have been obtained from the applicable Uniform Commercial Code filing office, and such search reports reflect no Liens against any of the Collateral other than those permitted under the Credit Agreement.

I-2-2

[Signature Page to Follow]

I-2-3

IN WITNESS WHEREOF, I have hereunto set my hand the date first listed above.

TRINET GROUP, INC.

By:
Name:
Title:

TRINET HR CORPORATION

By:
Name:
Title:

[Signature Page to Supplemental Perfection Certificate]

I-2-4

Schedule 1(a)

PATRIOT ACT INFORMATION

Legal Name of Loan Party:

Previous Legal Names within the past 4 months:

All Other Names:

State of Organization:

Type of Organization:

Jurisdictions Qualified to do Business:

Address of Chief Executive Office:

Address of Principal Place of Business:

Business Phone Number:

Organizational Identification Number:

Federal Tax Identification Number:

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):

I-2-5

Schedule 1(b)

MERGERS/CONSOLIDATIONS/CHANGES IN CORPORATE STRUCTURE

NAME OF GRANTOR:	MERGER OR OTHER CORPORATE REORGANIZATION:

I-2-6

Schedule 2(a)

LOCATIONS OF OWNED REAL PROPERTY

I-2-7

Schedule 2(B)

LOCATIONS OF LEASED REAL PROPERTY

Office	Street Address 1	Address2	City	State	Zip	Landlord Entity	Landlord Address

I-2-8

Schedule 2(c)

LOCATIONS OF TANGIBLE PERSONAL

PROPERTY/BOOKS/RECORDS/EQUIPMENT/INVENTORY/GOODS

Loan Party	Location of Real Property

I-2-9

Schedule 2(d)

OTHER PERSONS HAVING POSSESSION OF EQUIPMENT/INVENTORY/TANGIBLE

PERSONAL PROPERTY

Loan Party	Location of Real Property

I-2-10

Schedule 3

SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation / Formation	Number of Shares of Capital Stock / Equity Interests	Outstanding Shares	% Owned	Shares Certificated

I-2-11

Schedule 4

OTHER CERTIFICATED SECURITIES

I-2-12

Schedule 5

INSTRUMENTS, TANGIBLE CHATTEL PAPER AND DOCUMENTS

I-2-13

Schedule 6

PATENTS, TRADEMARKS, REGISTERED COPYRIGHTS,

PATENT LICENSES, TRADEMARK LICENSES, COPYRIGHT LICENSES

COPYRIGHTS AND COPYRIGHT APPLICATIONS:

PATENTS AND PATENT APPLICATIONS:

TRADEMARKS AND TRADEMARK APPLICATIONS:

Mark	App. No.	Reg. No.	Filing Date	Reg. Date	Owner

I-2-14

LICENSES

I-2-15

Schedule 7

DEPOSIT ACCOUNTS

Bank	Address	Account Type	Account Number	Entity	Balance as of 6/30/13

I-2-16

Schedule 8

SECURITIES ACCOUNTS

Bank	Address	Account Type	Account Number	Entity	Balance as of 6/30/13

I-2-17

Schedule 9

COMMERCIAL TORT CLAIMS

AND

LETTER OF CREDIT RIGHTS

COMMERCIAL TORT CLAIMS

LETTER OF CREDIT RIGHTS

I-2-18

Schedule 10

INSURANCE

Use of Coverage	Carrier	Policy No.	Retention/Deductibles	Limits	Attach	Expire	Deposit Premium

I-2-19

EXHIBIT A

I-2-20

EXHIBIT J

[FORM OF] SOLVENCY CERTIFICATE

OF

TRINET GROUP, INC.

AND ITS SUBSIDIARIES

This Certificate is being delivered pursuant to Section 4.01(l) of the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Second Lien Credit Agreement”), among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc. (“Holdings”), the lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Second Lien Credit Agreement.

The undersigned hereby certifies that he or she is the Chief Financial Officer of Holdings and that he or she is knowledgeable of the financial and accounting matters of Holdings and the other Loan Parties, the Second Lien Credit Agreement and the covenants and representations (financial and other) contained therein and that, as such, he or she is authorized to execute and deliver this Certificate on behalf of Holdings.

The undersigned, solely in his or her capacity as Chief Financial Officer of Holdings, and not in his or her individual capacity, believes, based upon current assumptions, which will by necessity involve uncertainties and approximations, but which he or she does not believe to be unreasonable in light of the circumstances applicable thereto, and upon the best of his or her knowledge, that on the date hereof, immediately after giving effect to the Transactions to occur on the date hereof, including the making of each Loan to be made on the date hereof and the application of the proceeds of such Loans:

(a) the fair value of the assets of Holdings and the Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise (taken as a whole) (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability);

(b) the present fair saleable value of the assets of Holdings and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise (taken as a whole), as such debts and other liabilities become absolute and matured;

(c) Holdings and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

(d) Holdings and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the Effective Date.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first written above.

TRINET GROUP, INC.,

By:
Name:
Title: Chief Financial Officer

EXHIBIT K-1

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN LENDERS THAT ARE NOT

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc. (“Holdings”), the lenders from time to time party thereto and Wilimington Trust, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:
Date:

K-1-1

EXHIBIT K-2

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN LENDERS THAT ARE

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc. (“Holdings”), the lenders from time to time party thereto and Wilimington Trust, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:
Date:

K-2-1

EXHIBIT K-3

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN PARTICIPANTS THAT ARE NOT

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc. (“Holdings”), the lenders from time to time party thereto and Wilimington Trust, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:
Date:

K-3-1

EXHIBIT K-4

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN PARTICIPANTS THAT ARE

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among TriNet HR Corporation (the “Borrower”), TriNet Group, Inc. (“Holdings”), the lenders from time to time party thereto and Wilimington Trust, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:
Date:

K-4-1

EXHIBIT L

[FORM OF] PROMISSORY NOTE

$[ ]	[ , ]

For value received, the undersigned TriNet HR Corporation (the “Borrower”), hereby promises to pay to [             ] (“Payee”) the principal amount of [             ] Dollars ($[ ]) or, if less, the aggregate outstanding principal amount of the Loans (as defined in the Credit Agreement referred to below) made by the Payee to the Borrower, together with interest on the unpaid principal amount of such Loans on such date, until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as defined below). The Borrower may make prepayments on this Note in accordance with the terms of the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Second Lien Credit Agreement dated as of August 20, 2013 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among TriNet HR Corporation, TriNet Group, Inc., the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Loans by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note. Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

L-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

TRINET HR CORPORATION

By:
Name:
Title:

L-2